EXHIBIT 4.15

Schedule 5 (Audited Financial Statements) to this exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish a copy of the omitted schedule to the SEC upon request.
Schedule 3 (Guarantee Agreement dated 12 December 2025) to this exhibit has been filed as Exhibit 4.17.

Freedom Finance SPC Ltd.
(Incorporated as a special purpose company under the legislation of the Astana International Financial Centre)
U.S.$1,000,000,000 Bond Programme
Freedom Finance SPC Ltd. (the “Issuer” or “FFSPC”) has established U.S.$1,000,000,000 second bond programme (the “Programme”) valid until 31 December 2040, pursuant to which the Issuer may from time-to-time issue bonds (the “Securities” or the “Bonds”, and each a “Bond”) in accordance with the Acting Law of the Astana International Financial Centre (the “AIFC”). Each series of Bonds issued under the Programme is hereinafter referred to as “Tranche”. The Programme may be comprised of one or more Tranches. This document constitutes the prospectus of the Programme (the “Prospectus”) described herein and has been prepared by the Issuer pursuant to Section 1.3 of the AIFC Market Rules (AIFC Rules No. FR0003 of 2017). The Prospectus determines terms that are general to each Tranche. Terms of the Bonds not pointed out in this Prospectus will be specified in the relevant offer terms (the “Offer Terms”). Full information on the Issuer and the offer of the Bonds is only available based on this Prospectus and relevant Offer Terms. This Prospectus has been published on the website of the Astana International Exchange Ltd. (the “AIX”) at https://www.aix.kz via the AIX Regulatory Announcement Services and on the website of the Issuer at https://fbroker.kz/products/freedombonds. The Offer Terms of each Tranche will be published on the AIX and the Issuer’s websites accordingly.
Application has been made for the Bonds issued under the Programme to be admitted to the Official List of the AIX and to be admitted to trading on the AIX. In order for Bonds to be admitted to the Official List of the AIX and to be admitted to trading by the AIX this Prospectus and the Offer Terms under each such Tranche will be delivered to the AIX for approval before the date of admission to the Official List of the Bonds of such Tranche.
AIX does not guarantee that the Bonds will be admitted to the Official List of the AIX. The AIX reserves the right to grant admission of the Bonds to the Official List of the AIX only where it is satisfied that such admission is in accordance with the Acting Law of the AIFC, including AIX Business Rules. The Issuer did not seek independent legal advice with respect to listing the Bonds on the AIX in accordance with this Prospectus.
AIX and its related companies and their respective directors, officers and employees do not accept responsibility for the content of this Prospectus including the accuracy or completeness of any information or statements included in it. Liability for the Prospectus lies with the issuer of the Prospectus and other persons such as Experts whose opinions are included in the Prospectus with their consent. Nor has AIX, its directors, officers or employees assessed the suitability of the securities to which the Prospectus relates for any particular investor or type of investor. If you do not understand the contents of this Prospectus or are unsure whether the Securities are suitable for your individual investment objectives and circumstances, you should consult an authorized financial advisor.
No representation or warranty, expressed or implied, is made by the Lead Manager as to the accuracy or completeness of the information set forth in this Prospectus, and nothing contained in this Prospectus is, or shall be relied upon as a promise or representation, whether as to the past or the future. The Lead Manager does not assume any responsibility for the accuracy or completeness of the information contained in this Prospectus.
Under no circumstances shall this Prospectus constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction outside AIFC or under any circumstances in which such offer, solicitation or sale is not authorized or would be unlawful. Recipients of this Prospectus who intend to subscribe for or purchase the Bonds are reminded that any subscription or purchase may only be made on the basis of the information contained in the Prospectus.
These Bonds constitute debt instruments. An investment in the Bonds involves risks. By subscribing to the Bonds, investors lend money to the Issuer who undertakes to pay interest on a regular basis as indicated in the relevant Offer Terms for each Tranche and to reimburse the principal within 15 (fifteen) calendar days starting from the Maturity Date. In case of bankruptcy or default by the Issuer, investors may not recover the amounts they are entitled to and risk losing all or part of their investment. The Bonds are intended for investors who are capable of evaluating interest rates in light of their knowledge and financial experience. An investment decision must solely be based on the information contained in the present Prospectus. Before making any investment decision, investors must read the Prospectus in its entirety (and, in particular, Clause “Risk factors” in the Prospectus). Each potential class of investor must investigate carefully whether it is appropriate for them to invest in the Bonds, taking into account his or her knowledge and experience and must, if needed, obtain professional advice before making an investment in the Bonds.

SINCE THE BONDS ARE RECOGNISED AS BONDS OF FREEDOM HOLDING CORP. IN ACCORDANCE WITH THE U.S. TAX LAWS, IT IS IMPORTANT FOR THE U.S. AND NON-U.S. BONDHOLDERS TO READ THE FOLLOWING INFORMATION.
Under the U.S. tax laws, coupon interest payments on the Bonds will be deemed to be payable from a source in the United States. Coupon interest payments made to the non-U.S. Bondholder generally will be subject to U.S. withholding tax at the rate of 30% unless the non-U.S. Bondholder provides FFSPC on the Record Date of each coupon period (in accordance with clause 3.6. “Notices” of the Securities Notes section) with a properly executed IRS Form W-8BEN (for individuals) or W-8BEN-E (for legal entities which are not flow through entities for tax purposes) or other relevant IRS Form, establishing an exemption from, or reduction of the withholding tax. Prospective investors should carefully read clause 3.7 “Taxation” of the Securities Notes section. Each prospective investor should consult their own tax advisors regarding any reporting obligations they may have as a result of their acquisition, ownership or disposition of the Bonds.
Lead Manager
Freedom Finance Global PLC
The date of this Prospectus is 17 December 2025

CONTENTS
PROSPECTUS SUMMARY.. 3
1. Introduction. 3
2. Key Information on the Issuer 3
2.1. The Issuer of the Bonds. 3
2.2. Key financial information on the Issuer 3
2.3. Key risks that are specific to the Issuer/FRHC.. 4
3. Key Information on the Securities. 4
3.1. Terms and conditions of the Securities. 4
3.2. Information on trading of the Securities. 5
3.3. Key risks specific to the Securities. 5
4. Key information on the admission to trading. 5
4.1. Conditions and timetable for investing in the Securities. 5
4.2. The purpose of the Prospectus. 5
REGISTRATION DOCUMENT. 7
1. Information about the Issuer 7
1.1. General information. 7
1.2. Investments. 7
2. Operational and financial overview.. 7
2.1. Actual and proposed business activities: 7
2.2. Risk factors. 12
2.3. Production and sales trends. 33
3. Articles of Association and organizational structure. 34
3.1. Articles of Association. 34
3.2. Group structure. 36
4. Assets. 36
4.1. Material contracts. 36
5. Capital 37
5.1. Share capital 37
6. Management of the Issuer 37
6.1. Details relating to the Board of Directors and senior managers (“Key Persons”) 37
6.2. Other information relating to Key Persons. 41
7. Financial information about the Issuer 41
7.1. Historical financial information about the Issuer 41
8. Other information relating to the Issuer 42
8.1. Information about auditors. 42
8.2. Connected Persons. 42
8.3. Legal and other proceedings against the Issuer 42
9. Responsibility for the Content of the Prospectus 42
9.1. Responsibility Statement 42
9.2. Expert opinions included in the Prospectus. 42
10. Documents on display. 42
SECURITIES NOTES. 43
1. Key information. 43
1.1. Risk factors material to the Securities. 43
1.2. Reasons for the offer 43
1.3. Creditworthiness of the Issuer 43
2. Information relating to the Securities offered/admitted to trading. 43
2.1. General information relating to the Securities. 43
3. Terms and conditions of the Offer 45
3.1 Payments. 45
3.2 Penalty. 46
3.3 Events of Default 46
3.4 Early redemption. 46
3.5 Meetings of the Bondholders. 46
3.6 Notices. 47
3.7 Taxation. 47
4. Other information. 48
4.1. Audit and source of information including use of expert reports. 48
5. Admission to listing and trading. 48
GLOSSARY.. 49
SCHEDULE 1. RESPONSIBILITY STATEMENT. 51
SCHEDULE 2: FORM OF OFFER TERMS TEMPLATE. 52
SCHEDULE 3. GUARANTEE AGREEMENT DATED 12 DECEMBER 2025. 54
SCHEDULE 4. GROUP STRUCTURE. 55
SCHEDULE 5. AUDITED FINANCIAL STATEMENTS. 59

PROSPECTUS SUMMARY
1.Introduction
The Prospectus Summary should be read as an introduction to Prospectus. Any decision to invest in Securities should be based on a consideration of the Prospectus as a whole by an investor. These Securities (Bonds) constitute debt instruments. An investment in the Bonds involves risks. By subscribing to the Bonds, investors lend money to the Issuer who undertakes to pay interest and to reimburse the principal within 15 (fifteen) calendar days of the Maturity Date. In case of bankruptcy or default by the Issuer, investors may not recover the amounts they are entitled to and risk losing all or part of their investment. Civil liability attaches only to those Persons who have tabled the summary including any translation thereof, but only where the summary is misleading, inaccurate or inconsistent, when read together with the other parts of the Prospectus, or where it does not provide, when read together with the other parts of the Prospectus, key information in order to aid investors when considering whether to invest in such Securities.

Issuer	Freedom Finance SPC Ltd., identification number 210540900127. Address: 16, Dostyk Street, Talan Towers offices, floor 26, Astana, Kazakhstan. Telephone: +7 701 958 01 27. E-mail: ffspc@ffin.kz.
Programme	U.S.$1,000,000,000 Programme valid until 31 December 2040.
Prospectus
This Prospectus was approved by the AIX on 17 December 2025. The Prospectus was approved by the Special Resolution of the Issuer on 24 September 2025. The contact details of the AIX are:
Address: 55/19 Mangilik El str., Block C 3.4, Astana, Kazakhstan, Z05T3C4
Telephone: +7 (717) 223 53 66.

2.Key Information on the Issuer
2.1.The Issuer of the Bonds

Issuer	Freedom Finance SPC Ltd., incorporated as a special purpose company of the Astana International Financial Centre under the identification number 210540900127.
Principal activities
The Issuer is a subsidiary of Freedom Holding Corp. (“FRHC”). The main activity of the FFSPC is raising funds through issuing and placing bonds for the sole purpose of financing loans in favor of the parent company Freedom Holding Corp.
FRHC is a public company incorporated under the laws of Nevada, USA. It conducts financial activities, retail brokerage, investment consulting, securities trading, investment banking, underwriting, commercial banking and insurance services through its subsidiaries.

Major shareholders	FRHC. Ultimate beneficiary owner is Timur Turlov (69.335%).
Director of FFSPC	Olga Baskakova acts as a Director and a Secretary of the FFSPC.
Board of Directors	1.Yevgeniy Ler – Chairman of the Board. 2.Sergey Lukyanov – Member of the Board. 3.Madina Mantayeva – Member of the Board, Independent Director.
Auditors
Deloitte LLP. Address: 36 Al-Farabi ave., Almaty, Kazakhstan, 050000.
Telephone: + 7 (727) 258-13-40, e-mail: info@deloitte.kz
ALMIR CONSULTING LLP. Address: 19, Al-Farabi Ave., Nurly Tau Business Center, block 2b, 403 office, Almaty, Kazakhstan.
Telephone: +7 (727) 311-01-18, 311-01-19, 311-01-20, e-mail: almirconsulting@mail.ru

2.2.Key financial information on the Issuer
The main activity of the FFSPC is raising funds through issuing and placing bonds for the sole purpose of financing loans in favor of the parent company Freedom Holding Corp. The independent auditors of the FFSPC are:
•Branch of SFAI Kazakhstan in the AIFC issued independent auditor’s report in respect of the FFSPC’s financial statements for the year ended 31 March 2025;
•ALMIR CONSULTING LLP issued independent auditor’s report in respect of the FFSPC’s financial statements for the year ended 31 March 2024, and
•Deloitte LLP issued independent auditor’s report in respect of the FFSPC’s financial statements for the year ended 31 March 2023.

Balance sheet, USD thousands	31 March 2023	31 March 2024	31 March 2025
Total Assets	57,413	266,779	465,324
Total Liabilities	60,113	270,772	472,725
Total Equity	(2,700)	(3,993)	(7,401)

Income statement, USD thousands	Year ended on 31 March 2023	Year ended on 31 March 2024	Year ended on 31 March 2025
Revenue	2,011	10,489	36,597
Profit (loss) for the year	(1,576)	(2,041)	(3,408)

Cashflow statement, USD thousands	Year ended on 31 March 2023	Year ended on 31 March 2024	Year ended on 31 March 2025
Net cash flow from operating activities	239	(800)	(110)
Net cash flow from investing activities	(45,181)	(52,553)	(339,221)
Net cash flow from financial activities	45,365	207,048	200,000
2.3.Key risks that are specific to the Issuer/FRHC
The Issuer is a subsidiary of FRHC. The main activity of the FFSPC is raising funds through issuing and placing bonds for the sole purpose of financing loans in favor of the parent company FRHC. The risks and uncertainties described in the risk factors below relate to the activities of the FRHC. For more details, please see clause “Risk factors” of the Registration Document section of the Prospectus.
1.Risks Related to Business and Operations
2.Risks related to the Global political, regulatory and economic environment.
3.Risks related to information technology and cybersecurity
4.Taxation risks related to FRHC’s international operations.
5.Risks related to FRHC’s corporate structure and internal operations.

3.Key Information on the Securities
3.1.Terms and conditions of the Securities

The Issue
U.S.$1,000,000,000 Programme valid until 31 December 2040
When counting the aggregate principal amount of the Programme, Bond issued in currencies other than U.S.$ will be included at the official exchange rate of the National Bank of the Republic of Kazakhstan as at the date of admission of the relevant Tranche to trading on the AIX.

Currency	Currency of each Tranche shall be specified in the relevant Offer Terms.
Number and Nominal Value of the Bonds	Number of Bonds and Nominal Value of each Tranche shall be specified in the relevant Offer Terms.
Rights attached to the Securities
The Bondholders have the right to:
•Receive coupon interest payments in the time and amount stipulated by the Prospectus and relevant Offer Terms of each Tranche.
•Receive Nominal Value upon redemption in the time and amount stipulated by the Prospectus and relevant Offer Terms of each Tranche.
•Freely transfer the Bonds.
•Receive information concerning the Issuer’s operations.
•Attend, participate in and vote at meetings of the Bondholders in accordance with the terms and conditions of the Bond specified in the Securities Note section of the Prospectus.
•Require that the Bonds shall immediately become due and repayable at their Nominal Value together with accrued coupon interest if any of the events mentioned in clause 3.3 of Securities Notes occurs and continues for more than 30 (thirty) calendar days.

Ranking
The Issuer shall ensure that at all times the claims of the Bondholders against it under the Bonds rank at least pari passu with the claims of all its other unsecured creditors, save those whose claims are preferred by any bankruptcy, insolvency, liquidation or similar laws of general application, as well as per applicable AIFC rules and regulations.

Restrictions on the free transferability
The Bonds are freely transferable and, once admitted to the Official List of the AIX, shall be transferable only in whole in accordance with the applicable rules and regulations of the AIX amended from time to time.

Guarantees attached to the Securities
The payment of all amounts including interest and (or) principal and (or) penalty owing by the Issuer in respect of the Bonds issued under the Programme will be unconditionally and irrevocably guaranteed by FRHC in accordance with the Guarantee agreement dated 12 December 2025 (included in Schedule 3 of this document).
Under the terms of the Guarantee agreement, FRHC shall be jointly liable to the Bondholders for the Issuer’s performance of the obligations to pay off the principal amount of the Bonds, the amount of accrued interest, fees, forfeits, penalties, fines, debt recovery-related litigation fees, caused by the Issuer’s non-performance and (or) improper performance of obligations under the Bonds placed in accordance with the relevant Offer Terms of the tranche of the Bonds and the Prospectus.
For detailed information about FRHC please also see 10-K annual reports and 10-Q quarterly reports of FRHC published on the AIX website and the United States Securities and Exchange Commission.

3.2.Information on trading of the Securities
Trading information on each Tranche will be specified in the relevant Offer Terms.
3.3.Key risks specific to the Securities
1.The Bonds are subject to modification, waivers and substitution.
2.Delisting of the Bonds from the Official List of the AIX may subject gains and coupon interest payments on the Bonds to tax in the Republic of Kazakhstan.
3.The market price of the Bonds may be volatile.
4.The guarantor might default on any payments related to the Bonds.

4.Key information on the admission to trading
4.1.Conditions and timetable for investing in the Securities

Admission to trading
Each Tranche issued under the Programme is expected to be admitted to trading on AIX. Details for admission of each Tranche will be provided in the relevant Offer Terms.
AIX is expected to be the main stock exchange for the Bonds issued under the Programme.
The Issuer, at its own discretion, may apply for listing of the Bonds on any other stock exchange subject to applicable rules and regulations of such other stock exchange and Offer Terms of the Bonds.

Plan for distribution	Subject to applicable laws and regulations the Bonds will be offered in or from AIFC to a wide range of investors.
Offering method
The offering of the Bonds will be made through the trading system of the AIX in accordance with the AIFC Market Rules, AIX Business Rules, AIX Central Securities Depository Business Rules and relevant AIX market notices. Trading methods will be specified in the Offer Terms for each Tranche.

Offer period	The offer period including opening and closing dates shall be specified in the relevant Offer Terms of each Tranche.
Selling restrictions
The offering and sale of the Bonds is subject to applicable laws and regulations and the Bonds may not be sold to public in other jurisdictions outside AIFC, including without limitation the United Kingdom, the European Economic Area, other than in compliance with applicable laws and regulations. The Bonds have not and will not be registered under the U.S. Securities Act of 1933 or the securities laws of any state of the United States and may not be offered, sold or delivered within the United States or to, or for the account or benefit of, U.S. persons.

Notification process for investors
Prior to the start of the trading, AIX will publish a market notice specifying the first day of trading on its website:
https://aix.kz/news-announcements/aix-market-notices/
All other significant announcements will be made by the Issuer via the AIX Regulatory Announcement Service:
https://aix.kz/listings/continuous-disclosure-obligations/company-disclosures-2/

Estimated expenses	Shall be specified in the relevant Offer Terms.
4.2.The purpose of the Prospectus
This Prospectus has been produced in connection with the application for the Bonds to be admitted to the Official List of the AIX and trading on the AIX.

Reasons for the issuance/Use of proceeds
The proceeds received by the Issuer from the issue of the Bonds shall be transferred in the form of loans to the parent company Freedom Holding Corp., which intends to use the net proceeds from the sale of the Bonds for repayment or refinancing of debt, business expansion and general corporate purposes.

Estimated net amount of proceeds	Shall be specified in the relevant Offer Terms.
Lead Manager	Freedom Finance Global PLC, Astana, Esil district, Dostyk street, building 16, non-residential facility No.2, 010016, the Republic of Kazakhstan.
Conflict of interest	No person involved in the offering of the Bonds has any interest in the offering, which is material to the offering.

REGISTRATION DOCUMENT
1.Information about the Issuer
1.1.General information

The full legal name of the Issuer	Freedom Finance SPC Ltd.
Legal form of the Issuer	Special purpose company.
The country of incorporation of the Issuer
•The Issuer was incorporated on 24 May 2021 as a special purpose company of the Astana International Financial Centre under the business identification number 210540900127 in accordance with the AIFC Special Purpose Company Rules (AIFC Rules No. GR0001 of 2017), as amended from time to time.
•The contact details of the Issuer are:
Address: 16, Dostyk Street, Talan Towers offices, floor 26, Astana, Kazakhstan.
Telephone: +7 701 958 01 27. E-mail: ffspc@ffin.kz.

1.2.Investments
The main activity of the FFSPC is raising funds through issuing and placing bonds for the sole purpose of financing loans in favour of the parent company FRHC. FFSPC does not have investment activities, the investments described below relate to the activities of the FRHC in Kazakhstan, Uzbekistan, Kyrgyzstan, Cyprus, Germany, the United Kingdom, United States, Greece, Spain, France, Poland, Armenia, Azerbaijan, Turkey and United Arab Emirates.
Investments made in the financial year ended 31 March 2025
Total investments exceeded U.S.$553.0 mln, mainly consisting of investments in fixed assets – U.S.$95.3 mln and purchase of available-for-sale securities, at fair value of U.S.$457.7 mln.
Investments made in the financial year ended 31 March 2024
Total investments exceeded U.S.$273.7 mln, mainly consisting of investments in fixed assets – U.S.$43.8 mln and purchase of available-for-sale securities, at fair value of U.S.$229.9 mln.
Investments made in the financial year ended 31 March 2023
Total investments exceeded U.S.$368.6 mln, mainly consisting of investments in fixed assets – U.S.$38.5 mln and purchase of available-for-sale securities, at fair value of U.S.$330.0 mln.
Investments made in the financial year ended 31 March 2022
Total investments exceeded U.S.$254.3 mln, mainly consisting of investments in fixed assets – U.S.$5.6 mln and purchase of available-for-sale securities, at fair value of U.S.$248.7 mln.
2.Operational and financial overview
2.1.Actual and proposed business activities:
The main activity of the FFSPC is raising funds through issuing and placing bonds for the sole purpose of financing loans in favor of the parent company FRHC. Described below is the actual and proposed business activities, including corporate history, description of business lines, revenue breakdown and information regarding the competition of FRHC.
For purposes of the Registration Document part of the Prospectus, references herein to the “we”. “our”, “us”, “our company”, “our business” and “Freedom” mean Freedom Holding Corp. together with its subsidiaries.
FRHC is a corporation organized in the United States under the laws of the State of Nevada that through its operating subsidiaries provides securities brokerage, securities dealing for customers and for our own account, market making activities, investment research, investment counseling, retail and commercial banking, insurance products, payment services, information processing services and lifestyle services. FRHC also owns several ancillary businesses which complement its core financial services businesses, including telecommunications and media businesses in Kazakhstan that are in a developmental stage. FRHC is the holding company of subsidiaries incorporated in Kazakhstan, Cyprus, the United States (USA), the United Kingdom (UK), Armenia, the United Arab Emirates, Uzbekistan, Kyrgyzstan, Tajikistan, Azerbaijan, and Turkey, and FRHC and the companies of its group also have representative offices in Austria, Belgium, Bulgaria, France, Germany, Greece, Italy, The Netherlands, Poland, Lithuania and Spain. FRHC’s subsidiaries in the United States include a broker-dealer that is registered with the United States Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority (“FINRA”). FRHC’s common stock is traded on the Nasdaq Capital Market, the Kazakhstan Stock Exchange (“KASE”), and the Astana International Exchange (“AIX”).

Corporate history of FRHC
Reverse Acquisition Transaction
FRHC was originally incorporated in the State of Utah in July 1981. In December 2004 FRHC redomiciled to the State of Nevada. In November 2015, FRHC entered into a reverse acquisition agreement with Timur Turlov changing the entity’s name from BMB Munai, Inc. to Freedom Holding Corp. and to acquire from him 100% ownership interests in FFIN Securities, Inc. (now a dormant company), Freedom Finance Europe Limited, and LLC Investment Company Freedom Finance and its wholly owned subsidiary, Freedom Finance JSC. These acquisitions closed in several stages from November 2015 to November 2017 as required audits and regulatory approvals were received.
Legacy Operations
FRHC’s legacy brokerage operations were acquired and developed by Timur Turlov. He acquired Beliy Gorod Ltd. in Moscow, Russia, in 2010 and renamed it LLC Investment Company Freedom Finance in 2011. In 2013 LLC Investment Company Freedom Finance acquired Freedom Finance JSC from unrelated third parties. In 2014, Freedom Finance JSC rolled out a branch office network of 14 offices across Kazakhstan and opened 20,000 customer brokerage accounts. Freedom Finance Europe Limited was organized in August 2013 and completed its regulatory licensing in May 2015.
In July 2014, Timur Turlov established Freedom Securities Trading Inc. (formerly FFIN Brokerage Services, Inc.) (“FST Belize”), a corporation registered in and licensed as a broker dealer in Belize, to provide brokerage services to customers seeking to purchase or trade securities in the international securities markets. FST Belize is 100% owned by Timur Turlov and is not part of FRHC’s group of companies.
Significant Recent Milestones
•On 26 September 2019 FRHC’s shares were approved for listing on Nasdaq and the shares began trading on Nasdaq on 15 October 2019.
•In December 2020 FRHC completed the acquisition of JSC Kassa Nova Bank, a Kazakhstan consumer bank with 10 branch offices across Kazakhstan, which were subsequently renamed Bank Freedom Finance Kazakhstan JSC.
•In December 2020 FRHC completed the acquisition of Freedom Capital Markets, a registered agency-only execution broker-dealer on the floor of the New York Stock Exchange, which represented our initial entry into the U.S. market.
•On 17 May 2022 FRHC completed the acquisition of two insurance companies, Freedom Finance Life JSC and Freedom Finance Insurance JSC. These two companies were 100% controlled by FRHC’s chief executive officer, chairman and majority shareholder, Timur Turlov.
•In February 2023 FRHC completed the divestiture of its Russian subsidiaries.
Business lines of FRHC
Securities Brokerage Services
FRHC provides comprehensive range of securities brokerage services to individuals, businesses and financial institutions. Depending on the region, our brokerage services may include securities trading and margin lending. Customers can establish accounts and conduct securities trading with transaction-based pricing both through online tools and at retail locations. We market our brokerage services through a number of channels, including telemarketing, training seminars and investment conferences, print and online advertising using social media, mobile app and search engine optimization activities. We offer full-service retail brokerage services covering a broad array of investment alternatives including exchange-traded and over-the-counter corporate equity and debt securities, money market instruments, derivatives, government bonds, and mutual funds. A substantial portion of our revenue is derived from commissions from customers through accounts with transaction-based pricing. Brokerage commissions are charged on investment products in accordance with a schedule that aligns with local practices in the markets where we operate. We provide our brokerage customers with access to the U.S. stock markets, and a significant amount of our brokerage business relates to trading in U.S.- exchange listed and OTC securities by our brokerage customers.
A majority of our non-US customer brokerage transactions are executed through over-the-counter (OTC) arrangements with our non-U.S. market maker customer. All such transactions are carried out under margin-trading principles. These transactions are typically internalized with the market maker customer acting in the principal capacity and are settled on a cash basis through a prime broker and clearing firms. Under this margin-account settlement process, the securities are credited to the purchaser and, where necessary, borrowed by a market maker customer within the prime broker’s and clearing firm’s custody, thereby eliminating any external delivery or locate requirement at execution. Relevant short positions are sufficiently collateralized by securities and cash in the market maker customer’s margin account. We use the services of third-parties, including some U.S.-registered securities broker dealer and clearing firms to execute our trades. Our execution practices are designed to provide competitive outcomes for customers, including access to a broad range of liquidity sources, efficient price formation, and adherence to internationally recognized standards for best execution. We apply risk management controls that include counterparty oversight, exposure monitoring, and sufficient collateralization.
These execution models differ from those employed by U.S. broker-dealers that operate within U.S. domestic clearing and custody frameworks. Market structures, execution logistics, and post-trade arrangements may vary across jurisdictions, where we operate and may not be directly comparable to U.S.-based models.

For individual and institutional brokerage customers, we may enter into arrangements for securities financing transactions in respect of financial instruments held by us on behalf of the customer or may use such financial instruments for our own account or the account of another customer. We maintain omnibus brokerage accounts for certain institutional brokerage customers, in which transactions of the underlying customers of such institutional customers are combined in a single account with us. We may use the assets within the omnibus accounts to finance, lend, provide credit or provide debt financing or otherwise use and direct the order or manner of assets for financing of other customers of ours.
We grant margin loans to our brokerage customers, collateralized by securities and cash in the customer's account, for application to a portion of the purchase price of securities, and we receive income from interest charged on such margin loans.
Retail Brokerage
We offer full-service retail brokerage services covering a broad array of investment alternatives including exchange-traded and over-the-counter corporate equity and debt securities, money market instruments, exchange traded options and futures contracts, government bonds, and mutual funds. A substantial portion of our revenue is derived from commissions from customers through accounts with transaction-based pricing. Brokerage commissions are charged on investment products in accordance with a schedule we have formulated that aligns with local practices. We provide our brokerage customers with access to the U.S. stock markets, and a significant amount of our brokerage business relates to trading in U.S.-exchange listed and OTC securities by our brokerage customers. We use the services of third-party U.S.-registered securities broker dealer and clearing firms to execute substantially all of our trades in the U.S. market.
As of March 31, 2025 and 2024, respectively, we had approximately 683,000 and 530,000 total brokerage customer accounts respectively, of which more than 63% and 58% respectively had positive cash or asset account balances. As of March 31, 2025, we had approximately 151,000 active accounts, as compared to 96,000 active accounts as of March 31, 2024. We define “active accounts” as those from which at least one transaction occurred in the quarter prior to the date of calculation. The increases in the number of brokerage customer accounts during the fiscal years ended March 31, 2025 and 2024 were due to organic growth of our brokerage business.
Investment Banking Services
Our investment banking business, which includes underwriting and market making activities, is carried out by professionals in Kazakhstan, Uzbekistan and the United States who provide strategic advisory services and capital markets products. Our investment banking team focuses on multiple sectors including consumer and business services, energy, financial institutions, real estate, technology, media and communications. In particular, in Kazakhstan many commercial banks are primarily focusing their financing activities on large or state-owned enterprises, and commercial lending sources impose loan structures and debt covenants that preclude many companies from obtaining such lending. This has created growing interest in and demand for our investment banking services in Kazakhstan. In the United States, our investment banking activities include, among others, underwriting of debt and equity offerings on both a ”best efforts” and a firm commitment basis.
In the equity capital markets area, we provide capital raising solutions for corporate customers through initial public offerings and follow-on offerings, including listings of companies on stock exchanges. We focus on companies in growth industries and participate as market makers in our underwritten securities offerings after the initial placements of shares.
In the debt capital markets area, we offer a range of debt capital markets solutions for emerging growth and small market companies. We focus on structuring and distributing private and public debt for various purposes including buyouts, acquisitions, growth capital financings, and recapitalizations. In addition, we participate in bond financings for both sovereign and corporate issuers in the emerging markets.
Commercial Banking
In FRHC’s banking segment FRHC offer a range of retail and commercial banking products and services in Kazakhstan. With total assets exceeding $4.4 billion as of March 31, 2025, Freedom Bank Kazakhstan JSC (“Freedom Bank KZ”) is ranked among the top eight institutions in the country based on total assets as of April 1, 2025, according to National Bank of Kazakhstan (the “NBK”) and serves more than 2.5 million retail, SME and corporate customers. The bank extends our capital-markets heritage into everyday finance, providing the funding, payments and credit backbone of the wider Freedom ecosystem.
As of March 31, 2025, Freedom Bank KZ assets decreased by 10%, trading portfolio decreased by 38%, loan portfolio increased by 16%, deposit portfolio increased by 41%, held-to-maturity and available-for-sale securities increased by 100% in comparison with March 31, 2024. As of March 31, 2025, we had 3,003 employees in our Banking segment, all of which were full-time employees.
In Kazakhstan, the Kazakhstan Deposit Insurance Fund (“KDIC”) administers the deposit insurance system. The KDIC insures deposits in the case of liquidation of a bank-member of the KDIC fund. Deposits are insured up to 20 million Kazakhstan tenge (approximately $40,000 as of March 31, 2025) per customer. In our Banking segment we also conduct proprietary securities trading activities.
Insurance
On 17 May 2022, we acquired two insurance companies in Kazakhstan, a life insurance company Freedom Finance Life JSC, and a direct insurance carrier, excluding life, health and medical, Freedom Finance Insurance JSC. Prior to our acquiring these companies, each was wholly owned by our controlling shareholder, chairman and chief executive officer, Timur Turlov. We acquired these companies from him at the historical cost paid by him plus amounts he has contributed as additional paid in capital since his purchase. These companies were not initially acquired directly by us because at the time they were put on the market for sale by their prior owner they did not have audit reports conforming to U.S. GAAP standards and had not demonstrated sustained profitability. We do not consider the acquisition of these insurance companies to be material in the context of our group as a whole. The purchase price for Freedom Finance Insurance JSC was U.S.$12.4 million and the purchase price for Freedom Finance Life JSC was U.S.$12.1 million.
We believe incorporating the offerings of these insurance companies with our existing brokerage and banking product and service lines, along with our developing fintech ecosystem in Kazakhstan, will allow us to create a significant sustainable competitive advantage in Kazakhstan as an integrated, efficient and convenient single source for financial services.
Freedom Finance Life JSC
Freedom Finance Life JSC was established in 2014 and was acquired by Timur Turlov in 2019. Freedom Finance Life JSC provides a range of health and life insurance products to individuals and businesses, including life insurance, health insurance, annuity insurance, accident insurance, obligatory worker emergency insurance, travel insurance and reinsurance.
As of March 31, 2025, Freedom Life had 572,872 customers and 1,038,516 active contracts. “Active contracts” refers to insurance policies that are currently in force, meaning they have been issued and are not expired, canceled, or otherwise inactive as of the reporting date. As of March 31, 2025, Freedom Life had total assets of approximately $554 million and total liabilities of approximately $465.9 million. During the fiscal year ended March 31, 2025, Freedom Life experienced a 156% increase in gross insurance premiums written as compared to the fiscal year ended March 31, 2024 and recognized a net profit of approximately $15.3 million. As of March 31, 2025, Freedom Life’s market share in the Kazakhstan life insurance market was 25% based on gross written premiums for life insurance, and it held an approximately 74% market share in the Kazakhstan voluntary life-related accident insurance market, in each case according to the National Bank of Kazakhstan (NBK).
Freedom Finance Insurance JSC
Freedom Finance Insurance JSC operates in the “general insurance” industry, was established in 2009 and was acquired by Timur Turlov in 2019. Freedom Finance Insurance JSC is the leader in online insurance in Kazakhstan and offers various general insurance products in property (including automobile), casualty, civil liability, personal insurance and reinsurance. In 2021 Freedom Finance Insurance JSC was recognized by online and print magazine Global Banking & Finance Review as the Best Online Insurance Company Kazakhstan, Best General Insurance Company Kazakhstan and Best Auto Insurance Company Kazakhstan.
Freedom Finance Insurance JSC distributes its products and services through different channels such as the internet, payment terminals and a call center. By utilizing its digital solutions, Freedom Finance Insurance JSC’s customers can purchase Freedom Finance Insurance JSC products within five minutes and have a personal account for managing policies.
On 31 March 2023, Freedom Finance Insurance JSC had 320,923 active contracts. As of March 31, 2025, Freedom Insurance had 597,375 customers and 824,838 active contracts. As of March 31, 2025, Freedom Insurance had total assets of approximately $157.4 million and total liabilities of approximately $105.5 million. During the fiscal year ended March 31, 2025, Freedom Insurance had an 107% increase in written insurance premiums received as compared to fiscal 2024 and recognized net profit of approximately $15.3 million. According to the NBK, as of March 31, 2025, Freedom Insurance had an approximately 6% share of the total Kazakhstan general insurance market based on total assets and had an approximately 7% share of the Kazakhstan car owners liability insurance market based on insurance premiums received.
Digital Fintech Ecosystem
Operating under the “Freedom” brand, our comprehensive suite of digital products and services enables our customers to engage in electronic trading and to monitor their accounts. Our flagship online trading platform Freedom Broker is designed for a wide range of investors featuring a comprehensive and user-friendly interface and secure infrastructure. The platform allows users to trade a diverse array of financial instruments, including stocks, options, and ETFs from major global exchanges such as the KASE, AIX, NYSE, Nasdaq, ATHEX, the London Stock Exchange, the Chicago Mercantile Exchange, the Hong Kong Stock Exchange and Deutsche Börse. In addition to trading capabilities, we have expanded our digital solutions to include mortgages, auto loans, and insurance products. We also operate Ticketon Events LLP (“Ticketon”), the largest online ticket sales company in Kazakhstan and Paybox platform, the digital payment aggregator which enables our customers to accept payments from buyers using a wide range of payment methods, including bank cards, online banking, electronic money, and more.
In April 2024, Freedom Bank KZ launched its mobile application, SuperApp, marking a significant milestone in the Kazakhstan financial technology sector. This innovative app consolidates all essential financial services into one platform, offering clients a seamless and convenient way to manage their finances. With SuperApp, clients can easily check their account balances, review transaction histories, make transfers and payments, open and manage deposits, obtain and repay loans, get access to investment, insurance, lifestyle and other products and services. The app also provides real-time portfolio monitoring, along with access to analytical reports and recommendations, empowering users to make well-informed investment decisions. SuperApp’s payment services enable users to pay utility and internet bills, mobile phone charges, and other expenses effortlessly. SuperApp not only enhances the user experience but also aligns with our strategic goals. Customer satisfaction is improved through easy access to all banking and investment services in a single app, coupled with an intuitive interface and personalized recommendations.
Going forward, we are prioritizing the further development of our digital fintech ecosystem by integrating our online and mobile brokerage services, banking offerings, insurance products, payment processing systems, and online commercial ticketing services. Our strategic objective is to provide customers with a comprehensive and usercentric digital experience, offering them convenient access to a wide array of financial products and services through a single platform. When achieving our strategic objectives, we rely heavily on information technology and its continuous development and innovation to offer our users a seamless customer interaction, meet their diverse needs, and ensure stringent adherence to regulatory requirements and information security standards. In alignment with our digital fintech ecosystem strategy, we are expanding our business by entering the telecommunications market in Kazakhstan and regional media industry in Central Asia.
We are seeking to establish a new independent telecommunications operator in Kazakhstan to provide a diverse range of telecommunications and telecommunications-related services to customers which may include, among others, high-quality internet connectivity, mobile virtual network operator (MVNO) services, WiFi access, over-the-top (OTT) streaming, internet protocol television (IPTV), traffic transit for operators and cloud solutions, subject to obtaining applicable licenses, acquisitions of telecom assets or entering into partnerships where required. Our new telecommunications business is operated by Freedom Telecom, a wholly-owned subsidiary of Freedom Holding Corp. incorporated under the laws of the AIFC.
Pursuing further development of our telecom business, on September 17, 2024 we completed the acquisition of a 100% interest in SilkNetCom LLP for a purchase price of approximately $23.9 million and on October 17, 2024 we completed the acquisition of a 100% interest in EliteCom LLP for a purchase price of approximately $3.0 million. SilkNetCom LLP is a company specializing in provider services, IT and construction of telecommunications networks in private and public sectors. EliteCom LLP specializes in telecommunications services, including Internet access, telephone services and cable television for individuals (B2C), provision of Internet access services for legal entities (B2B). Our strategy and budget for Freedom Telecom are currently being reassessed and are subject to revisions, which may be material.
During fiscal 2024, we established Freedom Media LLP (“Freedom Media”) as a subsidiary of Freedom Telecom that is intended to become a national media platform in Kazakhstan offering tailored streaming services to the Kazakhstan and broader Central Asia markets. This platform is expected to provide unlimited access to a diverse collection of TV shows, movies, documentaries, and exclusive content across multiple genres.
Other Segment
As of March 31, 2025, in our other segment we had 67 offices and 2,981 employees, including 2,933 full-time employees and 48 part-time employees, providing a range of services including payment processing, entertainment ticketing sales, online air and railway ticket purchase aggregation and an online retail trade and e-commerce services. In addition, we have established subsidiaries in Kazakhstan with a view to developing a telecommunications business and a media business, respectively, each of which is in the developmental stage. In our other segment we also conduct proprietary securities trading activities, which are mainly conducted by FRHC. The other segment accounted for $144.0 million, or 7%, of our total revenue, net for the fiscal year ended March 31, 2025. This revenue was mainly derived from provision of payment processing services, retail online ticket sales and online aggregation of purchasing air and railway tickets.
Revenue breakdown by segments of businesses

	Year ended 31 March 2025
STATEMENTS OF OPERATIONS (USD thousands)	Brokerage	Banking	Insurance	Other	Total
Fee and commission income	441,839	14,689	0	48,498	505,026
Net gain/(loss) on trading securities	10,487	(66,426)	1,843	(3,714)	(57,810)
Interest income	254,340	544,221	60,550	5,342	864,453
Insurance underwriting income	0	0	617,596	0	617,596
Net gain/(loss) on FX operations	7,021	8,750	2,621	33,292	51,684
Net gain/(loss) on derivative	734	5,284	0	6,386	12,404
Other income/(expense)	2,928	(370)	416	14,098	17,072
TOTAL REVENUE, NET	717,349	506,148	683,026	144,004	2,050,527

	Year ended 31 March 2024
STATEMENTS OF OPERATIONS (USD thousands)	Brokerage	Banking	Insurance	Other	Total
Fee and commission income	352,481	26,236	296	61,320	440,333
Net gain/(loss) on trading securities	33,483	87,459	14,114	(1,202)	133,854
Interest income	233,858	524,596	63,676	6,094	828,224
Insurance underwriting income	0	0	264,218	0	264,218
Net gain/(loss) on FX operations	(852)	78,174	(1,306)	(3,771)	72,245
Net gain/(loss) on derivative	(2,019)	(101,805)	0	30	(103,794)
TOTAL REVENUE, NET	616,951	614,660	340,998	62,471	1,635,080

	Year ended 31 March 2023
STATEMENTS OF OPERATIONS (USD thousands)	Brokerage	Banking	Insurance	Other	Total
Fee and commission income	299,070	18,208	128	9,809	327,215
Net gain/(loss) on trading securities	20,736	55,437	16,063	(21,152)	71,084
Interest income	64,654	177,561	41,007	11,473	294,695
Insurance underwriting income	0	0	115,371	0	115,371
Net gain/(loss) on FX operations	(347)	59,190	(1,846)	(4,843)	52,154
Net gain/(loss) on derivative	463	(65,291)	0	2	(64,826)
TOTAL REVENUE, NET	384,576	245,105	170,723	(4,711)	795,693
Regulatory oversight
We operate in highly regulated industries across several legal jurisdictions. The securities, banking, payment services and insurance business activities of our subsidiaries are subject to extensive regulation and oversight by the stock exchanges, central/national banks, governmental and self-regulatory authorities in the foreign jurisdictions where we conduct business activities. We expect that the regulatory environment will continue to raise standards and impose new regulations with which we will be required to comply in a timely manner.
We operate under various securities, banking and insurance licenses and must maintain our licenses in order to conduct our operations. As of March 31, 2025, we, through our subsidiaries, held: brokerage licenses in Kazakhstan issued by the Agency of the Republic of Kazakhstan for Regulation and Development of Financial Market (the “ARDFM”) and the Astana Financial Services Authority (the “AFSA”), in Cyprus issued by the Cyprus Securities and Exchange Commission (“CySEC”), in the United States issued by FINRA, in Armenia issued by the Central Bank of Armenia, and in Uzbekistan issued by the Ministry of Finance of the Republic of Uzbekistan; a foreign currency operations license in Kazakhstan issued by the ARDFM; banking licenses in Kazakhstan issued by the ARDFM and in Tajikistan issued by the National Bank of Tajikistan; insurance licenses (general and life) in Kazakhstan issued by the ARDFM; and payment services licenses in Kazakhstan, Uzbekistan and Kyrgyzstan.
We spend considerable resources in our general efforts to comply with the various regulations to which we are subject, and we expect this burden to continue in the future.
Competition
We face intense and evolving competition across all regions and service areas in which we operate. The financial services and brokerage industries, in particular, remain highly competitive and are marked by rapid technological advancements, changing regulatory frameworks, and increasing customer demand for integrated digital solutions and global market access.
We compete with international, regional, and local brokerage, banking, and financial services firms, many of which offer a broader array of services, possess greater capitalization, have more extensive global infrastructure, and benefit from well-established brand recognition. However, we believe our focus on innovation, customer-centric technology, and regional market expertise gives us distinct competitive advantages.
In Kazakhstan, our primary competitors in the brokerage space remain Halyk Finance, BCC Invest, and First Heartland Securities. While these firms benefit from strong domestic reputations and relationships, our integration with global capital markets through direct access to U.S. and European exchanges - coupled with digital brokerage infrastructure - positions us as a leader in cross-border investment facilitation in Central Asia.
In the banking sector, Freedom Bank KZ continues to expand its footprint. Its main competitors include Halyk Bank, Kaspi Bank, and Bank CenterCredit. While our competitors maintain dominant positions in retail and SME banking, we differentiate ourselves through our investment-driven banking model, digital-first service delivery, and unique synergy between our banking and brokerage operations, offering customers seamless integration of financial services under one platform.

In the insurance sector, Freedom Life and Freedom Insurance, operate in Kazakhstan’s competitive life and general insurance markets. Key life insurance competitors include Halyk-Life, Nomad Life, and European Insurance Company (EIC). In the non-life insurance segment, our main competitors are Eurasia Insurance Company, KommeskOmir, and Victoria Insurance Company. While these firms benefit from scale and long-standing market positions, we differentiate our offering through digital-first distribution, investment-linked insurance products, and integration with our banking and brokerage platforms.
In Europe, we compete with digital-first brokers such as eToro and Interactive Brokers. These firms offer scale, brand recognition, and user engagement through social trading (eToro) and broad market access (Interactive Brokers). Nonetheless, our European customers benefit from curated research, access to U.S. pre-IPO markets, and personalized service tailored to emerging market investors seeking to diversify internationally areas where we maintain a niche edge. In the United States, our competition includes boutique investment banks and capital markets firms such as Needham & Company, Craig-Hallum Capital Group, and Oppenheimer & Co. These institutions have longstanding customer bases and capital markets experience. However, we aim to distinguish ourselves by leveraging our cross-border capital raising capabilities, our presence in fast-growing emerging markets, and our strength in supporting undercovered issuers.
In 2024, we initiated a strategic expansion into the telecommunications and media sectors in Kazakhstan, supported by a large domestic bond issuance in the AIX. As a result, we may also face competition from leading telecommunications operators, such as Kazakhtelecom, Tele2/Altel, and Beeline Kazakhstan, as well as from domestic and international media content providers. This expansion represents a diversification strategy aligned with our vision of becoming a digital ecosystem that connects finance, media, and communications.
2.2.Risk factors
The main activity of the FFSPC is raising funds through issuing and placing bonds for the sole purpose of financing loans in favor of the parent company FRHC. The risks and uncertainties described in the risk factors below relate to the activities of the FRHC.
Risks Related to our Business and Operations
Our relatively limited operational history has coincided with sustained market growth, which may not be predictive of future operating results.
Our legacy brokerage operations were merged into our holding company, which is a Nevada-incorporated company, in several stages between November 2015 and 2017, and we have grown rapidly over the last several years. For example, our total revenue, net (after presenting our former Russian subsidiaries as discontinued operations) was $799.1 million for the fiscal year ended March 31, 2023, $1,666.4 million for the fiscal year ended March 31, 2024 and $2,050.5 million for the fiscal year ended March 31, 2025. Although we have sustained growth over several years, our operational life has been relatively limited compared to longer-term market and macroeconomic cycles. Our operating history has coincided with a period of general growth in the U.S. equity markets, as well as growth in the financial services and technology industries in which we operate. We therefore have not experienced any prolonged downturn or slowdown in macroeconomic or industry growth or any significant downturn in U.S. equity markets and cannot assure that we will be able to respond effectively to any such downturn or slowdown in the future. In addition, our results have been positively affected by net gains on trading securities, primarily driven by increases in market prices of Kazakhstan sovereign and quasi-sovereign debt securities held in our proprietary portfolio. As such, our recent growth should not be considered indicative of our future performance.
Further, as a result of the limited operating history of FRHC in its current form, and our rapid growth during sustained favorable market and economic conditions, we have limited financial data that can be used to evaluate our future prospects, which subjects us to a number of uncertainties, including our ability to plan for, model and manage future growth and risks. For example, there is currently significant uncertainty about the future relationship between the United States and various other countries with respect to trade policies and tariffs. This uncertainty could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, service providers, and other partners. In addition, political uncertainty surrounding international trade disputes and the potential of the escalation to trade war and global recession could have a negative effect on customer confidence, which could materially and adversely affect our business. We may have also access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, financial condition, and results of operations, as well as the financial condition of our customers. See also “Changes in U.S. or other countries trade policies, including the imposition of tarif s and retaliatory tarif s, may adversely impact our business, financial condition, and results of operations.” below.
We may not be able to manage our growth effectively.
We have experienced a rapid growth in our business over the recent periods. Specifically, our number of total retail brokerage customer accounts increased from approximately 370,000 as of March 31, 2023 to approximately 683,000 as of March 31, 2025. Our total number of employees increased from 3,689 employees as of March 31, 2023 to 8,764 employees as of March 31, 2025. Our total assets increased by 95% to $9.9 billion as of March 31, 2025 from $5.1 billion as of March 31, 2023. In addition, we have made a number of significant acquisitions in recent years, including the acquisitions of Freedom Bank KZ and PrimeEx in December 2020, and Freedom Life and Freedom Insurance in May 2022. Over the fiscal year ended March 31, 2025 we have also made a number of acquisitions, including the acquisition of SilkNetCom LLP (“SilkNetCom”) in September 2024.

There can be no assurance that we will be able to achieve a positive return on the investments we make in the expansion of our business. Moreover, our overall growth has required and will continue to require significant allocation of capital and management resources, further development of our financial, internal control processes, information technology systems and cybersecurity measures, continued upgrading and streamlining of our risk management systems and additional training and recruitment of management and other key personnel. At the same time, we must maintain a consistent level of customer services and current operations to avoid loss of business or damage to our reputation. If we fail to adequately manage growth, such failure may have a material adverse effect on our business, financial condition, results of operations and cash flows.
We anticipate that acquisitions will continue to play a key role in our growth strategy, but we may be unable to identify, acquire, complete or integrate acquisition targets successfully.
Acquisitions have been, and continue to be, a significant component of our growth strategy. However, there can be no assurance that we will be able to continue to grow our business through acquisitions as we have done historically prove to be correct.
We will continue to analyze and evaluate the acquisition of strategic businesses or product lines with the potential to strengthen our industry position, expand our customer base or enhance our existing service offerings. There is no assurance that we will identify or successfully complete transactions with suitable acquisition candidates in the future, nor is there assurance that completed acquisitions will be successful.
In addition, there are substantial risks associated with acquisitions and expansion into new business areas, including the risk that (i) our unfamiliarity with new lines of business may adversely affect the success of such acquisitions, (ii) revenue from such activities might not be sufficient to offset the development, regulatory and other implementation costs, (iii) competing products and services and shifting market preferences might affect the profitability of such activities, and (iv) our internal controls might be inadequate to manage the risks associated with new activities. There is also substantial cost and time expended to complete post-closing integration of acquisitions, including human resource training, data and technology systems and operational processes, and implementation of cybersecurity measures. We may also incur potential dilution of our brand, assumption of known and unknown liabilities, indemnities and potential disputes with the sellers. Any such difficulties could disrupt our ongoing business, distract our management and employees, increase our expenses and can also result in IT, information security and data protection incidents and adversely affect our results of operations. Furthermore, we cannot provide any assurance that we will realize the anticipated benefits and/or synergies of any such acquisition or investment.
We have engaged in related party transactions and arrangements, which exposes us to a number of risks.
We have engaged in related party transactions and arrangements, in particular with companies controlled by our Chief Executive Officer Timur Turlov, and we expect to continue to do so from time to time going forward.
For example, in the past, we engaged in a significant volume of transactions with our FST Belize affiliate through its omnibus account arrangement with our Freedom EU subsidiary. In fiscal 2025, 2024 and 2023 respectively, approximately —%, 14% and 60% of our fee and commission income was derived from transactions with FST Belize. Consistent with our plan to reduce and ultimately eliminate our omnibus brokerage relationship with FST Belize, we have encouraged customers of FST Belize to open accounts at brokerage companies within our group, in particular Freedom Global and Freedom AR, and conduct ongoing trading through such accounts. During the fiscal year ended March 31, 2024, we estimate that approximately 30,000 customers of FST Belize migrated their brokerage accounts to brokerage companies within our group. The Group wound down these arrangements with FST Belize before the end of fiscal 2024, leading to a decrease in related party transactions during the year ended March 31, 2025 as compared to the year ended March 31, 2024.
We have also engaged in other related party transactions and arrangements. For example, we have continuing involvement with an affiliated company, microfinance organization Freedom Finance Credit, a company outside of the FRHC group which is controlled by Mr Timur Turlov, through the purchase and sale of right of claims of retail loans. There is no assurance that we will be able to replace these related-party arrangements on comparable terms if needed. If we are required to pursue alternative options, we may incur higher costs, delays, or operational inefficiencies, which could materially impact our business, financial condition, and results of operations.
During the year ended March 31, 2025 the Group incurred advertising and sponsorship expense from Kazakhstan Chess Federation in the amount of $11,222 thousand. Kazakhstan Chess Federation is a Kazakhstan-based company in which Timur Turlov holds a management position. The Group continues to support the development of chess as a sport in Kazakhstan. During the year ended March 31, 2025, the Group has made financial contributions to the Kazakhstan Chess Federation to support the preparation and holding of championships, tournaments, training camps and other events.
Related party transactions and arrangements we enter into subject us to certain risks. In particular, related party transactions are generally regarded as increasing the risk of misstatements or omissions in financial reporting, the risk of transactions being done on other than arm’s length terms due to the close ties between the parties involved and the risk of regulatory non-compliance. In addition, related-party transactions present potential conflicts of interest that could result in decisions that prioritize the economic interests of certain individuals over those of our company and its stockholders. In the event of a dispute under any related-party agreement, the interests of affiliated parties may not align with ours, and the resolution of such disputes may be less favorable than what we might achieve in a transaction with an unaffiliated third party.

Competition in the markets in which we operate may result in a decrease in our market share and/or profitability.
We face intense competition in each of the markets where we offer our services. We compete with international, regional and local brokerage, banking, and financial services firms that offer an array of financial products and services. Many of the firms with which we currently compete, or may compete in the future, are larger, provide additional and more diversified services and products, provide access to more international markets, and have greater technical, and financial resources. In addition, when developing our telecommunications and media business in Kazakhstan, we expect to compete with various telecommunications operators and other participants in the telecommunications market and with various media providers, respectively. Our ability to compete successfully in these areas will depend on attracting and retaining customers as well as obtaining licenses or entering into partnerships. If we fail to compete effectively with other firms and participants in any of the markets in which we operate, or with potential new entrants to such markets, this could have a material adverse effect on our business, financial condition, results of operations and cash flows.
We plan to incur losses in our new telecommunications and media businesses.
Our telecommunications subsidiary Freedom Telecom has been and is currently expected to be loss-making for the first several years of its operations, based on assumptions included in our current financial model. Such losses, and increased debt service costs associated with funding the expansion into the telecommunication sector, will have an adverse effect on our consolidated net income in the relevant periods. Our plans and budget for Freedom Telecom may be reassessed and be subject to revisions, which may be material. In addition, we currently project that our recently established Freedom Media subsidiary will incur losses in the calendar years from 2025 to 2026 with profitability forecasted to commence from the 2027 calendar year onwards, based on assumptions included in our financial model.
We may be unable to implement our digital fintech ecosystem strategy successfully.
A component of our business strategy is to build a digital fintech ecosystem through which our products and services can be provided to our customers in an interconnected manner. Our ability to execute this strategy could be affected by a number of factors, including the factors described in our annual report on Form 10-K for the fiscal year ended March 31, 2025.
Pursuing the development of a digital fintech ecosystem involves significant risks. These include, among others, the possibility that (i) our limited experience with certain new business lines may adversely affect the success of our initiatives, (ii) the revenues generated from these new activities may be insufficient to cover associated development, regulatory, and operational costs, (iii) changing consumer preferences and strong competition may impact the viability and profitability of our offerings, and (iv) our existing internal controls may not be adequate to address the risks posed by these new operations. Additionally, we may face increased regulatory risks as evolving legal and compliance requirements could delay or constrain our ability to launch, integrate or scale our services. We are also exposed to infrastructure integration risks, as the complexity of connecting diverse systems may lead to operational inefficiencies, security vulnerabilities, or service disruptions. If any such expansions into new product markets are not successful, there could be a material adverse effect on our business, financial condition, and results of operations.
In particular, we can give no assurance as to our future ability to successfully develop our telecommunications business in Kazakhstan in a timely fashion or on profitable terms. Our ability to do so will depend on, among other things, our ability to construct a backbone network, obtain frequency licenses or enter into partnerships with incumbent operators and acquire smaller companies in the sector. Our ability to accomplish our goals in this business area on schedule and within budget, achieve our revenue targets or realize acceptable returns, is subject to a number of risks as a result of factors over which we have no control, including the need for regulatory approvals, the availability of equipment and labor, equipment breakdowns or accidents, adverse weather conditions, social unrest, IT, information security and data protection incidents, unforeseen or uncontrollable cost increases and other risks associated with the deployment of new telecommunications infrastructure. We can give no assurance as to the commercial viability of our planned backbone network or our ability to overcome any obstacles we may encounter during their construction or to complete them, or as to our ability to finance our capital expenditures in connection with their establishment. Our ability to operate our telecommunications business successfully and profitably will also depend on a number of factors, many of which are beyond our control. Similarly, we can give no assurance as to our future ability to develop a media business in Kazakhstan in a timely fashion or on profitable terms.
Given the various risks to which we are exposed and the uncertainties inherent in the relevant business areas, we cannot guarantee the successful execution of our digital fintech ecosystem strategy. Additionally, the implementation of this strategy may put operational strain on our business and consume management time and focus to the detriment of our existing business operations. If we do not meet our strategic objectives or achieve the results initially expected, we may be unable to recover our investments, which may have a material adverse effect on our business, financial condition, and results of operations. Furthermore, the cost of infrastructure, online and technology investments, and any operating losses incurred, could adversely impact our financial performance in the short term and failure to realize the benefits of these investments may adversely impact our financial performance over the longer term.
We could suffer significant losses from credit exposure.
We are exposed to credit risk through our products and assets, such as loans issued, marginal lending, derivatives, debt securities, reverse repurchase agreements, and trading account assets. A decline in the financial condition of our borrowers, brokerage customers, counterparties, or the assets securing these products could negatively impact our business, financial condition, results of operations and cash flows.
Our loan portfolio may be impacted by global, regional and local macroeconomic and market dynamics, including prolonged weakness in GDP, significant market uncertainty, including uncertainty caused by trade policies and tariffs, reductions in consumer spending, decreases in property values or market corrections, growing levels of consumer debt, rising or high unemployment rates, changes in foreign exchange or interest rates, widespread health crises or pandemics, severe weather conditions, and the effects of climate change. Economic or market stresses generally have negative effect on the business landscape and financial markets. Decreases in property values or market adjustments may increase the likelihood of borrowers or counterparties failing to meet their obligations to us, potentially leading to an increase in credit losses.
The main share of our customer loan portfolio is represented by digital mortgage loans issued within the framework of state support programs, funded from the funds of quasi state organizations. We participate in the government mortgage program in which the Kazakhstan government provides funding in the amount of approved mortgages and buys out the mortgages after disbursement with a recourse to the bank in case of default by a borrower. We mitigate our credit risk exposure in this case by our security interest in the financed real estate property. As such, a significant rate of mortgage defaults in Kazakhstan could adversely affect our banking operations and the ultimate success of our digital mortgage product.
We reserve for potential credit losses in the future by recording a provision for credit losses in our income statement. This includes an allowance for credit losses based on management’s estimates of current expected credit losses over the life of the respective credit exposures. These estimates are based on a review of past events, current conditions, and reasonable forecasts of future economic situations that might influence the recoverability of our loans. Our approach to determining these allowances involves both quantitative methods and a qualitative framework. Within this framework, management uses its judgment to evaluate internal and external risk factors. However, such judgments are inherently subject to the risk of misjudging these factors or misestimating their effects. We cannot guarantee that charge-offs related to our credit exposures will not happen in the future. Market and economic changes could lead to higher default and delinquency rates, adversely affecting our loan portfolio’s quality and potentially resulting in higher charge-offs. While our estimates account for current conditions and anticipated changes during the portfolio’s lifetime, actual outcomes could be worse than expected, significantly impacting our business, financial condition, results of operations and cash flows.
We extend margin loans to our brokerage customers. As of March 31, 2025, we had margin lending receivables in the amount of approximately $3.3 billion and $1.7 billion as of March 31, 2024. We also enter into margin loans for our own account. When we purchase securities on margin, enter into securities repurchase agreements or trade options or futures, we are subject to the risk that we, or our customers, may default on those obligations when the value of the securities and cash in our own proprietary or in the customers’ accounts falls below the amount of the indebtedness. Abrupt changes in securities valuations and the failure to meet margin calls could result in substantial financial losses. Margin loans advanced to customers are collateralized by cash and securities in the customers’ accounts. The risks associated with margin credit increase during periods of rapid market movements, or in cases where collateral is concentrated and market movements occur. During such times, customers who utilize margin loans and who have collateralized their obligations with securities may find that the securities have a rapidly depreciating value and may not be sufficient to cover their obligations in the event of a liquidation. We are also exposed to credit risk when our customers execute transactions, such as short sales of equities that can expose them to risk beyond their invested capital. Because we indemnify and hold harmless our clearing houses and counterparties from certain liabilities or claims, the use of margin loans and short sales may expose us to significant off-balance-sheet risk in the event that collateral requirements are not sufficient to fully cover losses that customers may incur and those customers fail to satisfy their obligations. While we have a real-time margin compliance monitoring and undertake mitigation measures, the amount of risk to which we are exposed from the margin lending we extend to our customers and from short sale transactions by our customers is potentially unlimited and not quantifiable, as the risk is dependent upon analysis of a potential significant and undeterminable increase or fall in stock prices.
Our clearing operations also require a commitment of our capital and, despite safeguards implemented through both manual and automated controls, involve risks of losses due to the potential failure of our customers or counterparties to perform their obligations under these transactions. If our customers default on their obligations, including failing to pay for securities purchased, deliver securities sold, we remain financially liable for such obligations, and although these obligations are collateralized, we are subject to market risk in the liquidation of customer collateral to satisfy those obligations. While we have established systems and processes designed to manage risks related to our clearing and execution services, we face a risk that such systems and processes might be inadequate. Any liability arising from clearing and margin operations could have an adverse effect on our business, financial condition, results of operations and cash flows.
Furthermore, we have exposure to credit risk associated with our proprietary investments. We rely on the use of credit arrangements as a significant component of our trading strategy. Our investments are subject to price fluctuations as a result of changes in the financial markets’ assessment of credit quality. Loss in securities value can negatively affect our financial performance and earnings if our management determines that such securities are other-than-temporarily-impaired (“OTTI”). The evaluation of whether OTTI exists is a matter of judgment, which includes the assessment of several factors. If our management determines that a security is OTTI, the cost basis of the security may be adjusted, and a corresponding loss may be recognized in current earnings. Deterioration in the value of securities held in our proprietary portfolio could result in the recognition of future impairment charges. Even if a security is not considered OTTI, if we were forced to sell the security sooner than intended, we may have to recognize an unrealized loss at that time.

Our revenues are concentrated in certain customers and products, which may materially adversely affect our business, results of operations, financial condition and cash flows.
We have derived a significant portion of our fee and commission income from trading activity of certain institutional market maker customers with whom we execute trades on behalf of our customers. Prior to the end of fiscal 2024, we had such an arrangement indirectly with an institutional market maker customer of our affiliate FST Belize, and since approximately the beginning of fiscal 2024 we have had such an arrangement directly with an institutional market maker customer of our Freedom Global subsidiary. We receive a commission from such institutional market maker customers for executing their trades, including short positions and in the past we earned such commissions indirectly through commissions we received from FST Belize. For the fiscal years ended March 31, 2025 and March 31, 2024, we earned fee and commission income from the market maker customer at our Freedom Global subsidiary in an amount of $284.7 million and $196.7 million, respectively, representing 56% and 45% of our total fee and commission income for those fiscal years, and we earned interest income from margin loans to customers from such customer in an amount of approximately $32.8 million and $99.6 million, respectively, representing 15% and 57% of our total interest income from margin loans to customers for those fiscal years.
Approximately 88%, 93% and 91% of our trading income in the fiscal years ended March 31, 2025, 2024 and 2023, respectively, was derived from interest income on Kazakhstan government or quasi-government debt securities.
In addition, a substantial part of our revenue is derived from our major customers. The aggregate revenue from such customers amounted to $317.5 million, $296.3 million, and $48.4 million in fiscal 2025, 2024, and 2023, representing 15%, 18% and 6% of our total revenue for the same periods, respectively. These concentrations of our revenues means that our results of operation and financial condition are, in part, dependent on the continuation or increase of our revenues from these particular sources. Our business, financial condition, and results of operations could be adversely affected by changes to, or the termination of, our relationships with, market maker institutions or major customers with whom we conduct a substantial amount of business or adverse developments with regard to the debt securities from which we have derived a substantial amount of trading income. Our ability to maintain close relationships with these customers is essential to the sustainability, growth and profitability of our business. The agreements we enter into with these customers do not grant us any exclusivity and do not contain any minimum service conditions.
Risks related to our business relationships with third-party broker-dealers, clearing firms and market makers could result in reduced profitability, increased compliance costs, regulatory violations and negative publicity.
A significant amount of our brokerage business relates to trading in U.S.-listed securities by our brokerage customers. Our PrimeEx subsidiary in the United States is not a licensed clearing firm. When executing trades directly in the U.S. market, we rely on the services of a limited number of third-party U.S.-registered securities broker dealer and clearing firms. We also routinely evaluate opportunities to establish relationships with other U.S.-registered securities broker-dealer and clearing firms. While part of our strategy is to consider acquiring an ownership interest in a self-clearing company in the United States in the future on an opportunistic basis in order to provide us additional access to the U.S. stock markets, there can be no assurance that we will ultimately do so. Damage to or the loss of our relationships with the U.S. registered securities broker-dealer and clearing firms on which we currently rely could impair our ability to continue to provide our customers access to the U.S. markets at the volumes and in the manner to which they are accustomed and could result in higher transaction costs for us or our customers, any of which could have a material adverse impact on our business, financial condition, results of operations and cash flows.
The majority of our non-US customer brokerage transactions are executed through over-the-counter (OTC) arrangements with one non-U.S. market maker customer. All such transactions are carried out under margin-trading principles. These transactions are typically internalized and settled on a cash basis through a prime broker and clearing firms. Under this margin-account settlement process, the securities are credited to the purchaser and, where necessary, borrowed by a market maker customer within the prime broker’s and clearing firm’s custody, thereby eliminating any external delivery or locate requirement at execution. Relevant short positions are sufficiently collateralized by securities and cash in the market maker customer’s margin account. We use the services of third-parties, including some U.S.-registered securities broker dealer and clearing firms to execute our trades. While these models are appropriate within their respective regulatory environments, they may differ from U.S.-based clearing and settlement practices, including those utilizing centralized depositories or real-time custody transfers. As a result, all aspects of our brokerage model do not necessarily conform to the operational norms or protections typical of U.S. retail broker-dealers. We maintain risk management procedures consistent with the nature and jurisdiction of the activity, and we continue to enhance transparency and customer disclosure to align expectations accordingly.
We earn fee and commission income from such market maker customers for executing their trades. This revenue is sensitive to and dependent on trading volumes and therefore tends to decline during periods in which we experience decreased levels of trading generally. Computer-generated buy/sell programs and other technological developments and regulatory changes in the marketplace might continue to tighten spreads on transactions, which could also lead to a decrease in our commissions earned from such market maker customers.
Practices involving arrangements with market makers for order flow have drawn heightened scrutiny from the U.S. Congress, the SEC, U.S. state regulators, regulators in the European Union and other regulatory and legislative authorities. Our competitors may adopt different business practices that could affect our market position. Any negative publicity surrounding practices involving arrangements of the type we utilize with market maker customers generally, or our implementation of these practices, could harm our brand and reputation. If our customers or potential customers believe that they might get better execution quality

(including better price improvement) directly from stock exchanges or from our competitors that have different execution arrangements, or if our customers perceive our arrangements with our market maker customers to create a conflict of interest between us and them, or if they begin to disfavor the specific market maker customers with which we do business due to, among other things, any negative media attention regarding our arrangements, they might come to have an adverse view of our business model and might decide to limit or cease the use of our services. Some customers might prefer to invest through our competitors that do not engage in these arrangements or engage in them differently than we do. Any such loss of customer engagement as a result of any negative publicity associated with our market maker customer arrangements could adversely affect our business, financial condition, results of operations and cash flows.
We are subject to potential losses as a result of our clearing and execution activities.
We provide clearing and execution services for our securities brokerage business. Clearing and execution services include the confirmation, receipt, settlement and delivery functions involved in securities transactions. Clearing brokers also assume direct responsibility for the possession or control of customer securities and other assets, the clearing of customer securities transactions and lending money to customers on margin. Self-clearing securities firms are subject to substantially more regulatory control and examination than introducing brokers that rely on others to perform clearing functions. Errors in performing clearing functions, including clerical and other errors related to the handling of funds and securities on behalf of customers, could lead to (i) a civil law liability, such as damages and/or contractual or statutory penalties as a result of related lawsuits brought by customers and others and any out-of-pocket costs associated with remediating customers for losses, and (ii) the risk of fines or other actions by regulators.
A breakdown or interruption in our operational systems or processes may adversely affect our reputation, customers, clients, business activities, operational outcomes, and financial stability.
FRHC faces potential operational risk exposure internally and through our interactions and dependencies on third parties and the infrastructure of the financial services industry. The performance of our operational and security systems, such as computer systems, technologies, data management, and internal processes, along with those belonging to third parties, is crucial. Additionally, we depend on our employees and third parties for routine and ongoing operations. Human errors, misconduct (including fraud), wrongdoing, or failures or breaches in systems or infrastructure by these parties can lead to disruptions within FRHC and increase our exposure to operational and regulatory risks.
Our ability to meet our obligations, and the cost of funds to do so, depend on our ability to access identified sources of liquidity at a reasonable cost.
Liquidity risk is the risk that we will not be able to meet our obligations, including financial commitments, as they come due. This risk is inherent in our operations and can be heightened by a number of factors, including an over-reliance on a particular source of funding, changes in credit ratings or market-wide phenomena such as market dislocation and major disasters. We fund our business principally by issuing long-term debt instruments, by customers’ term deposits and current accounts at our Freedom Bank KZ subsidiary, by issuing hybrid financial instruments, by entering into repurchase agreements and from cash flow from operations.
The proportion of our funding represented by customer term deposits and current accounts has been increasing, and we intend for this proportion to continue to increase going forward as part of our funding strategy. We obtain term deposits and customer accounts directly from retail and commercial customers and through brokerage firms that offer our term deposit and current account products to their customers. However, customer term deposits and current accounts are subject to fluctuation due to certain factors outside our control, such as increasing competitive pressures for retail or corporate customer term deposits and current accounts, changes in interest rates and returns on other investment classes, or a loss of confidence by customers in us or in the banking sector generally, any of which could result in a significant outflow of term deposits and current accounts within a short period of time. To the extent there is heightened competition among Kazakh banks for retail customer term deposits and current accounts, this competition may increase the cost of procuring new term deposits and current accounts and/or retaining existing term deposits and current accounts, and otherwise negatively affect our ability to grow our term deposit and current accounts base. An inability to grow, or any material decrease in, our term deposits and current accounts could have a material adverse effect on our ability to satisfy our liquidity needs.
Maintaining a diverse and appropriate funding strategy for our assets consistent with our wider strategic risk appetite and plan remains challenging, and any tightening of credit markets could have a material adverse impact on us. In particular, there is a risk that corporate and financial institution counterparties may seek to reduce their credit exposures to banks and other financial institutions, which may cause funding from these sources to no longer be available. Under these circumstances, we may need to seek funds from alternative sources (if available), potentially at higher costs than has previously been the case, or may be required to consider disposals of other assets not previously identified for disposal, in order to reduce our funding commitments. Widening credit spreads, as well as significant declines in the availability of credit, have in the past adversely affected our ability to borrow on a secured and unsecured basis and may do so in the future. If our available funding is limited or we are forced to fund our operations at a higher cost, these conditions may require us to curtail our business activities and increase our cost of funding, either of which could reduce our profitability, particularly in our businesses that involve investing, lending and market making.

We may need to raise additional capital, and we cannot be sure that additional financing will be available or available on attractive terms.
To satisfy or refinance existing obligations, support the development of our business, adapt to changing business conditions or carry out our growth strategy through acquisitions, we may require additional cash resources. If our existing resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain other borrowings, and we cannot be certain that such additional financing would be available on terms acceptable to us or at all. Any financing arrangements we may pursue or assume may require us to grant certain rights, take certain actions or agree to certain restrictions that could negatively impact our business, financial condition, and results of operations.
The sale of additional equity securities could result in dilution to our stockholders and adversely impact the price of our stock, and additional indebtedness would result in increased debt service costs and obligations and could impose operating and financial covenants that would further restrict our operations.
Furthermore, market volatility and the related Kazakhstan and global economic impact and other factors could also adversely impact our ability to access funds as and when needed. If additional capital is not available on terms acceptable to us or at all, we may need to modify, delay, limit or terminate our long-term strategies.
Reductions in our credit ratings or an increase in our credit spreads could adversely affect our business, liquidity and cost of funding.
Each of Freedom KZ, Freedom Europe, Freedom Global and Freedom Bank KZ currently holds long-term issuer credit rating of “В+” and short-term issuer credit rating of “В” from S&P Global Ratings. On the Kazakhstan national scale, Freedom KZ and Freedom Bank KZ hold long-term issuer credit rating of “kzBBB”. FRHC holds long-term issuer credit rating of “B-”. As of the date of this report, Freedom Life has long-term issuer credit and financial strength ratings of ”BB” with a “Stable” outlook and a “kzAA-” long-term issuer credit rating on the Kazakhstan national scale from S&P Global Ratings. Freedom Insurance has ”BB-” long-term issuer credit and financial strength ratings with a “Stable” outlook and a “kzA-” Kazakhstan national scale rating from S&P Global Ratings.
As of the date of this report, Freedom Life has a “BB” long-term issuer credit and financial strength rating on the international scale and a “kzAA-” long-term rating on the Kazakhstan national scale from S&P Global Ratings with a “Positive” outlook. Freedom Insurance has a “BB-” international scale rating and a “kzA-” Kazakhstan national scale rating from S&P Global Ratings with a “Stable” outlook.
In the event of a reduction in our credit ratings both our ability to obtain long-term funding and our credit spreads and resulting cost of such funding may be materially adversely affected. Our cost of obtaining long-term unsecured funding is directly related to our credit spreads (the amount in excess of the interest rate of benchmark securities that we need to pay). Increases in our credit spreads can significantly increase our cost of this funding. Changes in credit spreads are continuous, market-driven, and subject at times to unpredictable and highly volatile movements.
Our investments expose us to a significant risk of capital loss.
We use a significant portion of our capital to engage in a variety of investment activities for our own account, as well as in our exchange-based market making activities. As of March 31, 2025, our assets included $2.3 billion in trading securities, of approximately 35.5% of which consisted of corporate debt securities and approximately 56.4% of non-U.S. sovereign debt securities. We have relied on leverage, including by entering into reverse repurchase agreements, repurchase agreements, securities borrowed and securities loaned transactions, to increase the size of our proprietary securities portfolio. As a result, we may face risks of illiquidity, loss of principal and revaluation of assets. The companies in which we invest may concentrate on markets which are or may be disproportionately impacted by pressures in the sectors on which they focus, and their existing business operations or investment strategies may not perform as projected. Such pressures may include or be exacerbated by the recent tariff increases and trade tensions. As a result, we may suffer losses from our investment activities. Our proprietary portfolio is concentrated in sovereign debt instruments outside the US and debt of number of companies. 97% of sovereign bonds we hold have been issued by the Republic of Kazakhstan, while the remaining sit across Central Asian and European countries. A consequence of this investment strategy is that our investment returns could be materially and adversely affected if these investments do not perform as anticipated or if the market performs differently than we forecast. Moreover, because we rely on leverage in our portfolio, when an investment does not perform within the time horizon we project, we face the risk of either having to close the position at a time when the market price or liquidity might be unfavorable, or extending financing arrangements beyond the time frame initially anticipated, which can result in paying higher financing costs than projected. If a significant investment such as this fails to perform as anticipated our return on investment, liquidity, cash flow, financial condition and results of operations could be materially negatively affected, and the magnitude of the loss could be significant.
Substantially all of our investing and market-making positions are marked-to-market on a daily basis, and declines in asset values directly impact our earnings. Although we may take measures to manage market risk, such as employing position limits, hedging and using quantitative risk measures, we may incur significant losses from our trading activities due to leverage, market fluctuations, currency fluctuations and volatility. To the extent that we own assets, i.e., have long positions, a downturn in the value of those assets or markets could result in losses. Conversely, to the extent we have sold assets we do not own, i.e., have short positions, an upturn in those markets could expose us to potentially large losses as we attempt to cover our short positions by acquiring assets in a rising market. Our investing and market-making strategies may not be effective or profitable. For example, an increase in interest rates, a general decline in debt or equity markets, an inability to properly and cost effectively hedge, economic slowdowns, including as a consequence of global trade policies and tariffs, delays in timing of anticipated events, an inability to identify and engage suitable counterparties, or other market conditions adverse to entities or investments of the type in which we invest or for which we make markets, or other world events, such as wars, including the Russia-Ukraine conflict, natural disasters or the outbreak of a pandemic, could result in a decline in the value of our investments. Additionally, changes in existing laws, rules or regulations, or judicial or administrative interpretations thereof, or new laws, rules or regulations could have an adverse impact on our investments.
We may suffer significant loss from changes in the KASE’s requirements related to the discount coefficients on the securities in securities repurchase transactions.
As part of our investment activities, both as an intermediary between borrowers and lenders and on a proprietary basis (i.e., when acting for our own account), we raise funds through repurchase transactions on the KASE. Our short-term financing is primarily obtained through securities repurchase arrangements. As of March 31, 2025, $1.4 billion, or 63%, of the trading securities held in our proprietary trading account were subject to securities repurchase obligations. The securities we pledge as collateral under repurchase agreements are liquid trading securities with market quotes and significant trading volume.
Depending on the reliability of the instrument used to secure the repurchase transaction, the KASE has established the size of the discount for securities. The discount is a decreasing coefficient that sets the maximum borrowing amount for repurchase transactions in relation to each individual instrument. In the event of unexpected changes in the terms of the discount, we may incur financial losses associated with the need to sell securities to cover liquidity at a cost disadvantageous to us, or due to the need to borrow necessary funds at higher rates.
Our risk management framework may not be effective in mitigating risks and/or losses to us.
Our risk management framework is designed to identify, assess, and mitigate risks across our operations, including credit, market, liquidity, operational, IT, information security, data protection, legal, regulatory, reputational and ESG risks. We cannot guarantee that our risk management framework will always be effective, as unforeseen circumstances or misjudgments could arise. If our framework fails to address a particular risk effectively, we could face losses that would negatively impact our business, financial condition, and results of operations. Regulatory bodies in the jurisdictions where we operate might also impose adverse consequences.
Our modeling and assumptions used in assessing risks in our business may differ materially from actual results.
We use modeling and forecasts to estimate exposures, loss trends and other risks, and to assist us in decision-making related to underwriting, pricing, capital allocation, and other issues associated with our businesses. Our models and forecasts are subject to various unverifiable assumptions, uncertainties, model design errors, complexities and inherent limitations, including those arising from the use of historical internal, industry, and unverified, third-party-provided data and assumptions. If, based upon these models, forecasts or other factors, we misprice our products or fail to correctly estimate the associated risks, our business, financial condition, results of operations and cash flows may be materially adversely affected.
We also establish and monitor underwriting guidelines and an approval process for assessing and addressing risks and their limits; however, the assumptions upon which our guidelines and limits are based and the analysis of those assumptions, may not be correct or will accurately reflect future results. As a result, these guidelines and approval process may not be effective in mitigating our underwriting risks.
In our insurance business, we may not be able to obtain reinsurance at required levels or prices, or otherwise collect on reinsurance, which could increase our exposure or limit our ability to write new policies.
The availability and cost of reinsurance are dependent on market conditions beyond our control. As a result, reinsurance may not be available to us to the extent and on the terms we require to write new business. If we cannot obtain reinsurance or purchase reinsurance at acceptable prices, we would have to either accept an increase in our exposure, or reduce our insurance exposure by limiting writing new policies that we think necessitate reinsurance protections, either of which could have a materially adverse effect on our insurance businesses.
Further, our reinsurance programs have counterparty risk that may result in uncollectible claims. Collectability from reinsurers is subject to factors such as whether reinsurers have the financial capacity to make payments, whether insured losses meet the conditions of the reinsurance contract, and whether the reinsurer otherwise disputes coverage. Our inability to recover from reinsurers, for any reason, could have a material effect on ourbusiness, financial condition, results of operationsand cash flows.
We are dependent on our executive management team, particularly Timur Turlov, and our ability to hire and retain skilled personnel.
We depend on the efforts, skills, reputations and business contacts of our executive management team, in particular Timur Turlov, and the management teams of our subsidiaries. These individuals have made significant contributions to our success and we believe our success moving forward depends, to a significant extent, on the experience of these individuals, whose continued service is not guaranteed. If certain individuals leave or are otherwise no longer available to us for any reason, we may not be able to replace them with comparable capable personnel. Due to Mr. Turlov’s importance to FRHC, we would be materially adversely affected if Mr. Turlov ceased to actively participate in the management of our business or left FRHC entirely. We do not hold “key man” life insurance on Mr. Turlov or any of our other officers or directors.
In addition to the importance of Mr. Turlov and other executive management in our continued growth and success, we are dependent, in part, on our continued ability to hire, adequately train and retain skilled employees. The pool of experienced and qualified employee candidates is limited in some of the geographical areas where we conduct business, and competition for skilled employees can be significant. Additionally, we rely on experienced managerial, marketing and support personnel to effectively manage and operate our business. If we do not succeed in engaging and retaining skilled employees and other personnel or if we experience a loss of such personnel, we may be unable to meet our objectives and, as a result, our business may suffer.
Extraordinary events beyond our control could negatively impact our business.
Our business and operations could be seriously disrupted and our reputation could be harmed, by events or contributing factors that are wholly or partially beyond our control. The occurrence of such extraordinary events, including the emergence of pandemics or other widespread health emergency, such as in the case of Covid-19 (or concerns over the possibility of such an emergency); persistent or recurring endemics; trade policies and tariffs and their impact on global markets and currency exchange rates; political discord and civil unrest; terrorist attacks; cyber-attacks; war and armed conflict (including the Russia-Ukraine conflict, conflict in Israel and Gaza, India-Pakistan conflict); extreme weather events or other natural disasters; failure of, or loss of access to, technology or operational systems, including any resulting loss of critical data; power, telecommunications or internet outages; or shutdowns of mass transit, could create, and in the cases of civil unrest in Kazakhstan in January 2022, and the Russia-Ukraine conflict, have created, and may continue to create, economic, governmental and financial disruptions, and could lead to operational difficulties (including shutdowns of our offices, quarantine, shelter in place and travel limitations) that could impair our ability to operate our business.
Our financial results depend on interest rate volatility.
Fluctuations in interest rates can impact our earnings. Declines in interest rates can have a detrimental effect on the interest we earn. An increase in interest rates could negatively impact us if we hold securities that have an inverse relationship with interest rates or where market conditions or the competitive environment induces us to raise our interest rates or replace deposits with higher cost funding sources without offsetting increases in yields on interest-earning assets.
For example, as a result of the Russia-Ukraine conflict escalation in February 2022 and a significant increase in market volatility, the NBK raised the base rate from 10.25% to 14.5% by September 2022. Subsequently, with the acceleration of inflationary pressure, the base rate was further increased to 16.75% in December 2022. There was a decrease in the inflation rate by mid-2023, which led to a loosening of monetary policy and a reduction of the rate to 14.25% by mid-2024. Since November 2024, there has been a steady trend of accelerating inflation from 8.4% to 10%. In response, the NBK raised the base rate, which is currently 16.5%. The current market situation in Kazakhstan, the budget deficit, and the deteriorating global economic situation may lead to a continuation of the trend towards a rate hike, which could negatively impact the value of our Kazakhstan interest-sensitive assets and increase our borrowing and funding costs, all of which could materially and adversely affect our business, financial condition, and results of operations.
We are exposed to foreign currency fluctuation risks.
Because our business is conducted in multiple countries, we face exposure to movements in foreign currency exchange rates. This exposure may change over time as business practices evolve and can have a material impact on our financial statements. Our functional currency is the U.S. dollar. The functional currencies of our subsidiaries include Kazakhstan tenge, Euro, Uzbekistan sum, Kyrgyzstan som, Azerbaijan manat, Armenian dram, British pound sterling and United Arab Emirates dirham. For financial reporting purposes, those currencies are translated into U.S. dollars as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. As the value of the functional currencies of our subsidiaries weakens against the U.S. dollar, we may realize losses arising as a result of translating such foreign currencies to U.S. dollars. Conversely, as the value of the U.S. dollar weakens against the functional currencies of our subsidiaries, we may realize gains arising as a result of currency translation.
Fluctuations in currency exchange rates have had, and will continue to have, an impact on our results of operations. In addition, governments may impose stringent rules that restrict currency operations between residents and non-residents. Such rules may be imposed when the applicable regulator believes there exists a serious threat to the stability of payment balances, the foreign currency market or economic security and can have a significant impact on currency rate fluctuation.
Damage to our reputation could harm our business.
Maintaining our reputation is critical to attracting and maintaining customers, investors, and employees. If we fail to address, or appear to fail to address, issues that may give increase to reputational risk, we could significantly harm our business. These issues may include, but are not limited to, any of the risks discussed in this Item 1A, including legal and regulatory requirements and actions, measures to prevent money laundering, terrorist financing and sanctions violations and management of risks in relation to related party transactions and arrangements. Adverse developments could impair our reputation and materially adversely affect our business, financial condition, results of operations and cash flows.

We may fail to adequately obtain, maintain, enforce and protect our intellectual property and similar proprietary rights, which may harm our business and competitive position.
Our ability to succeed and remain competitive depends in part on adequately securing, maintaining, protecting, enforcing, and defending our intellectual property rights and proprietary technology. In addition to registration of our trademarks and other intellectual property in various jurisdictions, we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete arrangements with our employees, to protect our proprietary rights. However, the measures we implement to safeguard these rights may not be adequate to fully prevent third parties from infringing upon, misappropriating, or otherwise violating our intellectual property, or from improperly disclosing or using our trade secrets and other confidential information. We make strategic decisions regarding when to pursue trademark or copyright registration or initiate other intellectual property protections, and when to rely on trade secret safeguard measures, but these decisions may ultimately prove insufficient.
Our intellectual property rights could be challenged, invalidated, circumvented or misappropriated despite the steps we take to protect them. For example, third parties might copy, acquire, or use our intellectual property, including trade secrets, without authorization. Additionally, the use of trademarks or service names similar to ours could harm our brand identity and cause customer confusion. Similarly, confidentiality and non-compete agreements may be breached by counterparties or our employees under our standard employment contracts, and there may not be adequate remedies available to us for any such breach. We cannot be certain that all persons and entities contributing to our intellectual property have validly assigned to us all applicable intellectual property rights they may have, or that we will be able to enforce our rights under any such agreements. Furthermore, we cannot guarantee that confidentiality agreements are in place with every party that currently has, or previously had, access to our proprietary information, trade secrets, or know-how. Even where such agreements exist, they may not effectively prevent unauthorized access, use, disclosure, misappropriation, or reverse engineering of our intellectual property and proprietary information. We also might fail to maintain or be unable to obtain adequate protections for some of our intellectual property rights as such rights might not receive the same degree of protection in various jurisdictions because of the differences in patent, trademark, copyright, and other laws concerning intellectual property and proprietary rights.
Preventing any unauthorized use of our intellectual property and proprietary information is difficult and costly and the measures we take may be inadequate to prevent the misappropriation, infringement, or other violations of our intellectual property and proprietary information. In some cases, we may have to rely on litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others or defend against claims of infringement or invalidity. Any such litigation, whether successful or unsuccessful, could result in substantial costs and the diversion of resources and the attention of management, any of which could negatively affect our business. Determining reserves for pending litigation is a complex, fact-intensive process that requires significant legal judgment. Further, our efforts to enforce our intellectual property rights may face defenses and counterclaims attacking the validity and enforceability of our intellectual property rights, and if such countermeasures are successful, we could lose valuable intellectual property rights. It is possible that unfavorable outcomes in one or more such proceedings could result in substantial payments that could have a material adverse effect on our business, financial condition, results of operations, or cash flows in a particular period.
Risks Related to the Global Political, Regulatory and Economic Environment
Our business and operations may be materially adversely affected by the ongoing Russia-Ukraine conflict.
Historically, a large portion of our brokerage business was attributable to securities trading by individuals and qualifying institutions in Russia. Although we divested our Russian subsidiaries in February 2023 and continuing to actively seeking to diversify our customer portfolio to decrease the share of our customers located in Russia, the brokerage and banking customers of our non-US subsidiaries continue to include non-sanctioned Russian persons. As a result, we continue to have a limited exposure to Russia, which poses continuing challenges for our business, financial condition, and results of operations.
Although neither FRHC nor any of its group companies is the subject of any sanctions imposed by the United States, the European Union or the United Kingdom, and we have divested our Russian subsidiaries, the effects of the Russia-Ukraine conflict could adversely impact our business. For example, given Kazakhstan’s extensive historical business ties with Russia, we are exposed to the risk that secondary sanctions could be imposed on participants in the financial sector in Kazakhstan. There is a similar risk that existing international sanctions and countersanctions measures that limit the ability of Russian persons to engage in securities activities in certain securities may be expanded in a manner that curtails our ability to provide brokerage services to such customers through our non-Russian subsidiaries. The effects of the Russia-Ukraine conflict could also limit our ability to, or make it difficult for us to, enter into agreements with certain counterparties. The materialization of any of the foregoing factors could have a material adverse effect on our business, financial condition, and results of operations.
Sanctions imposed by Ukraine on our Chief Executive Officer and our former Ukrainian subsidiary could have a material adverse effect on us.
On October 19, 2022, our CEO Mr Timur Turlov, our former Ukrainian subsidiary Freedom UA (which has been deconsolidated from our financial statements starting from the first quarter of fiscal 2024 due to the uncertainty of our ability to control it) and our two former Russian subsidiaries (which have since been divested) were included on the National Security and Defense Council of Ukraine sanctions list, which included more than 2,500 companies and individuals. In connection with these sanctions, the operations of our former Ukrainian subsidiary were suspended. We believe that the inclusion of Mr. Turlov and these subsidiaries on the list was due to perceived connections with Russia. While we believe the inclusion of Mr. Turlov and our former Ukrainian subsidiary on the list is not justified and we have appealed the decision, there can be no assurance as to when they will be removed from the list, if at all. While our former Ukrainian subsidiary is not material in the context of our overall group, the inclusion of Mr. Turlov and our former Ukrainian subsidiary on this list could materially adversely affect our relationships with counterparties and regulators in other jurisdictions and as a result could restrict our ability to conduct our business and carry out our business strategy. In addition, because we have a significant number of Ukrainian brokerage customers that are served by our non-Ukrainian subsidiaries, the existing sanctions imposed by Ukraine or any expansion of such sanctions could adversely affect our brokerage business.
Non-compliance with U.S., EU, UK, Russian or other sanctions programs could adversely impact FRHC.
We are committed to compliance with all applicable economic sanctions, including those related to the Russia-Ukraine conflict.
For instance, U.S. economic sanctions include prohibitions that are generally administered and enforced by OFAC. With the exception of OFAC’s Iran and Cuba sanctions programs these prohibitions apply to U.S. persons, including companies organized under the laws of the United States and their overseas branches (such sanctions applicable to U.S. persons are generally referred to as “primary” sanctions) but do not apply to non-U.S. subsidiaries of U.S. persons unless the relevant transactions have a nexus with the United States. U.S. economic sanctions also include “secondary” sanctions that make certain activities of non-U.S. persons sanctionable under U.S. statutes such as the Countering America’s Adversaries Through Sanctions Act (CAATSA) or the U.S. President’s executive orders, such as Executive Order 14114 of December 22, 2023, which, among other things, subjects foreign financial institutions that engage in certain activities involving Russia’s military industrial base to secondary sanctions risks. These sanctions are administered by OFAC and/or the U.S. Department of State.
Because Freedom Holding Corp. is a U.S. incorporated holding company that operates through its subsidiaries, we are obliged to comply with Ukraine-Russia conflict related sanctions imposed by the United States, but those sanctions do not apply to the fully independent activities of our non-U.S. subsidiaries where there is no U.S. nexus. If, however, it was determined that Freedom Holding Corp. facilitated activities of its subsidiaries that are prohibited under U.S. sanctions, Freedom Holding Corp. could be subject to civil or criminal penalties under OFAC regulations. In addition, non-U.S. companies that cause U.S. companies to violate OFAC regulations may be subject to enforcement action and thereby the imposition of civil or criminal penalties. The risk of noncompliance may arise in connection with international transactions conducted in U.S. dollars, transfers to or from U.S. bank accounts, or dealings with U.S. broker-dealers.
We maintain omnibus brokerage accounts for several institutional customers. The order flow from these accounts represents transactions of customers of the relevant institutions, which are executed by the relevant institutions through their omnibus accounts with us. While we have agreements with such customers in which they have agreed to comply with sanctions laws, and to grant us access to its customer records for purposes of compliance monitoring upon our request, we do not have direct access to such institutional customers’ own customer check systems. While, based on the procedures we have performed, we believe that the beneficial owners who are the beneficiaries of trades being carried out through such omnibus accounts are not sanctioned persons, because we do not have such direct access we cannot provide assurance that this is the case.
In the event that we believe or have reason to believe that our employees, agents or independent contractors have or may have caused us or any of our subsidiaries to violate applicable economic sanctions laws, we may be required to investigate or have outside counsel investigate the relevant facts and circumstances, which could be costly and require significant time and attention from senior management. Non-compliance with these laws may result in criminal or civil penalties, which could disrupt our business and result in a material adverse effect on our financial condition, results of operations, and cash flows and cause significant brand or reputational damage.
Sanctions are subject to rapid change, and it is also possible that new sanctions programs could be established, or secondary sanctions could be imposed, by the U.S. or other jurisdictions without warning, including in relation to the Russia-Ukraine conflict. The extent of current sanctions measures, not all of which are fully aligned across jurisdictions, further increases operational complexity for our business and increases the risk of making errors in managing day-to-day business activities within the rapidly evolving sanctions environment.
We are monitoring closely the developing sanctions environment, including Russian countersanctions, and utilizing dedicated corporate governance structures and inhouse and outside advisors as and when required to ensure our continued compliance. However, we cannot assure that we can remain in compliance with all sanctions and countersanctions.
Emerging markets, such as many of the markets in which we operate, are subject to greater risks than more mature markets, including significant political, economic and legal risks.
Generally, investments in emerging markets are only suitable for sophisticated investors who fully appreciate the significance of the risks involved. Investors in emerging markets should be aware that these markets are subject to greater risk than more mature markets, including in some cases significant political, economic and legal risks, including:
•difficulties in enforcing legal rights;
•corruption in certain countries;
•economic volatility and sustained economic downturns;
•restrictive changes in securities brokerage, financial services and banking laws;

•differing and sometimes conflicting legal and regulatory regimes;
•unpredictable, uncertain and potentially adverse changes to tax regimes;
•difficulties in developing, staffing, and simultaneously managing a number of international operations;
•risks related to government regulation;
•uncertain protection and enforcement of our intellectual property rights;
•uncertain and changing judicial and regulatory environments and requirements;
•currency exchange rate fluctuations and currency exchange controls;
•procuring adequate insurance; and
•political or social unrest, including domestic protests such as occurred in Kazakhstan in January 2022 and international conflicts, such as the Russia-Ukraine conflict.
Emerging market governments and judiciaries often exercise broad, unchecked discretion and are susceptible to abuse and corruption. Emerging economies such as Kazakhstan are subject to rapid change and that the information set out herein may become outdated relatively quickly. Moreover, financial, political or social turmoil in any emerging market country can disrupt the local securities markets and our relevant in-country operations.
The economies of Kazakhstan and other countries in which we operate are vulnerable to external shocks and fluctuations in the global economy.
Shocks and fluctuations to the global economy may adversely impact Kazakhstan and the other emerging market countries in which we operate. We estimate that, for fiscal 2025, approximately 85% of our total revenue and most of our total net income was attributable to our operations in Kazakhstan, and as of March 31, 2025, approximately 63% of our total assets were attributable to our operations in Kazakhstan. The economic resilience of Kazakhstan has been tested by global financial shifts and political events, impacting its growth trajectory. Particularly, the Covid-19 pandemic led to a significant downturn in 2020, exacerbated by a sharp decline in oil prices. Although there was a subsequent recovery, the economy's growth rates have been inconsistent, influenced by external challenges such as reduced oil production and supply chain disruptions, partly from the ongoing Russia-Ukraine conflict. Kazakhstan's heavy reliance on its oil and gas sector, despite diversification efforts, underscores the economy’s vulnerability. CPC is the main oil export route (for at least two thirds of total oil exports), which runs from fields in the west of the country to a terminal near the Russian port of Novorossiysk. Even though Kazakhstan is undertaking efforts to diversify its oil export routes through the Transcaspian International Transport Route (TITR), the CPC will continue to play a major role in the transportation of Kazakhstan’s oil. The Russia-Ukraine conflict may cause damages to the Russian port that can lead to a decrease of oil exports for Kazakhstan.
Changes in both the global and domestic environment have resulted in, among other things, lower liquidity levels across the banking sector, tighter credit conditions for Kazakhstan companies generally and fluctuating global demand for, and instability in, the price of crude oil and other commodities and fluctuations in the value of the tenge. For example, the tenge depreciated relative to the U.S. dollar by 10.4% in 2020 primarily due to a sharp fall in oil prices caused by the Covid-19 pandemic. At the onset of the Russia-Ukraine conflict, the tenge depreciated by 8.0% relative to the U.S. dollar during the quarter ended March 31, 2022. During fiscal 2025, the tenge continued to experience high pressure from global and domestic factors, depreciating by 13% against the U.S. dollar. The tenge has since appreciated in value but remains subject to volatility.
Kazakhstan and other countries remain vulnerable to external shocks and the economic performance of their trading partners. A significant decline in economic growth in the EU or in any of a country’s other major trading partners, including Russia (whether or not resulting from international sanctions), could have a material adverse effect on such country’s balance of trade and adversely affect its economic growth. In addition, a number of elections took place around the world in 2024, including the recent U.S. presidential election. The results of these elections, such as enacting or raising tariffs on certain U.S. trading partners by the new U.S. administration, have led or are anticipated to lead to policy changes, which may have a detrimental effect on markets, broader business environment and our operations. The Trump administration has signaled that Kazakhstan will be subject to a 27% tariff on all exports to the U.S., the impact of this tariff on the economy of Kazakhstan is still unknown, but could materially impact our customers in Kazakhstan and conversely our business operations.
Kazakhstan’s economy is vulnerable to internal political and social unrest.
The countrywide unrest in Kazakhstan that occurred in January 2022 resulted in major interruptions to Kazakhstan’s financial market. As a result of the internet shutdowns (or access restrictions) and the state of emergency lockdowns declared by the president of Kazakhstan, our Kazakhstan subsidiaries, along with other financial institutions in Kazakhstan, were unable to conduct operations or operated with limited functionality during the unrest. As occurred in 2022, any similar unrest may result in significant changes to the Kazakhstan government and reshuffling of government officials, which could in turn result in future impacts to the financial markets in Kazakhstan, including possible amendments to legislation that may limit or make it more difficult or expensive to conduct our operations or make our services less attractive to our customers.
Continuing inflation has driven up the cost of goods and services and may further increase our expenses, weaken our competitive position, or lower consumer spending power.
Continuing inflation has led to higher prices for goods and services, which could increase the cost of delivering our services, weaken our competitive position, or reduce consumers’ purchasing power. Specifically, most of our operations and expenditures are based in Kazakhstan, where expenses are largely denominated in Kazakhstan tenge. As a result, inflation in Kazakhstan significantly affects our cost structure. Due to various factors, including geopolitical issues, the country is currently experiencing elevated inflation, which has driven up business costs, including for supplies and labor. These inflationary challenges, which may be intensified by geopolitical conflicts or shifts in global economic policy, such as U.S. or other countries trade policy, could be expected to persist for an uncertain duration. According to the National Statistics Bureau of the Kazakhstan Agency for Strategic Planning and Reforms, annual consumer inflation was 18.1% in March 2023, 9.1% in March 2024, and 10% in March 2025. A prolonged period of inflation, especially when paired with high interest rates, may destabilize markets, spark new financial crises, reduce loan activity, increase default rates, weaken consumer spending and investment activities, and damage consumer confidence, all of which could negatively impact our business, financial condition, results of operations and cash flows.
Changes in U.S. or other countries trade policies, including the imposition of tarif s and retaliatory tarif s, may adversely impact our business, financial condition, and results of operations.
Changes to international trade and investment policies by the U.S. or other countries, and the uncertainty about potential changes, could negatively impact financial markets globally and currency exchange rates. Significant increases in tariff rates, either broadly applied or targeted at specific goods or trading partners, could adversely impact economic conditions and/or result in higher inflation, which could result in financial market volatility as markets adjust to the incremental cost of doing business and/or new business models to reduce the impacts, as well as adversely impact asset prices. Also, escalation of tensions between the U.S. and China, including tariff increases, could lead to further U.S. measures that adversely affect financial markets, disrupt world trade and commerce and lead to trade retaliation, including through the use of counter tariffs, foreign exchange measures or the large-scale sale of U.S. Treasury bonds.
Any restrictions on the activities of businesses, could also negatively affect financial markets. These developments could adversely affect our businesses, customers, including demand for our products and services.
Risks Related to Legal and Regulatory Matters
We are subject to extensive regulation, and the failure to comply with laws and regulations could subject us to monetary penalties or sanctions.
Our business is subject to extensive government regulation, licensing and oversight in multiple jurisdictions, including provisions which apply on a cross-border basis. Laws, regulations and rules or other obligations to which we are subject include those concerning securities brokerage, retail and commercial banking, insurance services, payment services, securities trading, underwriting and market-making, granting of credit, deposit taking, margin lending, foreign currency exchange, IT, information security and data protection, cross-border and domestic money transmission, fraud detection, antitrust and competition, consumer protection, U.S. and non-U.S. sanctions regimes, anti-money laundering and counter-terrorist financing.
As we introduce new products and services and expand existing product and service offerings we may become subject to additional regulations, restrictions, licensing requirements, reporting and related regulatory oversight.
Compliance with many of the regulations applicable to us involves a number of risks, particularly in areas where applicable regulations may be subject to varying interpretation. Many of the requirements imposed by these regulations are designed to ensure the integrity of the financial markets and to protect customers and other third parties who deal with us. New regulations may result in enhanced standards of duty on our subsidiaries in their dealings with their customers. Consequently, these regulations often serve to limit our activities, including through net capital, customer protection and market conduct requirements, including those relating to principal trading. Compliance with the extensive regulations applicable to us is also associated with auditing, accounting, legal, tax consulting fees and other expenses.
We have implemented policies and procedures designed to ensure compliance with applicable laws and regulations. Notwithstanding these measures, it is possible that our employees, contractors, and agents could nevertheless breach such laws and regulations. We may be subject to legal claims from our customers and counterparties, as well as regulatory actions brought against us by the regulators, self-regulatory agencies and supervisory authorities that oversee and regulate the industries in which we operate.
From time to time, we have been, and in the future may be, subject to investigations, audits, inspections and subpoenas, as well as regulatory proceedings and fines and penalties brought by regulators. We are subject to regulation from numerous regulators, which include the NBK, the AFSA, the ARDFM, CySEC and the SEC. We have received various inquiries and formal requests for information on various matters from certain regulators, with which we have cooperated and will continue to do so. If we are found to have violated any applicable laws, rules or regulations, formal administrative or judicial proceedings may be initiated against us that may result in administrative or other restrictive measures, censure, fine, civil or criminal penalties. For example, on February 13, 2023, following an elective audit of Freedom Bank KZ commenced by the ARDFM in June 2022, the ARDFM issued an order providing that Freedom Bank KZ violated a number of banking laws and regulations. In connection with such order, Freedom Bank KZ developed and implemented a remediation plan, the completion of which was confirmed on April 10, 2024. We could also experience negative publicity and reputational damage as a result of future lawsuits, claims or regulatory actions. Any of the foregoing could, individually or in the aggregate, adversely affect our business, financial condition, results of operations and cash flows.

Financial services firms have been subject to increased regulatory scrutiny increasing the risk of financial liability and reputational harm resulting from adverse regulatory actions.
Firms in the financial services industry operate in a highly regulated regulatory environment. The industry has experienced increased scrutiny from a variety of regulators, including the SEC and FINRA in the United States, U.S. state regulators and regulators in non-U.S. jurisdictions. Penalties and fines sought by regulatory authorities have increased substantially. We may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these regulatory authorities. Each of the regulatory bodies with jurisdiction over us has regulatory powers dealing with many different aspects of financial services, including, but not limited to, the authority to fine us and to grant, cancel, restrict or otherwise impose conditions on the right to continue operating particular businesses. We also may be adversely affected as a result of new, revised, or reinterpreted legislation or regulations imposed by the SEC, other U.S. or non-U.S. governmental regulatory authorities or self-regulatory organizations (e.g., FINRA) that supervise the financial markets. Substantial legal liability or significant regulatory action taken against us could have a material adverse effect on our business prospects including our cash position.
As a U.S. public company listed on Nasdaq we have substantial regulatory reporting obligations.
We are subject to extensive corporate governance, reporting and accounting disclosure requirements under U.S. securities laws and regulations of the SEC. Failure to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the Dodd-Frank Wall Street Reform and Consumer Protection Act, applicable securities or other laws could potentially subject us to sanctions or investigations by the SEC or other regulatory, exchange or market authorities, and related penalties, fines and litigation. These laws, as well as the listing standards of Nasdaq, impose certain compliance requirements, costs and obligations on listed companies. This requires a significant commitment of resources and management oversight. The expenses associated with being a public company include auditing, accounting and legal fees and expenses, investor relations expenses, increased directors’ fees, registrar and transfer agent fees and listing fees, as well as other expenses.
We are subject to risks related to anti-corruption laws in effect in the United States and the non-U.S. jurisdictions where we conduct business.
We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”) and similar non-U.S. anti-corruption laws that generally prohibit companies and their intermediaries from making improper payments or providing anything of value to influence foreign government officials for the purpose of obtaining or retaining business or obtaining an unfair advantage.
Recent years have seen a substantial increase in the global enforcement of anti-corruption laws, with more frequent voluntary self-disclosures by companies, aggressive investigations and enforcement proceedings, resulting in record fines and penalties, increased enforcement activity, and increases in criminal and civil proceedings brought against companies and individuals.
We operate through our subsidiaries in the U.S. and multiple non-U.S. jurisdictions. Enforcement officials generally interpret anti-corruption laws to prohibit, among other things, improper payments to government officials. Our internal policies and those of our subsidiaries provide for training and compliance with all applicable anticorruption laws and regulations. Despite our training and compliance programs, it is possible that our employees, agents or independent contractors may cause us or a subsidiary to violate applicable laws. In the event that we believe or have reason to believe that our employees, agents or independent contractors have or may have caused us or a subsidiary to violate applicable anti-corruption laws, we may be required to investigate or have outside counsel investigate the relevant facts and circumstances, which can be costly and require significant time and attention from senior management. Non-compliance with these laws may result in criminal or civil penalties, which could result in a material adverse effect on our reputation, business, financial condition, results of operations and cash flows.
A failure by our subsidiaries to meet capital adequacy and liquidity requirements could affect our operations, financial condition and cash flows.
As a condition to maintaining our licenses to conduct brokerage, insurance and banking activities, some of our subsidiaries, and, in certain cases, FRHC as their owner, must meet ongoing capital and liquidity standards, which are subject to evolving rules and qualitative judgments by government regulators regarding the adequacy of their capital and internal assessment of their capital needs. These net capital rules may limit the ability of each subsidiary to transfer capital to us. New regulatory capital, liquidity, and stress testing requirements may limit or otherwise restrict how each subsidiary utilizes its capital and may require us to increase our capital and/or liquidity or to limit our growth. Failure by our subsidiaries to meet minimum capital requirements could result in certain mandatory and additional discretionary actions by regulators that, if undertaken, could adversely affect the licenses of our subsidiaries, as well as our business, financial condition, results of operations and cash flows.
The countries in which we operate have changing regulatory regimes, regulatory policies, and interpretations.
The countries in which we operate have differing, and sometimes conflicting, regulatory regimes governing the delivery of financial services in each country, the transfer of funds to and from such countries, and other aspects of the broker-dealer, finance, investment, banking, and insurance industries. In some jurisdictions where we operate, these provisions were promulgated during changing political circumstances, are continuing to change and may be relatively untested, particularly insofar as they apply to foreign investments by residents of various countries.
Therefore, there may exist little or no administrative or enforcement history or established practice that can aid us in evaluating how the regulatory regimes may impact our operations or our customers. It is possible that governmental policies will change or that new laws and regulations, administrative practices or policies, or interpretations of existing laws and regulations including those governing capital, liquidity, leverage, long-term debt, margin requirements, restrictions on leveraged lending or other business practices, reporting requirements and tax burdens will materially and adversely affect our activities in one or more of the countries where we operate. Further, since the history and practice of industry regulation is limited in a number of jurisdictions where we operate, our activities may be particularly vulnerable to the decisions and positions of individuals, who may change, be subject to external pressures, or administer policies inconsistently. Internal bureaucratic politics may have unpredictable and negative consequences. If we fail to develop and maintain good working relationships with local regulators, or a regulator determines that we have violated local laws in a particular market it could negatively impact our businesses in that market and our reputation generally.
Our revenue and profitability could be affected by changes to rules and regulations that impact the business and financial sectors generally, including changes to the laws governing foreign ownership, electronic commerce, customer privacy and security of customer data. In addition, changes to laws, rules and regulations or changes in the enforcement of existing laws, rules or regulations, could:
•limit the lines of business we conduct;
•require us to reduce our ownership stake in a subsidiary;
•compel us to terminate certain lines of business in affected jurisdictions;
•require us to reduce our investment position in a particular instrument;
•result in material cost increases including our cost of capital;
•otherwise adversely affect our ability to compete effectively with other institutions that are not similarly impacted;
•require us to modify existing business practices;
•force us to relocate operations or personnel, or to amend or terminate arrangements with senior management;
•require us to invest significant management attention and resources and legal costs to evaluate and make necessary changes to our compliance, risk management, treasury and operations functions;
•make it uneconomical for us to provide certain services in particular countries;
•influence how we manage our capital and liquidity.
Our measures to prevent money laundering and terrorist financing violations may not be completely effective.
Notwithstanding the anti-money-laundering (“AML”) regulations that are in place in Kazakhstan, the EU, the U.S. and other jurisdictions in which we operate, we are subject to the risk that our subsidiaries that are financial institutions could be used as vehicles for money laundering.
Minimum standards and duties according to the anti-money laundering legislation in Kazakhstan, Cyprus, the EU, the U.S. and other jurisdictions where we operate include customer identification, analysis of the customer’s economic profile, record keeping, suspicious activity reporting, employee training, an audit function and designation of a compliance officer. Suspicious transactions must be reported on a daily basis to the relevant authorities. We are subject to applicable anti-money-laundering and antiterrorist-financing laws and regulations. Our anti-money-laundering measures are based on relevant legislation. For example, Kazakhstan is a member of the Eurasian Group (an Associate Member of the FATF) and has enacted laws and regulations to combat money laundering, terrorist financing and other financial crimes. We have procedures and documents aimed at preventing money laundering and financing of terrorist activities, including a general anti-money-laundering policy, employee training, the designation of a compliance officer, internal control procedures that include a refusal policy whereby we may refuse to conduct business with suspicious entities or individuals and rules on counteracting money laundering and financing of individuals and legal entities engaged in terrorist activities. In the case of suspicious transactions, internal suspicion reports (ISRs) are submitted to the local compliance departments for initial internal investigation. In the case of confirmed suspicious transactions, such transactions are reported immediately to the relevant local financial intelligence unit (FIU). We seek to fully comply with the reporting requirements under applicable legislation related to money laundering or terrorist financing. However, there can be no assurance that third parties will not attempt to use us as a conduit for money laundering or terrorist financing without our knowledge, nor that the measures described above will be completely effective. Any technical or other breaches of the anti-money laundering laws and regulations by us could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Due to the omnibus brokerage accounts we maintain for certain institutional brokerage customers, penalties and other enforcement actions could be brought against us under relevant AML/CTF laws due to breaches by those customers of those laws and regulation and similar laws despite the fact that we have no direct control over the activities or policies of such customers. The order flow from these accounts represents transactions of underlying customers of the relevant institutions, which are executed by the relevant institutions through their omnibus accounts with us. While we have agreements with such institutional customers in which they have agreed to comply with AML/CTF controls that are applicable to brokers in the U.S. and EU, and we test their frameworks and systems by regular risk-based sampling and have access to their underlying customer records for purposes of compliance monitoring, because we do not have direct access to such institutional customers' underlying customers or screening systems, we cannot provide assurance that the beneficial owners who are the beneficiaries of trades being carried out through such omnibus accounts are conducting trades in compliance with applicable AML/CTF laws.

If we violate securities laws, or are involved in litigation in connection with a violation, our reputation and results of operations may be adversely affected.
Many aspects of our business involve substantial risks of liability. In our underwriting business, we are exposed to substantial potential liability under U.S. federal, state and non-U.S. securities laws, other U.S. federal and state and non-U.S. laws, and court decisions, including decisions with respect to underwriters’ liability and limitations on indemnification of underwriters by issuers. For example, a firm that acts as an underwriter may be held liable for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered or for statements made by its securities analysts or other personnel. Our underwriting activities which are primarily in Kazakhstan will usually involve offerings of the securities of smaller companies, which often involve a higher degree of risk and are more volatile than the securities of more established companies. In comparison with more established companies, smaller companies are also more likely to be the subject of securities class actions, to carry directors and officers liability insurance policies with lower limits or not at all, and to become insolvent. In addition, in market downturns, claims tend to increase. Each of these factors increases the likelihood that an underwriter may be required to contribute to an adverse judgment or settlement of a securities lawsuit.
We are subject to risks related to potential litigation.
We may be subject to legal claims from our customers and counterparties, employment-related claims and other claims. We could experience negative publicity and reputational damage as a result of lawsuits or claims, in addition to potential significant costs incurred to defend ourselves or settle claims and judgments. Any of the foregoing could have a material adverse impact on our business, financial condition results of operations and cash flows.
Risks Related to Information Technology and Cybersecurity
Our operations are highly dependent on the continued and proper functioning of our information technology systems and infrastructure.
Our brokerage, financial services and banking businesses are highly dependent on processing, on a daily basis, a large number of communications and increasingly complex transactions across diverse markets, in various languages.
These communications and transactions are accomplished primarily through electronic information technology systems that are comprised of a wide array of computer systems, software, server and network hardware, internet connectivity and underlying infrastructure that enable them to function. The financial, accounting, or other data processing systems we or the firms that clear transactions on behalf of our customers use may fail to operate properly, become disabled, or otherwise become unavailable, as a result of events that are wholly or partially beyond our control. Events causing failures of our systems may include a disruption of electrical, communications, internet or other infrastructure, or related services, or our inability to access or use one or more of our facilities, as a result of any number of occurrences, including an infectious disease outbreak or pandemic, social unrest such as occurred in Kazakhstan in January 2022, armed conflict such as the Russia-Ukraine conflict or cyber-attacks. For example, during the transition from the calendar year 2022 to the calendar year 2023, Freedom Bank KZ experienced a technical failure in processing transactions on its MultiInvest cards, as a result of which it incurred losses of approximately $3 million. After the error was identified, measures were taken to rectify the issue and provide for timely synchronization of the balances going forward.
In particular, our “Tradernet” electronic trading platform is proprietary technology that plays a key role in both our customers’ use of our services and for other important aspects of our business. Errors, failures, delays, interruptions, disruptions, vulnerabilities, bugs, incompatibility, obsolescence, or similar issues with Tradernet, or the software or systems upon which Tradernet relies for its functionality, however caused, could result in business disruptions, financial loss, reputational damage, and other adverse impacts on our business, financial condition, and results of operations.
Other businesses we currently operate, or that we will establish in the future pursuant to our digital fintech ecosystem strategy, will also be highly dependent on the proper functioning of IT systems and related technology.
If any of our systems do not operate properly or are disabled or otherwise unavailable, or if there are other shortcomings or failures in our internal processes, personnel, or systems related to the electronic communications and functionality our operations depend on, we could suffer impairment to our liquidity, financial loss, a disruption of business, liability to customers, regulatory intervention, and reputational damage. An inability of our systems to accommodate an increasing volume of transactions could also constrain our ability to expand our business operations.
We interact with large volumes of sensitive data that exposes us to IT breach and other data security risks and liabilities.
Our operations rely on the secure processing, storage, and transmission of confidential, personal, financial and other information in our computer systems and networks. In particular, our ability to operate our business, and specifically our electronic trading platform, Tradernet, depends on our ability to protect the computer systems, networks and databases that we operate and use from unauthorized intrusions of third parties, including cyber-attacks. Our computer systems, software, and networks may be vulnerable to unauthorized access, computer viruses, spyware or other malicious code, social engineering, employee error and cyber-attacks and other evolving cybersecurity threats.
The occurrence of one or more of these events could: (a) jeopardize confidential and other information processed by, stored in, and transmitted through our computer systems and networks or the computer systems and networks of our customers or other third parties with whom we conduct business; or (b) otherwise cause interruptions or malfunctions in our operations or the operations of our customers or third parties with whom we conduct business. In addition, new and expanding data privacy laws and regulations (such as the GDPR) are, or soon will be, in effect in many of the jurisdictions where we conduct business. These pose increasingly complex compliance challenges, which may increase compliance costs, and compliance failures could result in significant fines, penalties and liability.
We have previously experienced cybersecurity incidents which breached our information systems, but these were contained by our response teams and generated negligible impacts. There is also a possibility that we are not currently aware of certain undisclosed vulnerabilities in our IT systems and other assets. There is an increased likelihood that escalation of tensions from the Russia-Ukraine conflict could result in cyber-attacks that could either directly or indirectly impact our operations. Although our subsidiaries have implemented cybersecurity controls for mitigating these risks, we cannot be sure that our network and information technology systems will not be subject to such issues, or, if they are, that we will be able to maintain the integrity of our customers’ and employees’ data or that malware or other technical or operational issues will not disrupt our network or systems and cause significant harm to our operations. If our services are affected by attacks or malware and this degrades our services, our products and services may be perceived as being vulnerable to cybersecurity risk and the integrity of our data protection systems may be questioned. As a result, users and customers may curtail or stop using our products and services, and we might incur reputational damage, litigation exposure, regulatory fines, penalties, reimbursement or other compensatory costs.
If possible outbreaks or other events occur in the future, we may again be required to move a significant portion of our workforce to working remotely, which could result in increased overall IT, information security and data protection risks associated with widespread remote work, as remote working environments may be less secure and more susceptible to IT and information security threats.
The infrastructure on which our IT systems depend is subject to events that could interrupt our ability to operate.
The infrastructure upon which our operations and IT systems depend, including electrical communications and internet, and transportation and other services, are vulnerable to damage or disruptions from events outside our control, including natural disasters, military conflicts, power, telecommunications and internet unavailability or outages, terrorist acts, riots, government shutdown orders, changes in government regulation, equipment or system failures or an inability to access or operate such equipment or systems, human error or intentional wrongdoings, cyber-attacks or any other types of information technology security threats.
In addition, as we operate in emerging markets which may have an increased threat of terrorism, military conflict, social unrest or governmental interference with infrastructure, which could result in property damage, business interruption and damage to our brand or reputation. The local authorities may order our subsidiaries to temporarily shut down their entire networks or part or all of our networks may be shut down due to actions relating to military conflicts, social unrest or a nationwide strike. For example, during the social unrest in Kazakhstan that occurred in January 2022, the Kazakhstan government temporarily disabled internet access in the country, which resulted in severance of internal communications within our Kazakhstan subsidiaries.
Because we have employees in a number of locations in Kazakhstan, Uzbekistan, Kyrgyzstan, Turkey, Azerbaijan, Germany, Spain, Greece, France, Poland, Lithuania, Bulgaria, Austria, Italy, Netherlands, Belgium, Armenia, Tajikistan, the UAE, the UK, the U.S. and Cyprus, all of whom need to work and communicate as an integrated team, the functionality of the infrastructure affects our ability to conduct business. If a disruption occurs in one location and our employees in that location are unable to communicate with or travel to other locations, our ability to service and interact with our customers may suffer. While we have contingency plans in place to address such issues, these plans may not always be deployed successfully or be sufficiently adequate to fully offset the impacts of such disruptions. We do not maintain insurance policies to mitigate these risks because such insurance may not be available or may be more expensive than the perceived benefit. Further, any insurance that we may purchase to mitigate certain risks may not cover all losses.
In addition, the computers and data centers that process our trades and payments are located in the same locale. If a catastrophic event were to occur at such a locale it may result in permanent data loss. More generally, substantial property and equipment loss, and disruption in operations as well as any defects in our systems or those of third parties or other difficulties could expose us to liability and materially adversely impact our business, financial condition, results of operations and cash flows. In addition, any outage or disruptive efforts could adversely impact our reputation and other aspects of our business.
Failure or compromise of third-party systems operations or security could adversely affect our business and expose us to data breaches and cyber attacks.
We rely on certain third-party computer systems or third-party service providers, including clearing systems, other broker-dealers, exchange systems, banking systems, internet service, co-location facilities, communications facilities and other facilities. Any interruption in these third-party services, or deterioration in their performance, could be disruptive to our business. If our arrangement with any third-party is terminated, we may not be able to find an alternative source of systems support on a timely basis or on commercially reasonable terms. This could have a material adverse effect on our business, financial condition, results of operations and cash flows.
In particular, funds invested by our customers in securities of U.S. companies are transmitted by us to U.S. registered securities broker-dealer and clearing firms. Funds from the sale of securities are transmitted from such U.S. registered securities broker-dealer and clearing firms back to us through international banking electronic transfers, which can experience clerical and administrative mistakes, be subject to technical interruption, be delayed, or otherwise fail to work as planned. We do not have any control over these funds transfers. Failures or substantial delays in funds transfers could impair our customer relationships. Damage to or the loss of our relationships with these U.S. registered securities broker-dealer and clearing firms could also impair our ability to continue to offer such services to our customers which could have a material adverse impact on our business, financial condition, results of operations and cash flows.
Our success also depends on the continued availability, development and maintenance of the internet infrastructure globally and particularly in the countries in which we operate. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable internet services. Any disruption in network access provided by third parties or any failure by them to handle current or higher future volumes of use may significantly harm our business. We have experienced and expect to continue to experience interruptions and delays in service from time to time. Furthermore, we depend on hardware and software suppliers for prompt delivery, installation and service of servers and other equipment to deliver our services.
Use of third-party systems and vendors creates additional potential vulnerabilities. These third-parties may have weaker cybersecurity practices than our own. A cyber-attack, data breach, or system failure originating within a third-party system could disrupt our operations, compromise sensitive data, or damage our reputation. Despite measures to manage third-party risks, we cannot fully eliminate these exposures.
To remain competitive, we must keep pace with rapid technological change.
The global securities industry is characterized by rapidly changing technology, shifting industry standards and evolving trading systems, practices and techniques. Our customers’ needs and demands fluctuate with these changes. We are focused on anticipating and developing technologies to meet the constantly changing demands of the market through ongoing enhancement of our products, services and platforms. If our platforms and systems do not operate properly, are slow to market, provide customers with a poor user experience, or are non-competitive with the offering of our competitors, we could experience a loss in business that could reduce our earnings or cause a loss of revenue.
In particular, our “Tradernet” electronic trading platform is proprietary technology that has taken substantial resources and time to build and requires continued development to remain competitive with other trading platforms. Adoption or development of superior platforms or technologies by our competitors may require us to devote substantial resources to the further development of Tradernet, or other platforms, to remain competitive. Our future success will depend in part on our ability to develop, adapt or acquire up-to-date technology that meets ever evolving industry standards. We may not always be correct or timely in our assessment of how technological changes may impact our business. If we are unable to develop, adapt to, access or acquire technology that meets or exceeds industry standards on a timely and cost-effective basis, which could materially and adversely impact our business, financial condition, results of operations and cash flows.
For example, in Kazakhstan we have developed an online-based platform that integrates Kazakhstan government databases with our services, making our service offerings faster and more convenient than services without such integration. We do not control the relevant government databases and cannot guarantee that we will always have access to such databases or proper functionality with such databases. For us to expand this type of integrated product outside of Kazakhstan, we would be reliant on similar databases being available and able to integrate with our systems in the jurisdictions to which we expand, the availability of which will likely vary greatly among jurisdictions.
As we introduce or expand new digital offerings and advanced technologies such as artificial intelligence (“AI”)-driven services, internet of things (“IoT”) applications, and next-generation identity solutions there is an increased risk of rolling out platforms before fully understanding their potential vulnerabilities or correctly interpreting regulatory requirements. Rapid deployments may create new avenues for malicious attacks or identity-based threats, where attackers could impersonate users, disrupt services, or commit fraud. A successful infiltration could compromise our technology, integrity and confidentiality of our data and expose us to regulatory scrutiny, liability, and damage to our reputation.
Our business relies on legacy IT systems, software, and platforms. These systems are frequently more vulnerable to cyber-attacks due to outdated security protocols, unpatched vulnerabilities, and lack of vendor support. Maintaining and supporting these older systems often requires specialized, and increasingly scarce, expertise and investment into compensating security measures. Development of new features or integrations for legacy systems can be slow, costly, and prone to errors.
Other businesses we currently operate, or that we will establish in the future pursuant to our digital fintech ecosystem strategy, are also subject to rapid technological change.
Furthermore, many of our competitors are larger, more experienced and have greater resources to devote to the development of new technologies and services. If we are unable to keep pace with their development efforts our customers may find our platforms and services less compelling, which could lead to customer losses or a reduction in the revenue we generate from our product and service offerings.
Incorporating AI technologies into some of our products and processes may present business, compliance, and reputational risks.
We are currently evaluating and experimenting with machine learning and AI technologies to enhance our products and processes in certain circumstances, such as improving the efficiency of our compliance checks. Our efforts in researching and developing these technologies are ongoing. As with many emerging technologies, AI poses a variety of risks and challenges that could negatively impact our business. If we are unable to keep pace with the rapidly evolving landscape of AI, particularly within the financial technology industry, our competitive position and business may be adversely affected.
Incorporating AI technologies, especially generative AI, into new or existing processes or offerings may also introduce new or increased risks and liabilities. These may arise from heightened regulatory or governmental oversight, litigation, compliance obligations, ethical concerns, or risks related to confidentiality and security. Any such risks could harm our business, reputation, or financial performance. Additionally, laws, regulations, or industry standards that are developed in response to AI may be restrictive or burdensome, potentially limiting our ability to use, create, or implement AI, particularly generative AI, within our products, processes, or business expansion strategies.
If we are unable to secure rights to use AI technologies on commercially reasonable terms, we may need to acquire or build alternative solutions, which could delay our ability to offer competitive products and increase our costs. AI solutions may also utilize data from third-party sources, potentially exposing us to risks related to data usage rights and protection. The legal and regulatory framework surrounding AI is rapidly developing and remains uncertain, including issues related to intellectual property rights, licensing, cybersecurity, and data privacy - many of which have yet to be addressed by law makers, courts or regulators. Our use, development, or adoption of AI technologies in our processes or offerings may lead to claims from third parties involving copyright infringement or other intellectual property disputes, which could require us to pay damages or license fees. In addition, the changing regulatory and legal environment for AI may also affect our ability to safeguard our own data and intellectual property from unauthorized use.
Reliance on centralized infrastructure and cloud services increases our exposure to larger scale service disruptions and cyber-attacks.
We are consolidating our IT infrastructure and applications into centralized data centers and cloud services, combining the use of third-party software and IT infrastructure providers, our superapps, such as Freedom SuperApp and Freedom Banker, and Tradernet. This approach allows us to utilize the advantages of economies of scale, uniform security controls, more efficient management, and reduces our reliance on the number of third-party IT service providers. While centralized IT infrastructure may reduce our probability of incidents of IT disruptions through service disruptions or cyber-attacks risks, it increases our exposure to larger scale service disruptions and cyberattack incidents. If a key infrastructure or cloud provider experiences an outage, faces a security breach, or substantially raises costs, our operations could be disrupted, impacting both customer-facing services and internal processes. Moreover, a single malfunction or vulnerability in consolidated systems may impact multiple businesses simultaneously. Any resulting operational downtime, data compromise, data integrity violation, or reputational damage could be magnified by the reliance on a centralized IT system, attracting scrutiny from regulators in the relevant jurisdictions and have a material adverse effect on our business, financial condition, results of operations and cash flows. At the same time, reverting to a decentralized architecture would likely lead to extended attack surface, higher operational costs, shortages of experienced staff, and diminished service reliability.
Taxation Risks Related to Our International Operations
Global anti-offshore measures could adversely impact our business.
In 2013, the Organization for Economic Co-operation and Development (“OECD”) and G20 countries accepted that existing international tax rules create opportunities for base erosion and profit shifting. Pursuing solutions to this problem, the OECD and G20 countries adopted a 15-point Action Plan to Base Erosion and Profit Shifting (“BEPS”). The BEPS package of measures represents a substantial revision of international tax rules. In light of the new measures, it is expected that profits will be reported where the economic activities that generate them are carried out and where value is created.
The Convention on Mutual Administrative Assistance in Tax Matters developed by the Council of Europe and the OECD in 1988 and amended by Protocol in 2010 has now been signed by 141 jurisdictions (including Kazakhstan, Armenia and Cyprus). This convention requires competent authorities of jurisdictions-signatories to participate in the exchange of information that is foreseeably relevant for the administration or enforcement of their domestic laws concerning taxes. In 2018 Kazakhstan joined the Standard for Automatic Exchange of Financial Account Information (Common Reporting Standard) (the “CRS”). The CRS calls on jurisdictions to obtain information from their financial institutions and automatically exchange that information with other jurisdictions on an annual basis.
The foregoing developments regarding global information exchange could complicate our tax planning as well as related business decisions and could possibly expose us to significant fines and penalties and to enforcement measures, despite our best efforts at compliance, and could result in a greater than expected tax burden.
On November 24, 2016, the OECD published the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent BEPS (the “MLI”) which introduces new provisions to existing double tax treaties limiting the use of tax benefits provided thereby. As a minimum standard, the MLI implements a principal purposes test, under which treaty benefits are disallowed if one of the principal purposes of the transaction or the structure was to obtain a tax benefit. The MLI was ratified by Cyprus on January 22, 2020, by Kazakhstan on February 20, 2020 and by Armenia on September 25, 2023. Application of the MLI could potentially limit tax benefits granted under the double tax treaties of Cyprus, Kazakhstan and Armenia.

Frequent tax law changes in regions where we conduct operations could adversely affect our business and the value of investments.
We are subject to a broad range of taxes and other compulsory payments, including, but not limited to, income tax, VAT and social contributions. Tax laws have been in force for a short period relative to tax laws in more developed market economies, and the implementation of these tax laws is still unclear or inconsistent. The tax laws and regulations in our regions outside the U.S. are subject to frequent changes, varying and contradicting interpretations, and inconsistent and selective enforcement. Currently the Government of the Republic of Kazakhstan is developing new Tax Code which can significantly affect our business, financial condition, and results of operations.
The Transfer Pricing Law of the Republic of Kazakhstan, dated July 5, 2008, provides for three-level transfer pricing documentation, including a country-by-country report (“CbCR”). Under the mandatory filing requirements or CbCR in Kazakhstan, if a corporation reaches the reporting threshold established for the group’s consolidated revenue (e.g. EUR 750 million) it may be required to submit relevant CbCR reports. Similar requirements are outlined in U.S. transfer pricing legislation. A corporation that exceeds the threshold of $850,000,000 in annual revenue is mandated to submit CbCR in the United States. The mentioned threshold was reached in FY2024, as such we filed CbCR in the United States along with the tax return.
Transfer pricing legislation in certain jurisdictions where we operate may require pricing adjustments and impose additional tax liabilities.
Under Kazakhstan, Armenia, UAE, Cyprus and the U.S-transfer pricing legislation, the burden of proving market prices, as well as keeping specific documentation, lies with the taxpayers. In certain circumstances, the local tax authorities may apply the transfer pricing rules and methods in cases where the rules are formally not applicable, claiming additional tax charges calculated using the transfer rules but based on other tax concepts (e.g., anti-avoidance rules, lack of economic justification of expenses, etc.). Our subsidiaries in Kazakhstan, Armenia, UAE, Cyprus and the U.S. could become subject to transfer pricing tax audits by the tax authorities in the foreseeable future. As a result of such audits, the tax authorities could challenge the level of prices applied by us under “controlled” transactions (including certain intercompany transactions) or challenge the methods used to prove prices applied by us, and as a result we may accrue additional tax liabilities. If additional taxes are assessed with respect to these matters, they could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Uncertainties and ongoing changes in Kazakhstan’s tax regime may have an adverse impact on our business.
Kazakhstan’s tax regime is subject to ongoing changes, resulting in uncertainties in the interpretation and application of its tax laws. For example, the Kazakhstan government has taken steps to promote investment in its financial markets, including providing a preferential tax regime within the AIFC established by the Constitutional Law of the Republic of Kazakhstan dated December 7, 2015 “On the Astana International Financial Center” (the “AIFC Framework Law”). Among other tax benefits, there is an exemption from corporate income tax on commission income earned by an AIFC-registered member from rendering defined financial services in the AIFC. It is currently unclear whether an AIFC-registered member is eligible for the tax benefits if, for example, it renders services online through employees working outside the AIFC. As a result of these uncertainties, the availability of these new tax exemptions to us remains unclear.
Another tax risk we face is associated with “corporate tax residency” in Kazakhstan. Notably, when an entity is recognized as a Kazakhstan tax resident it is obligated to register with the Kazakhstan tax authorities, calculate and pay Kazakhstan income tax on its worldwide income and comply with other tax-related rules established for Kazakhstan entities. There is uncertainty as to how these residency criteria will be treated and applied by the Kazakhstan tax authorities to FRHC. There is also uncertainty regarding determination of the “beneficial owner” of income under Kazakhstan tax law, for purposes of double-tax treaties. In particular, to date, there are still no officially approved requirements for the documentation to be obtained from the recipient of income claiming beneficial owner status. In case one of our non-Kazakhstan subsidiaries is not able to provide evidence that it is a beneficial owner of the income which it receives from one of our Kazakhstan subsidiaries, benefits under a double tax treaty will not be applicable, as a result of which the Kazakhstan subsidiary would be required to withhold taxes from such payment at the rate provided by the Tax Code of Kazakhstan without any reductions or exemptions from taxation in Kazakhstan. This could lead to additional tax liabilities for our companies.
More generally, Kazakhstan tax legislation is subject to frequent changes, varying and potentially contradicting interpretations and inconsistencies. There can be no assurance that Kazakhstan tax legislation will be amended in the future in a manner that makes our tax planning more predictable. Further, the introduction of new taxes, amendments to current taxation rules, or new interpretations of existing tax law may have a substantial impact on the overall amount of our tax liabilities. As a result, there is no assurance that we will not be required to make substantially larger tax payments in the future, which may adversely affect our business, financial condition, results of operations and cash flows.

Risks Related to Our Corporate Structure and Internal Operations
As a diversified holding company with few operations of its own, FRHC is reliant on the operations of our subsidiaries to fund its holding company operations.
Our operations are conducted primarily through the subsidiaries of Freedom Holding Corp., and Freedom Holding Corp.’s ability to generate cash to fund its operations and expenses, to pay dividends or to meet debt service obligations is highly dependent on the earnings and the receipt of funds from our subsidiaries through dividends or intercompany loans. Deterioration in the financial condition, earnings or cash flow of our subsidiaries for any reason, including the risks discussed herein as applicable or the occurrence of such events to any such subsidiary, could limit or impair their ability to pay such distributions to Freedom Holding Corp. Additionally, to the extent our subsidiaries are restricted from making such distributions under applicable laws or regulations or under the terms of financing arrangements or are otherwise unable to provide funds to the extent of Freedom Holding Corp.’s needs, there could be a material adverse effect on our business, financial condition, results of operations and cash flows.
As a “controlled company” under Nasdaq rules, we qualify for exemptions from certain corporate governance requirements that may adversely affect our stock price.
Mr. Timur Turlov controls a majority of the voting power of our outstanding common stock. Accordingly, we qualify as a “controlled company” within the meaning of Nasdaq corporate governance standards. Under Nasdaq rules, a company of which more than 50% of the voting power is held by one individual is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements that:
•a majority of its board of directors consist of independent directors;
•its nominating and corporate governance committee and compensation committee be composed entirely of independent directors;
•each committee have a written charter addressing such committee’s purpose and responsibilities;
•an annual evaluation of the nominating and corporate governance committee and compensation committee be performed.
We currently utilize an exemption to allow Mr. Timur Turlov to sit on our nominating and corporate governance committee. The charters for each of our board committees provide for annual performance evaluations. Currently we have a majority of independent directors on our board of directors.
Our status as a controlled company and resulting available exemptions from corporate governance standards could make our common stock less attractive to some investors or otherwise harm our stock price.
The interests of our controlling shareholder may conflict with those of other shareholders.
Mr. Timur Turlov, our chief executive officer and chairman of our board, beneficially owns approximately 70% of our outstanding common stock. He currently has voting control of FRHC and can control the outcome of matters submitted to stockholders for approval. In addition, Mr. Turlov has the ability to control our management and affairs as a result of his position as our chief executive officer, chairman of our board and his ability to control the election of our directors. Mr. Turlov also has interests in other companies, certain of which have conducted significant amounts of business with our company and have significantly contributed to our revenues. Such related party transactions give increase to a risk of the conclusion of transactions on terms less favorable than could be obtained in arm’s length transactions. The interests of Mr. Turlov could conflict with those of other stockholders. Any such conflict could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Mr. Turlov is prohibited from membership on the audit committee of our board under the terms of such committee’s charter. As majority shareholder, Mr. Turlov owes fiduciary duties to minority shareholders under Nevada law. Mr. Turlov also owes fiduciary duties to FRHC as a board member and officer. However, Nevada corporate law can be viewed as more protective of officers and directors than the corporate laws of other U.S. state jurisdictions, and it therefore may not provide the same level of redress as other U.S. state corporate laws.
If our controlling shareholder, Timur Turlov, sold, or there is a perception that he may sell, large amounts of shares of our common stock, this could cause the market price of our common shares to decline.
Timur Turlov, our chief executive officer and chairman of our board, beneficially owns approximately 70% of our outstanding common stock. Timur Turlov from time to time may commit to investing in significant business or other ventures, and as a result, be required to sell shares of our common stock in satisfaction of such commitments. Sales of substantial amounts of our common shares in the public market, or the perception that these sales may occur, could cause the market price of our common shares to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Sales of common shares by our shareholders could have a material adverse effect on the trading price of our common shares.
Future issuances and sales of our common shares may have a negative impact on the market price of our common shares. In particular, sales of substantial amounts of our common shares (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our common shares.

Civil liability may be difficult or impossible to enforce against us.
Certain of our directors, substantially all of our officers, and our controlling shareholder reside outside the U.S., and a substantial portion of our assets are located outside the U.S. in jurisdictions that are not parties to treaties or other agreements with the U.S. for the mutual enforcement of U.S. court judgments. As a result, it may be difficult or impossible for investors to enforce against us or such persons judgments of U.S. courts.
For example, the Civil Procedure Code of Kazakhstan, which became effective on January 1, 2016, provides that Kazakhstan courts should recognize and enforce foreign court judgments only if provided for by Kazakhstan law or an international treaty to which Kazakhstan is a party (based on reciprocity). Kazakhstan is not a party to any multilateral or bilateral treaties with the U.S. or the UK (or most other western jurisdictions) for the mutual enforcement of court judgments, and, accordingly, there is a risk that a judgment obtained from a court in New York or England would not be enforceable in Kazakhstan courts. Each of Kazakhstan, the U.S. and the UK are, however, parties to the 1958 New York Convention on Recognition and Enforcement of Arbitral Awards (the “Convention”), and, accordingly, an arbitral award under the Convention should generally be recognized and enforceable in Kazakhstan provided the conditions to enforcement set out in the Convention and applicable Kazakhstan laws are met. The Civil Procedure Code of Kazakhstan establishes the procedure for the enforcement of foreign arbitral awards.
We have identified material weaknesses in our internal control over financial reporting in the past, and we may identify material weaknesses in the future or fail to establish and maintain effective internal control over financial reporting, which could have a material adverse effect on our business and stock price.
We are required to comply with the SEC’s rules implementing Section 404 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires management to provide an annual report on the effectiveness of internal control over financial reporting. Additionally, we are required to have our independent registered public accounting firm report on the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm is required to issue an adverse report if there is a material weakness in our internal control over financial reporting.
A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.
In preparing our financial statements in connection with our Annual Report on Form 10-K for the year ended March 31, 2023, we previously identified material weaknesses in our internal control over financial reporting. Management identified a material weakness due to a deficiency in one of the principles associated with the Control Environment component of the COSO framework, specifically relating to a lack of a sufficient complement of qualified technical accounting and financial reporting personnel to perform control activities in support of preparing the financial statements in accordance with U.S. GAAP. While we have remediated these material weaknesses as of March 31, 2024 by provision of training on U.S. GAAP and increasing the number of personnel and external consultants with experience and qualifications in financial reporting and control processes and implementing new or modified control measures, we cannot assure that these or other measures will prevent future material weaknesses from occurring.
Failure to maintain effective internal control over financial reporting by us going forward could adversely impact our ability to report our financial position, results of operations and cash flows on a timely and accurate basis. If our financial statements are inaccurate, investors may not have a complete understanding of our operations and we could face the risk of stockholder litigation. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our common stock is listed, the SEC or other regulatory authorities. Ineffective internal control over financial reporting could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.
Risks Related to Ownership of Our Securities
The price of our common stock has fluctuated historically and may be volatile.
The market price of our common stock may fluctuate significantly. Among the factors that could affect our stock price are:
•the Russia-Ukraine conflict and related sanctions and their direct and indirect effects;
•geopolitical and civil unrest in any of the markets in which we operate;
•global trade policies and the implementation of tariffs;
•planned or completed acquisitions or disposals;
•investigations, lawsuits, enforcement actions, and other claims by third parties or governmental authorities;
•global economy policy changes, new regulatory pronouncements and changes in regulatory guidelines;
•actual or anticipated fluctuations in our quarterly operating results;
•changes in market valuations or earnings of similar companies;
•any future sales of our common stock or other securities;
•breaches of regulations by our employees;
•changes in securities analysts’ estimates of our financial performance or lack of research coverage and reports by industry analysts;
•domestic and international economic factors unrelated to our performance;

•pandemic and epidemic disease;
•announcements by us of significant impairment charges;
•investor perception of us and our industry;
•announcements by us or our competitors of significant contracts, acquisitions, dispositions or strategic partnerships;
•speculation in the press or investment community.
Stock markets can experience extreme volatility unrelated to the operating performance of any particular company. These broad market fluctuations may adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against the affected company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and cash flows.
Further, on May 29, 2025, we announced that FTSE Russell selected Freedom Holding Corp. for inclusion in the Russell 3000® Index as part of the 2025 annual reconstitution, effective after the close of U.S. trading on June 27, 2025. If our common stock does not continue to remain on the Russell 3000® Index and is removed because it does not meet the criteria for continued inclusion in such index, index funds, institutional investors, or other holders attempting to track the composition of that index may be required to sell our common stock, which would adversely impact the price and frequency at which it trades.
Future offerings of securities which would rank senior to our common stock may adversely affect the market price of our common stock.
Our Articles of Incorporation authorize our board of directors to fix the relative rights and preferences of our 20,000,000 shares of authorized preferred stock, without approval from our stockholders. This could affect the rights of our common stockholders regarding, among other things, voting, distributions, dividends and liquidation. We could also use the preferred stock to deter or delay a change in control of FRHC that may be opposed by our management, even if the transaction might be favorable to our common stockholders.
If, in the future, we issue debt or equity securities that rank senior to our common stock, it is possible that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk that future offerings might reduce the market price of our common stock and dilute the value of their stock holdings in FRHC.
We do not intend to pay dividends on our common stock for the foreseeable future and, consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.
We currently intend to use our future earnings to repay debt, to fund our growth, to develop our business, for working capital needs and for general corporate purposes. We are not likely to pay dividends on our common stock for the foreseeable future, and the success of an investment in our common stock will depend upon any future appreciation in the value of our common stock.
Payments of dividends, if any, are at the sole discretion of our board of directors after taking into account various factors, including general and economic conditions, our financial condition and operating results, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions and implications of the payment of dividends by us to our stockholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant. In addition, our operations are conducted almost entirely through our subsidiaries. As such, to the extent that we determine in the future to pay dividends on our common stock, none of our subsidiaries will be obligated to make funds available to us for the payment of such dividends. Further, Nevada law imposes additional requirements that may restrict our ability to pay dividends to holders of our common stock.
2.3.Production and sales trends
The FFSPC is a company with the aim of issuing and placing bonds with the sole purpose of financing loans to the parent company FRHC. The key operating data of the FHRC is summarized in the table below.

	2022 FY*	2023 FY*	2024 FY*	2025 FY *
Net revenue (USD in thousands)	689,790	799,141	1,666,352	2,050,527
Net income (USD in thousands)	220,928	205,586	374,952	84,521
Total client accounts (thousands)	251	370	531	683
*FRHC’s fiscal year (FY) ends on 31 March
In the retail brokerage business, our key clients are mainly from Kazakhstan and Europe. We estimate that, as of March 31, 2025, we had approximately 198,814 retail brokerage customers who were Kazakhstan persons, or approximately 39% of our total number of customers, and we had approximately 384,169 retail brokerage customers who were Russian persons, or approximately 56% of our total number of customers. In addition, we serve Kazakhstan and Europe customers indirectly through their accounts with our affiliate FST Belize. The Kazakhstan and Europe markets have grown rapidly in recent years. The number of our total customer accounts increased from approximately 370,000 as of 31 March 2023, to approximately 530,885 as of 31 March 2024, to approximately 683,063 as of 31 March 2025. Internally, we designate “active accounts” as those in which at least one transaction occurs per quarter. For the year ended March 31, 2025, we had approximately 151,223 active accounts. For more detailed financial information about the Issuer please see Schedule 5 of this Prospectus.
There has been no material adverse change to FRHC’s operations since 31 December 2024.
3.Articles of Association and organizational structure
3.1.Articles of Association
Issuer’s objectives and purpose set forth in the Articles of Association
The Issuer’s objectives and purpose are based on its status as a special purpose company. According to the Issuer’s Articles of Association the Issuer is to conduct:
A. (a) the acquisition (by way of leasing, title transfer, risk transfer or otherwise), the holding and the disposal of any asset (tangible or intangible, including, for example, receivables and shares) in connection with and for the purpose of a transaction between FFSPC and FRHC;
(b) the obtaining of any type of financing (banking or capital markets), the granting of any type of security interest over its assets, the providing of any indemnity or similar support for the benefit of its shareholders or any of its subsidiaries, or the entering into any type of hedging arrangements, in connection with and for the purpose of a transaction between FFSPC and FRHC;
(c) the financing of FRHC or another special purpose company;
(d) the acting as trustee or agent for any participant in the transaction between FFSPC and FRHC;
(e) any other activity approved in writing by the AIX Registrar;
(f) any activity ancillary to an activity mentioned in paragraphs (a) to (e).
B. any other lawful activity for which companies may be incorporated under the AIFC Companies Regulations.
General description of rights, preferences and restrictions attached to each class of the existing shares of the Issuer
Subject to the provisions of the AIFC Companies Regulations (AIFC Regulations No. 2 of 2017) and without affecting any rights, entitlements or restrictions attached to existing shares, а share may be issued with the rights, embitterment, or restrictions that the Issuer may decide by its Ordinary Resolution.
Subject to the AIFC Companies Regulations, the Issuer may issue, or convert existing non- redeemable shares, whether allotted or not, into redeemable shares at the discretion of the Board of Directors. The Issuer must not recognize а Person as holding its share on trust and, except as otherwise provided by Articles or the AIFC Companies Regulations, the Issuer is not bound by, and must not recognize, any interest in а share except an absolute right of ownership. The Issuer may, by special resolution passed by at least 75% of the votes of the FFSPC shareholders (“Special Resolution”):
•increase its share capital by creating new shares of an existing class with the same nominal value, or а new class of shares of the nominal value it considers appropriate; or
•consolidate and divide its share capital (whether allotted or not) into shares representing а larger nominal value than their existing nominal value; or
•subdivide its shares, or any of them, into shares representing а smaller nominal value than their existing nominal value, if the proportion between the amount paid and the amount unpaid (if any) on each subdivided share is the same as it was for the share from which the sub-divided share was derived.
Any fractions of shares resulting from а consolidation of shares may be sold by the Directors of the Issuer on behalf of the shareholders and the net proceeds distributed proportionately among the shareholders. The Issuer may, in accordance with the AIFC Companies Regulations, reduce its share capital in any way and in the terms that it may decide. Subject to the provisions of the AIFC Companies Regulations, the Issuer may purchase its own shares.
Change of rights of holders of the shares
If а shareholder dies, the shareholder’s personal representative, or, if the shareholder was а joint holder, the survivor or survivors, are the only Persons who may be recognized by the Issuer as having title to the shareholder’s shares.
If а Person becomes entitled to а share as а result of the death or bankruptcy of а shareholder and gives notice to the Issuer of the entitlement, the Person must be registered as а shareholder in relation to the share. On registration, the Person has the same rights as other shareholders of the same class of shares.

General meetings of the Issuer’s shareholders
Subject to the AIFC Companies Regulations, if the Issuer is а public Company, а General Meeting of the Issuer (other than an annual General Meeting or adjourned annual General Meeting) must be called by at least 14 (fourteen) days written notice to all the shareholders, the Directors and the auditor.
If the Issuer is а public Company, an annual General Meeting, or adjourned annual General Meeting, of the Issuer must be called by at least 21 (twenty one) days written notice to all the shareholders, the Directors and the auditor.
Subject to the AIFC Companies Regulations, а notice of а General Meeting must specify the time and place of the meeting, the general nature of any matters to be considered, and any proposed resolutions of which notice has been duly given.
А notice of an annual General Meeting must state that the meeting is an annual General Meeting to the Issuer or to be proposed by the Issuer and whether any of them is to be proposed as а Special Resolution.
The proceedings of а General Meeting are not invalid solely because of the inadvertent failure to give notice of the meeting to, or the failure to receive notice of the meeting by, any Person entitled to receive the notice.
Proceedings at General Meetings
No General Meeting of the Issuer may take place unless there is а quorum. Unless the Issuer has only а single shareholder, 2 shareholders personally present or represented by proxy are а quorum.
If а quorum is not present at а General Meeting within half an hour after the time specified in the notice calling the meeting (the meeting start time), the meeting must be adjourned to а place and time decided by the Directors of the Issuer. If during the meeting а quorum ceases to be present, the meeting must be adjourned to а place and time decided by the Directors.
The Chair of the board of Directors of the Issuer chairs the meeting. However, if the Chair of the board of Directors is not present or willing to act within 15 minutes after the meeting start time, another Director elected by the Directors present must chair the meeting. If no Directors are present or willing to chair the meeting, the shareholders present must elect а shareholder present to chair the meeting.
Every Director of the Issuer is entitled to attend and speak at any General Meeting and at any separate meeting of the shareholders of any class of shares in the Issuer, whether or not the Director is а shareholder or а shareholder of that class of shares. The Person chairing the meeting (the meeting chair) may adjourn the meeting with the consent of the majority of the votes at the meeting. А matter must not ие considered at the adjourned meeting if the matter could not have been considered at the meeting had the adjournment not taken place. It is not necessary for notice to be given of the adjourned meeting unless the meeting was adjourned for 14 (fourteen) days or longer. If the meeting was adjourned for 14 (fourteen) days or longer, at least 7 (seven) days’ notice of the meeting must be given. The notice must specify the time and place of the adjourned meeting, the general nature of any matters to be considered, and any proposed resolutions of which notice has been duly given.
Unless а poll is demanded, а resolution put to the vote must be decided on а show of hands. А poll may be demanded, before or on the declaration of the result of а vote by show of hands:
•By the meeting chair; or
•By at least 2 shareholders having the right to vote at the meeting; or
•By a shareholder representing not less than 5% of the total voting rights of all the shareholders having the right to vote at the meetings.
Unless а poll is demanded, the meeting chair may declare that а resolution has been carried out or lost by а particular majority. The entry in the minutes of the meeting of that declaration is conclusive evidence of the result of the resolution.
The meeting chair may consent to the withdrawal of а demand for а poll. А poll must be taken in the way the meeting chair directs and the result is the resolution of the meeting at which the poll was demanded.
А poll demanded on the election of the Person who is to chair the meeting or on an adjournment must be taken immediately. А poll demanded on any other question must be taken as the meeting chair directs, but not more than 30 (thirty) days after the day the poll is demanded. The demand for а poll does not prevent the continuance of а meeting for the transaction of any business other than the question on which the poll is demanded.
If а poll demanded at а meeting is not taken at the meeting, at least 7 (seven) days written notice must be given of the time and place at which the poll is to be taken, unless the time and place is announced at the meeting.
If the Issuer is а private Company, resolution in writing may be passed in accordance with the AIFC Companies Regulations.
Change of control
Not applicable.
Disclosure requirements on the change in ownership/thresholds
Not applicable.

Changes in the capital
The Issuer may, by Special Resolution:
•increase its share capital by creating new shares of an existing class with the same nominal value, or а new class of shares of the nominal value it considers appropriate; or
•consolidate and divide its share capital (whether allotted or not) into shares representing а larger nominal value than their existing nominal value; or
•subdivide its shares, or any of them, into shares representing а smaller nominal value than their existing nominal value, if the proportion between the amount paid and the amount unpaid (if any) on each subdivided share is the same as it was for the share from which the sub-divided share was derived.
Any fractions of shares resulting from а consolidation of shares may be sold by the Directors of the Issuer on behalf of the shareholders and the net proceeds distributed proportionately among the shareholders. The Issuer may, in accordance with the AIFC Companies Regulations, reduce its share capital in any way and in the terms that it may decide.
3.2.Group structure
The Group structure of FRHC is included in Schedule 4 of this Prospectus.
4.Assets
4.1.Material contracts
The Issuer’s material contracts include:
(a)    the loan agreement between Freedom Finance SPC Ltd. (as Lender) and FRHC (as Borrower) for bond programme of U.S.$ 200,000,000 valid until 1 November 2027, established by Freedom Finance SPC Ltd. and unconditionally and irrevocably guaranteed by FRHC.
Based on the loan agreement concluded between the Lender and the Borrower, the Lender issued U.S.$200,000,000 bond programme and U.S.$66,000,000 first tranche under this programme, which is unconditionally and irrevocably guaranteed by FRHC pursuant to a guarantee agreement dated 10 August 2021. The Lender has agreed to make available to the Borrower a loan of the amount received from the placement of the first tranche for the purpose of financing the Borrower’s current activities.
According to the terms of loan agreement loan amount (the amount of proceeds received by the Lender from the issue of the first tranche) shall be made available to the Borrower at an interest rate of 5,5 (five point five) per cent per annum to be calculated on the basis of the actual number of days elapsed from the drawdown date (the date on which the loan amount is actually paid to the Borrower). The payment of the interest by the Borrower shall be equal and fully cover the Lender’s obligations to the holders of the bonds issued under the first tranche. The Borrower shall make interest payments not later than 21 April and 21 October in each year, commencing on 21 April 2022.
(b)    The loan agreement between Freedom Finance SPC Ltd. (as Lender) and FRHC (as Borrower) for bond programme of U.S.$ 1,000,000,000 valid until 31 December 2033, established by Freedom Finance SPC Ltd. and unconditionally and irrevocably guaranteed by FRHC.
Based on the loan agreement concluded between the Lender and the Borrower, the Lender issued U.S.$1,000,000,000 bond programme and U.S.$200,000,000 first tranche under this programme, which is unconditionally and irrevocably guaranteed by FRHC pursuant to a guarantee agreement dated 15 December 2023. The Lender has agreed to make available to the Borrower a loan of the amount received from the placement of the first tranche.
According to the terms of loan agreement loan amount (the amount of proceeds received by the Lender from the issue of the first tranche) shall be made available to the Borrower at the following interest rates:
For the first and second years of circulation of the bonds at an interest rate of 12,1% (twelve point one percent) per annum to be calculated on the basis of the actual number of days elapsed from the drawdown date.
For the third, fourth and fifth years of circulation of the bonds the interest rate will be fixed and set as the sum of the Effective Federal Funds Rate as of 10 December 2025 and a margin of 6,6% (six point six percent), and applied to the third, fourth and fifth years of circulation of the bonds.
For the purposes of this clause the Effective federal funds rate means the Federal funds (effective) rate published on the official web site of the United States of America’s Federal Reserve (https://www.federalreserve.gov/releases/h15/).
The payment of the interest by the Borrower shall be equal and fully cover the Lender’s obligations to the holders of the bonds issued under the first tranche. The Borrower shall pay interest on nineteenth day of every month in each year of circulation, commencing 19 January 2024.
(c)    The loan agreement between Freedom Finance SPC Ltd. (as Lender) and FRHC (as Borrower) for bond programme of U.S.$ 1,000,000,000 valid until 31 December 2033, established by Freedom Finance SPC Ltd. and unconditionally and irrevocably guaranteed by FRHC.

Based on the loan agreement concluded between the Lender and the Borrower, the Lender issued U.S.$1,000,000,000 bond programme and U.S.$200,000,000 second tranche under this programme, which is unconditionally and irrevocably guaranteed by FRHC pursuant to a guarantee agreement dated 12 September 2024. The Lender has agreed to make available to the Borrower a loan of the amount received from the placement of the second tranche for the purpose of financing the Borrower’s current activities.
According to the terms of loan agreement loan amount (the amount of proceeds received by the Lender from the issue of the second tranche) shall be made available to the Borrower at an interest rate of 10,6% (ten point six percent) per annum to be calculated on the basis of the actual number of days elapsed from the drawdown date. The payment of the interest by the Borrower shall be equal and fully cover the Lender’s obligations to the holders of the bonds issued under the second tranche. The Borrower shall make interest payments quarterly in arrear within 15 (fifteen) calendar days after (and including) each coupon payment date.
(d)    The loan agreement between Freedom Finance SPC Ltd. (as Lender) and FRHC (as Borrower) for bond programme of U.S.$ 1,000,000,000 valid until 31 December 2033, established by Freedom Finance SPC Ltd. and unconditionally and irrevocably guaranteed by FRHC.
Based on the loan agreement concluded between the Lender and the Borrower, the Lender issued U.S.$1,000,000,000 bond programme and U.S.$330,000,000 Third, Fourth and Fifth tranches under this programme which are unconditionally and irrevocably guaranteed by FRHC pursuant to a guarantee agreement dated 22 May 2025. The Lender has agreed to make available to the Borrower a loan of the amount received from the placement of the third, fourth and fifth tranches for the purpose of financing the Borrower’s current activities.
“Third Tranche” means the U.S.$ 200,000,000 (two hundred million);
“Fourth Tranche” means the EUR 87,935,900 (eighty-seven million nine hundred thirty-five thousand nine hundred), which is equivalent to U.S.$100,000,000 (one hundred million) at the exchange rates of the National Bank of the Republic of Kazakhstan as of 21 April 2025;
“Fifth Tranche” means the CNY 219,070,900 (two hundred nineteen million seventy thousand nine hundred), which is equivalent to U.S.$30,000,000 (thirty million) at the exchange rates of the National Bank of the Republic of Kazakhstan as of 21 April 2025.
According to the terms of loan agreement loan amount (the amount of proceeds received by the Lender from the issue of the Third, Fourth and Fifth tranches) shall be made available to the Borrower at the following interest rates:
- for the Third tranche 10,5% per annum, payable quarterly in arrear within 15 (fifteen) calendar days after (and including) each Coupon Payment Date.
- for the Fourth tranche 8,5% per annum, payable quarterly in arrear within 15 (fifteen) calendar days after (and including) each Coupon Payment Date.
- for the Fifth tranche 9,5% per annum, payable quarterly in arrear within 15 (fifteen) calendar days after (and including) each Coupon Payment Date.
The payment of the interest by the Borrower shall be equal and fully cover the Lender’s obligations to the holders of the bonds issued under the Third, Fourth and Fifth tranches.
(e)    The loan agreement between Freedom Finance SPC Ltd. (as Lender) and FRHC (as Borrower) for bond programme of U.S.$ 1,000,000,000 valid until 31 December 2033, established by Freedom Finance SPC Ltd. and unconditionally and irrevocably guaranteed by FRHC.
Based on the loan agreement concluded between the Lender and the Borrower, the Lender issued U.S.$1,000,000,000 bond programme and U.S.$269,709,900 Sixth tranche under this programme, which is unconditionally and irrevocably guaranteed by FRHC pursuant to a guarantee agreement dated 06 October 2025. The Lender has agreed to make available to the Borrower a loan of the amount received from the placement of the sixth tranche for the purpose of financing the Borrower’s current activities.
According to the terms of loan agreement loan amount (the amount of proceeds received by the Lender from the issue of the sixth tranche) shall be made available to the Borrower at an interest rate of 10,0% (ten percent) per annum to be calculated on the basis of the actual number of days elapsed from the drawdown date. The payment of the interest by the Borrower shall be equal and fully cover the Lender’s obligations to the holders of the bonds issued under the second tranche. The Borrower shall make interest payments quarterly in arrear within 15 (fifteen) calendar days after (and including) each coupon payment date.

5.Capital
5.1.Share capital
As of March 31, 2025, the amount of share capital of the Issuer is U.S.$1,030,000 represented by 103,000 shares, with a nominal value of U.S.$10.
6.Management of the Issuer
6.1.Details relating to the Board of Directors and senior managers (“Key Persons”)
The Directors of the Issuer
Yevgeniy Ler (Functions and principal activities – Company management, Chairman of the Board of Directors)
Yevgeniy Ler has served as the Chief Financial Officer of FRHC since November 2015. Prior to that time, he served as chief financial officer of BMB Munai, Inc., the predecessor of the Issuer from April 2009 to November 2015. Mr. Ler joined BMB Munai in 2006 and served in several capacities including finance manager and reporting manager before being appointed chief financial officer. From September 2011 to December 2012, Mr. Ler also served as a Deputy Director for Emir Oil, LLP, a wholly owned subsidiary of BMB Munai. Before joining BMB Munai, from 2002 to 2006, Mr. Ler was employed by Deloitte & Touche where he held the position of senior auditor in the Financial Services & Industries Group, Audit. In that position, he led large engagements for banks, financial institutions, and oil and gas companies. In 2003, Mr. Ler was awarded a bachelor’s degree in financial management from the Kazakh American University located in Almaty, Kazakhstan. In 2008, Mr. Ler passed the AICPA Uniform CPA Examination and was awarded licensure as a CPA in November 2013. Mr. Ler has also completed training in London on financial reporting in accordance with IFRS and US GAAP and internal Deloitte training on audit, financial reporting, and due diligence.
Sergey Lukyanov (Functions and principal activities – Company management, Member of the Board of Directors)
For over 25 years has worked on different positions in Russian broker companies. Member of the Board of Directors in the National Association of the stock market participants and a member of the Board on Financial markets of the Russian union of industrialists and entrepreneurs. Responsible for development of the holding in Kazakhstan and supervises business in Uzbekistan and Kyrgyzstan.
Madina Mantayeva (Functions and principal activities – Company management, Independent Director)
Madina Mantayeva is a member of the Board of Directors - Independent Director of Bank Freedom Finance Kazakhstan JSC and Freedom Finance JSC since December 2020 and August 2013 respectively. Prior to that time, she served as Independent Director of Eurasian Capital JSC from June 2013 to December 2015. From August 2012 to May 2013, Mrs. Mantayeva was employed by “Insurance Company “Amanat Insurance” JSC where she held the position of Head of the Financial Department. In 2003, Mrs. Mantayeva graduated from the Kazakh State Academy of Management located in Almaty with a degree in marketing and commerce. In 2008, Mrs Mantayeva was awarded Master of Business Administration degree in Strategic Management and Entrepreneurship from University of International Business in Almaty and Moscow International Higher Business School MIRBIS (Institute) in Moscow.
Olga Baskakova (Functions and principal activities – Company management, Director)
Olga Baskakova graduated from Kazakh State University of International Relations and Foreign Languages Ablay Khan in 2004 with a degree in international economics, Higher Law School Adalat in 2006 with a degree in international jurisprudence, Erickson Coaching International University in 2014 with a degree in coaching and Moscow Institute of Psychoanalysis in 2016 with a degree in psychoanalysis. She has vast experience as a senior legal counsel for more than 20 years, with management positions in Alina Group of Companies, DHL Logistics, Qazaq Air and other notable companies. From 2020 Olga is the Chief legal officer of Freedom Finance JSC and Freedom Finance Global PLC.
The business address for all Board members of FFSPC is 77/7 Al-Farabi Ave., 7th floor, Almaty, Kazakhstan.
The Directors of FRHC
Timur Turlov (Functions and principal activities – FRHC management, Founder, Chairman and CEO)
Mr. Turlov has served as the chief executive officer and chairman of the board since November 2015. He graduated from Russia State Technic University (named after Tsiolkovsky) in 2009 with a Bachelor of Science degree in economics and management.
Mr. Turlov holds a management certificate in stock exchange operations and securities broker and dealer management granted by the Russian National Securities Market Association and has more than 10 years of experience in various areas in the international securities industry.
From May 2012 through January 2013, Mr. Turlov served as the Chairman of the Board of Directors of JSC Nomad Finance, where he oversaw the business setup and acquisition of large clients.

From July 2013 to July 2017, Mr. Turlov served as the Advisor to the Chairman of the Board of Freedom Finance JSC (“Freedom KZ”). In that capacity, Mr. Turlov was primarily responsible for strategic management, public and investor relations events, investment and sales strategy, and government relations.
In July 2017, Mr. Turlov became Chairman of the Board of Directors of Freedom KZ. Mr. Turlov also serves as Chairman of the Board of Directors of Freedom Finance Life JSC (“Freedom Life”), Freedom Finance Insurance JSC (“Freedom Insurance”), and Freedom Bank Kazakhstan JSC (“Freedom Bank KZ”).
Mr. Turlov is a Member of YPO Kazakhstan (Young Presidents Organization), which unites young businessmen and top managers from all over the world. In addition, Mr. Turlov is President of the Kazakhstan Chess Federation, President of the Kazakhstan Football Federation and a participant of the IQanat educational project.
From 2019 until October 2023, Mr. Turlov, served as a member of the board of directors of Kcell, one of the leading providers of mobile telecommunications services in Kazakhstan. Mr. Turlov owns interests in other businesses operating in a variety of industries, including other securities brokerage firms.
Mr. Turlov has in-depth knowledge of the business of FRHC, a practical understanding of developing, implementing, and assessing our operating plan and business strategy and an educational background in economics and management.
Business address: 77/7 Al-Farabi Ave., Esentai Tower Business Center, 7th floor, Almaty, Kazakhstan.
Askar Tashtitov (Functions and principal activities – FRHC management, President, Director since 2008)
Mr. Tashtitov has served as President of FRHC since June 2018 and leads our investment banking activities. He has served as a director of FRHC since May 2008 and was employed with BMB Munai, Inc., the predecessor of FRHC, from 2004 through 2015, serving as its president from May 2006 to November 2015.
From 2011 to 2015 Mr. Tashtitov was engaged in private equity projects.
From 2002 to 2004 Mr. Tashtitov was a management consultant with PA Government Services Inc. Mr. Tashtitov earned a Bachelor of Arts degree from Yale University in economics and history in 2002.
Mr. Tashtitov has over 15 years of experience in the public company arena, with particular expertise in interfacing with equity and debt financing professionals, as well as significant investment banking and business management experience.
Kairat Kelimbetov (Non-independent Committee Memberships: Risk Nominating and Corporate Governance)
Dr. Kelimbetov was appointed to the Board on May 28, 2024 to fill the vacancy created by the Board’s decision to increase the number of directors as of such date. Since May 2023, he has held the role of Strategic Advisor at Freedom Horizons, a subsidiary of FRHC, providing his advisory services in the area of business development and market intelligence.
With nearly three decades of founding and leading high-performing organizations, occupying senior-level government office positions, and serving on numerous boards, Dr. Kelimbetov’s prior experience includes being:
•a Founding Governor of the Astana International Financial Center (AIFC) (2015-2023), a key financial hub for the region including Central Asia, the Caucasus, the Eurasian Economic Union, the Middle East, West China, Mongolia, and Eastern Europe;
•Governor of the National Bank of Kazakhstan (2013-2015);
•Deputy Prime Minister of Kazakhstan (2012-2013);
•Chairman of the Eurasian Economic Commission (2012-2013);
•Minister of Economic Development and Trade (2011-2012);
•Chief Executive Officer of Samruk-Kazyna Sovereign Wealth Fund (2008-2012);
•Chief of Staff to the President of the Republic of Kazakhstan (2008-2008);
•Founding CEO of Kazyna Sustainable Development Fund (2006 - 2008);
•Minister of Economy and Budget Planning (2002-2006); and
•Chairman of the Agency for Strategic Planning and Reforms (1999 - 2001).
Dr. Kelimbetov earned a Master of Studies in Sustainability Leadership from the University of Cambridge, a Ph.D. in Economics and a BSc in Computational Mathematics and Cybernetics from Moscow State University. He attended the National Higher School of Public Administration in Almaty, Kazakhstan and he has an Executive Certificate and Pew Economic Freedom Fellowship from the Harvard Kennedy School and the E. Walsh School of Foreign Services at Georgetown University, respectively. He holds honorary professorships from Tsinghua University in Beijing, the Eurasian Economic Club of Scientists Association in Kazakhstan, and an honorary Doctorate of International Relations from the Geneva School of Diplomacy and International Relations.
Dr. Kelimbetov has a hands-on experience of driving substantial economic reforms in Kazakhstan, establishing and managing key.
Cherdabayev Boris (Functions and principal activities – FRHC management, Independent Director since 2019)
From 1994 to 1997 Mr. Cherdabayev was employed with JSC MangistauMunaiGaz, as a Member of the Managing Board and Vice President. From June 1998 to March 2000 he was employed with KazakhOil National Oil and Gas Company where he was a Member of the Managing Board and Vice President for Exploration and Production. During the same period, he also served as the Chairman of the Board for KazakhOil subsidiaries UzenMunaiGaz, KazakhOil-Emba, and KazakhstanCaspiShelf, as chairman of the Joint Operating Committee for the Karachaganak Project, and as a member of the JV TengizChevroil LLP Partnership Council. From March 2000 to March 2003, Mr. Cherdabayev was the General Manager of JV TengizChevroil LLP. From November 2003 to November 2015 he served as the chairman of the board of directors of BMB Munai, Inc., the predecessor to FRHC. He also served as chief executive officer of BMB Munai from November 2003 through August 2007. In 2006 BMB Munai became the first CIS region company to be listed on the NYSE American Stock Exchange (formerly known as AMEX). From October 2012 to the present he has served as a Counsellor to the Chairman of the management board of Weatherford-CER JV. From May 2022 to the present he has also served as an independent member of the board of directors of Kazakhstan Qazaq Gas JSC. Mr. Cherdabayev graduated from Ufa Oil Institute (Russia) in 1976. In 2011, he completed the Advanced Management Program offered by Harvard Business School. In 2002 he completed the Columbia Senior Executive Program at Columbia University and in 2000 he completed the Chevron Advanced Management Program at Chevron Corporation in San Francisco, California.
Mr. Cherdabayev has extensive executive management and board experience with both Kazakhstan national and private companies and U.S. public companies.
Amber Williams (Functions and principal activities – FRHC management, Independent Director since 2020)
Ms. Williams is a Certified Public Accountant, having earned her license in 2010. From 2004 to 2012, Ms. Williams was employed in various accounting and finance positions with Grant Thornton, Basic Research, Goldman Sachs and PricewaterhouseCoopers, where her responsibilities included: planning and managing audit functions for public and private companies, domestically and internationally, including audit planning, fieldwork and internal control testing; assisting with product launch; serving as a member of a management team in conjunction with the sale of a business unit; and process improvement. From 2012 to 2018, Ms. Williams provided accounting and chief financial officer consulting services to companies. From 2018 to 2019, she was employed as a Manager with Brixey & Meyer, an Ohio based CPA firm. In that position she managed a team of accountants providing companies with chief financial officer, accounting and human resource functions. Since 2019 Ms. Williams has been self-employed. Ms. Williams earned a Bachelor of Science degree in accounting from the University of Utah in 2004, and a Masters of Accounting degree from the University of Utah in 2005.
Ms. Williams has professional experience in accounting, auditing, finance and internal controls and a background as a licensed CPA.
Philippe Vogeleer (Functions and principal activities – FRHC management, Independent Director since 2024)
Mr. Vogeleer was appointed to the Board on May 28, 2024 to fill the vacancy on the Board created by the resignation of Jason Kerr. Mr. Vogeleer is a Chartered Director specialized in creating partnerships between corporations, governments and international organizations. He has lived in 10 countries, worked in over 100. Mr. Vogeleer speaks 4 languages including Dutch, English, French and Italian. He has managed teams ranging in size from one to over 3000, with corresponding profit and loss responsibility. Mr. Vogeleer began his career in 1997 at Deloitte, growing to the position of Manager – TMT Advisory advising companies such as Telenor, Bertelsmann, and Orange. He then transitioned to Orange, serving during the period of 1999-2009 in operational and management roles including Deputy CEO / Chief Strategy Officer covering up to 21 countries. From 2010 to 2011, Mr. Vogeleer worked for Ooredoo, where he held various senior positions such as Chief Operating Officer in Qatar. From early 2012 to March 2024, Mr. Vogeleer worked for Vodafone Group, where he originally handled negotiations as corporate diplomat before advancing to work on investment partnerships with large multi-national corporations, global mobile network operators, public authorities in Europe, the Middle East, and Africa, and with international organizations such as British International Investment, the European Investment Bank, the World Bank Group, the U.S. International Development Finance Corporation, and the USAID. He acts as Non-executive director of Global Partners 4 Digital Development starting from October, 2023 and Sumitomo Corporation from April, 2024. Since September 2021, Mr. Vogeleer teaches to INSEAD MBA students as a Visitng Lecturer, and supports the work of various international charities including Global Citizen.
Mr. Vogeleer earned his Bachelor’s degree in law from Université Saint Louis, Belgium in 1993, Master’s degree in law from UCLouvain, Belgium in 1996, Master’s degree in Media & Communications Management from the University of Stirling in the United Kingdom in 1997; completed postgraduate courses in Telecom Law at KUL, Belgium in 1999, and in competition law at King’s College in London, United Kingdom in 2002; obtained an executive Master’s degree in business administration from Insead (Cedep), France in 2006 and a Master’s degree in corporate governance from the Institute of Directors in London, United Kingdom in 2024.
Skills and Qualifications: Holding an Executive MBA degree and qualified as a Chartered Director, Mr. Vogeleer has around 15 years of experience serving on boards as chairman, member of the board, member of the audit committee, member of the compensation and benefits committee, or secretary general.
Andrew Gamble (Functions and principal activities – FRHC management, Independent Director since 2024)
Mr. Gamble was appointed to the Board on May 28, 2024 to fill the vacancy on the Board created by the resignation of Leonard Stillman. From 1977 to 2009, Mr. Gamble served as a partner in the international American-British law firm Hogan Lovells. His legal career has involved advising banks and structuring financings for numerous international entities in the Middle East and CIS, including Kazakhstan. While at Hogan Lovells, Mr. Gamble held several senior management positions such as Head of

International Banking Practice, London Regional Managing Partner, member of the International Management Board and Head of the Africa Practice, and he was instrumental in the opening of the firm’s offices in Moscow, Warsaw, Dubai and Johannesburg. He also served in Hogan Lovells’ Frankfurt office. Mr. Gamble currently works as an independent consultant on corporate, legal and finance matters, which includes serving as an independent director on several boards. He is on the board of Africa Credit Opportunities Limited, and recently stepped down from the board of Zenith Bank (UK) Limited. He is chairman of the board of Grata International, a Swiss verein which acts as a holding company for the various offices of a regional law firm focused on the former Soviet Union and neighboring countries. Mr. Gamble has authored, co-authored, contributed to, and edited numerous financial and legal publications. He earned his Bachelor of Arts Law, with Honours, from St. Catharine’s College in Cambridge and his professional qualifications at the College of Law, Guildford.
Mr. Gamble has deep financial sector expertise based on many years of experience advising on transactions in the sector.
The business address for all Board members of FRHC except Timur Turlov and Kairat Kelimbetov is 40 Wall Street, Suite 1704, New York, NY 10005.
Conflict of interest
There is no conflict of interest between the personal interests of any Key Person mentioned above and that of the duties of such persons owed to the Issuer or the interests of the Issuer.
6.2.Other information relating to Key Persons
The Issuer does not have an audit committee, nomination committee or remuneration committee, as the Issuer is not required to form committees in accordance with the AIFC Law. The Issuer has a Corporate Governance Code in place to comply with relevant AIFC and AIX rules and regulations.
7.Financial information about the Issuer
7.1.Historical financial information about the Issuer

Statement of financial position, USD thousands	31 March 2023	31 March 2024	31 March 2025
Cash and cash equivalents	276	154,771	15,440
Loans issued	57,137	107,888	445,783
Other assets	-	4,120	4,101
TOTAL ASSETS	57,413	266,779	465,324
Debt securities issued	60,025	267,249	469,551
Other liabilities	88	3,523	3,174
TOTAL LIABILITIES	60,113	270,772	472,725
Share capital	282	1,030	1,030
Accumulated deficit	(2,982)	(5,023)	(8,431)
TOTAL DEFICIT OF EQUITY	(2,700)	(3,993)	(7,401)
TOTAL LIABILITIES AND DEFICIT OF EQUITY	57,413	266,779	465,324

Cashflow statement, USD thousands	Year ended 31 March 2023	Year ended 31 March 2024	Year ended 31 March 2025
Net loss	(1,576)	(2,041)	(3,408)
Adjustments for:
Credit loss expense	1,376	1,824	4,018
Net change in accrued interest	351	(4,261)	(1,874)
Net change in accrued commissions	88	3,434	(352)
Discount on loans issued	-	243	1,485
Other adjustments for non-monetary items	-	1	21
Cash flows used in operating activities	239	(800)	(110)
Other receivables	-	-	-
Accounts payable	-	-	-
Other liabilities	-	-	-
Net cash flows used in operating activities	239	(800)	(110)
Loans issued	(45,420)	(47,683)	(339,221)
Investments in subsidiaries	-	(4,070)	-
Cash flows used in investing activities	(45,181)	(52,553)	(339,221)
Proceeds from issuance of debt securities	45,265	206,350	200,000
Proceeds from contribution to share capital	100	698	-
Net cash flows from financing activities	45,365	207,048	200,000
Net increase in cash and cash equivalents	184	154,495	(139,331)
CASH AND CASH EQUIVALENTS, beginning of the period	92	276	154,771
CASH AND CASH EQUIVALENTS, end of the period	276	154,771	15,440

Statement of changes in equity, USD thousands	Share capital	Accumulated deficit	Total
31 March 2022	182	(468)	(286)
Contribution to share capital	100		100
Allocation		(938)	(938)
Total comprehensive loss		(1,576)	(1,576)
31 March 2023	282	(2,982)	(2,700)
Contribution to share capital	748	-	748
Total comprehensive loss		(2,041)	(2,041)
31 March 2024	1,030	(5,023)	(3,993)
Contribution to share capital	-	-	-
Total comprehensive loss	-	(3,408)	(3,408)
31 March 2025	1,030	(8,431)	(7,401)

Consolidated Statement of Profit or Loss, USD thousands	Year ended31 March 2023	Year ended31 March 2024	Year ended 31 March 2025
Interest income	2,011	10,489	36,597
Interest expense	(2,011)	(10,356)	(36,130)
NET INTEREST INCOME	-	133	467
Net (loss)/ gain on foreign exchange operations	(3)	(53)	400
Fee and commission expense	(180)	(240)	(213)
Credit loss expense	(1,376)	(1,824)	(4,018)
Operating expenses	(37)	(57)	(44)
Other income	20	-	-
LOSS BEFORE INCOME TAX	(1,576)	(2,041)	(3,408)
Income tax expenses		-	-
NET LOSS FOR THE PERIOD	(1,576)	(2,041)	(3,408)
Since 31 March 2023 FFSPC issued a total amount of USD 1.066bn of debt securities.

8.Other information relating to the Issuer
8.1.Information about auditors
The independent auditor of the Issuer’s financials for the year ended 31 March 2023 is Deloitte Limited Liability Partnership (36 al Farabi Avenue, Almaty, Kazakhstan, 050059). Deloitte LLP is authorized and regulated by the Ministry of Finance of the Republic of Kazakhstan under the state license No. 0000015, type MFU-2, dated 13 September 2006.
The independent auditor of the Issuer’s financials for the year ended 31 March 2024 is ALMIR CONSULTING Limited Liability Partnership (19, Al-Farabi Ave., Nurly Tau Business Center, block 2b, 403 office, Almaty, Kazakhstan). ALMIR CONSULTING LLP is authorized and regulated by the Ministry of Finance of the Republic of Kazakhstan under the state license No. 0000014, dated 27 November 1999.
The independent auditor of the Issuer’s financials for the year ended 31 March 2025 is Branch of SFAI Kazakhstan in the AIFC (12/1 Dinmukhamed Konayev Str., Astana, Z05H9B0, Kazakhstan). Branch of SFAI Kazakhstan in the AIFC acting under the license for carrying out ancillary services No. AFSA-O-LA-2024-0002 issued by Astana Financial Services Authority dated 22 January 2024.
8.2.Connected Persons
A body corporate of the Issuer is Freedom Holding Corp., a legal entity duly organized under the law of Nevada, USA, with registered address at c/o CT Corporation System 701 S Carson Street, Suite 200 Carson City, Nevada 89701, USA.
Beneficial owner of the Freedom Holding Corp., its direct shareholder and the only holder of more than 10% of the FRHC’s issued and outstanding common shares is Тimur Turlov, who is the major controlling shareholder of the Issuer. There are currently measures in place to ensure that control over the Issuer is not abused as provided for by Kazakhstan law and the Articles of the Issuer. Such measures include, among others, presence of the Board of Directors. There are no arrangements known to the Issuer which may at a subsequent date result in a change of control over the Issuer.
8.3.Legal and other proceedings against the Issuer
There are no governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened and which the Issuer is aware of) which may have or have had a significant impact on the Issuer’s financial position and profitability during the last 12 months prior to the date of this Prospectus.
9.Responsibility for the Content of the Prospectus
9.1.Responsibility Statement
The Responsibility Statement is included in Schedule 1 of this Prospectus.
9.2.Expert opinions included in the Prospectus
There are no expert opinions included in this Prospectus.
10.Documents on display
Copies of the following documents may be inspected at, and are available from, the office of the Issuer at 16, Dostyk Street, Talan Towers offices, floor 26, Astana, Kazakhstan during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted), so long as the Bonds are listed on the AIX:
•This Prospectus, the Articles of Association, and the Conflict of interest policy of the Issuer
•The audited Financial Statements for the years ended 31 March 2025, 31 March 2024 and 31 March 2023, including in each case the auditor’s report conducted in accordance with International Standards on Auditing relating to such financial statements.

SECURITIES NOTES
1.Key information
1.1.Risk factors material to the Securities
The Bonds are subject to modification, waivers and substitution.
This Prospectus contains provisions for calling meetings of the Bondholders to consider matters affecting their interests generally. These provisions permit defined majorities to bind all the Bondholders.
Delisting of the Bonds from the Official List of the AIX may subject gains and coupon interest payments on the Bonds to tax in the Republic of Kazakhstan.
In order for coupon interest payments due on the Bonds and gains realized by the Bondholders in relation to disposal, sale, exchange or transfer of the Bonds to be exempt from Kazakhstan withholding tax, it will be necessary for the Bonds to be admitted to the Official List of the AIX as at the Coupon Payment Date or the date of such disposal, sale, exchange or transfer of the Bonds. No assurance can be given that the Bonds will remain admitted to the Official List of the AIX as at each Coupon Payment Date or during the term of the Bonds, or that there will be no material change in tax and securities laws in Kazakhstan.
The market price of the Bonds may be volatile.
The market price of the Bonds could be subject to fluctuations in response to actual or anticipated variations in the Issuer’s operating results and those of its competitors, adverse business developments, changes to the regulatory environment in which the Issuer operates, changes in financial estimates by analysts and the actual or expected sale of a large number of Bonds.
The guarantor might default on any payments related to the Bonds.
The guarantor might default and not be able to pay any interest on any Bond or redeem any Bond when due.
1.2.Reasons for the offer

Estimated net amount of proceedings	Shall be specified in the relevant Offer Terms.
Use of proceeds
The proceeds received by the Issuer from the issue of the Bonds shall be transferred in the form of loans to the parent company Freedom Holding Corp., which intends to use the net proceeds from the sale of the Bonds for repayment or refinancing of debt, business expansion through mergers and acquisitions and general corporate purposes.

1.3.Creditworthiness of the Issuer
Earnings coverage ratio
According to the Issuer’s audited financial statements, the Earnings coverage ratio for the year ended on 31 March 2024 is 0.80 (zero point eight) and for the year ended on 31 March 2025 is 0.9 (zero point nine).
Relevant credit ratings
The Issuer does not have any credit ratings. If applicable, credit ratings attached to each Tranche will be specified in the relevant Offer Terms.
Risk factors that may affect the Issuer’s ability to fulfil its obligations under the Securities to investors
All relevant risk factors are described in the “Risk factors” section of the Registration Document of this Prospectus.
Guarantees
The payment of all amounts including interest and (or) principal payments and (or) penalty owing by the Issuer in respect of the Bonds issued under the Programme will be unconditionally and irrevocably guaranteed by the FRHC in accordance with the Guarantee agreement dated 12 December 2025.

2.Information relating to the Securities offered/admitted to trading
2.1.General information relating to the Securities

Form of the Bonds	The Bonds will be issued in fully registered and dematerialised form under the Acting Law of AIFC, including AIFC Markets Rules and AIX Markets Business Rules.
Issuance
The Bonds under the Programme are to be issued in Tranches. The Programme may be comprised of one or more Tranches issued on the same or different dates.
Each Tranche will be subject to the relevant Offer Terms which, for the purposes of that Tranche only, completes this Prospectus and which must be read in conjunction with this Prospectus. For the avoidance of doubt, the terms and conditions set out in this Prospectus shall be applicable to each Tranche issued under the Programme and will be completed by the relevant Offer Terms.

Aggregate Principal Amount of the Programme
U.S.$1,000,000,000 (one billion).
When counting the aggregate principal amount of the Programme, Bond issued in currencies other than U.S.$ will be included at the exchange rate of the National Bank of the Republic of Kazakhstan as at the date of admission of the relevant Tranche to trading on the AIX.

Issue currency	Shall be specified in the relevant Offer Terms.
Trading currency	Shall be specified in the relevant Offer Terms.
Number and Nominal Value of the Bonds	Shall be specified in the relevant Offer Terms.
Admission to listing and trading
This Prospectus has been produced in connection with the application for the Bonds to be admitted to the Official List of the AIX and trading on the AIX. Each Tranche issued under the Programme is expected to be admitted to trading on AIX. Details for admission of each Tranche will be provided in the relevant Offer Terms.

Registrar	AIX Registrar.
Depository	AIX CSD.
Legislation
The Bonds and any non-contractual obligations arising out of, or in connection with, the Bonds shall be governed by, and construed in accordance with, the laws of the AIFC. The Issuer has agreed herein the conditions in favor of the Bondholders that any claim, dispute or discrepancy of any nature arising out of, or in connection with, the Bonds (including claims, disputes or discrepancies regarding the existence, termination thereof, or any non-contractual obligations arising out of, or in connection with, the Bonds) shall be brought to, and finally resolved by, the Court of the AIFC in accordance with the rules thereof, currently in effect, such rules shall be deemed incorporated herein.

Ranking
The Bonds shall constitute direct, general and unconditional obligations of the Issuer which will rank pari passu among themselves and rank pari passu, in terms of payment rights, with all other current or future unsubordinated obligations of the Issuer, except for liabilities mandatorily preferred by law.

Redemption
Unless previously purchased and cancelled, the Issuer hereby irrevocably covenants in favor of each Bondholder that the Bonds will be redeemed at their Nominal Value concurrently with the final coupon interest payment no later than 15 (fifteen) calendar days starting from the Maturity Date.

Open market purchases
Unless otherwise specified in the relevant Offer Terms the Issuer may by tender at any time purchase the Bonds in the open market or otherwise at any price. Any purchase by tender shall be made available to all the Bondholders. Any such purchased Bonds will not be considered as redeemed and may be further resold by the Issuer.

Coupon Interest Rate
The Coupon Interest Rate of each Tranche shall be specified in the relevant Offer Terms. Coupon interest amount per one Bond shall be calculated using the following formula:
Nominal Value × Coupon Interest Rate× Day count fraction for the relevant Coupon Period.

Coupon Payment Dates	Shall be specified in the relevant Offer Terms.
Coupon period	Each period beginning on (and including) the Issue Date or any Coupon Payment Date and ending on (but excluding) the next Coupon Payment Date.
Day count fraction	30/360; coupon interest payments on the Bonds shall be calculated on the basis of a year of 360 (three hundred and sixty) days consisting of 12 (twelve) months of 30 (thirty) days each.

Rights attached to the Bonds
The Bondholders have the right to:
•Receive coupon interest payments according to the terms of the Prospectus and the relevant Offer Terms.
•Receive the Nominal Value upon redemption according to the terms of the Prospectus and the relevant Offer Terms.
•Freely transfer the Bonds.
•Request and receive information about the Issuer’s operations.
•Attend, participate in and vote in meetings of the Bondholders in accordance with the terms of the Prospectus.
•Require that the Bonds shall immediately become due and repayable at their Nominal Value together with accrued coupon interest if any of the events mentioned in clause 3.3 of Securities Notes occurs and continues for more than 30 (thirty) calendar days.

Issue restrictions
No amendment shall be made by the Issuer to the Prospectus or relevant Offer Terms unless the Issuer has secured prior written consent(s) of the Bondholders of at least three-fourth in principal amount of the Bonds then outstanding.

Selling restrictions
The offering and sale of the Bonds is subject to applicable laws and regulations and the Bonds may not be sold in other jurisdictions outside the AIFC, including without limitation the United Kingdom, the European Economic Area, other than in compliance with applicable laws and regulations. The Bonds have not and will not be registered under the U.S. Securities Act of 1933 or the securities laws of any state of the United States and may not be offered, sold or delivered within the United States or to, or for the account or benefit of, U.S. persons.

Restrictions on the free transferability	The Bonds are freely transferable and, once admitted to the Official List of the AIX, shall be transferable only in whole in accordance with the rules and regulations of the AIX.
Miscellaneous	For purposes of any calculation specified herein, a value shall be accurate to two decimal places.
3.Terms and conditions of the Offer

Number of Bonds offered	Shall be specified in the relevant Offer Terms.
Categories of potential investors	Subject to applicable laws and regulations the Bonds will be offered to a wide range of investors.
Conflict of interest	No person involved in the offering of the Bonds has any interest in the offering, which is material to the offering.
Offering method	Shall be specified in the relevant Offer Terms.
Offer period	Shall be specified in the relevant Offer Terms.
Allotment of the Bonds	Shall be specified in the relevant Offer Terms.
Lead Manager	Freedom Finance Global PLC.
Authorizations	The Prospectus was approved by the Resolution of the FRHC’s Board of Directors on 24 September 2025.
Clearing and settlement
The payment and settlement will be made through the settlement system of the AIX CSD in accordance with the rules and regulations of the AIX CSD (the “AIX CSD Rules”), in particular delivery of the Bonds through the system of the AIX CSD.
In order to participate in the offering of the Bonds, take delivery of the Bonds and trade the Bonds on the AIX, investors are required to have an account opened with a brokerage company admitted as an AIX Trading Member and an AIX CSD Participant. The Bonds will be held on behalf of investors in the relevant AIX Trading Member’s account at the AIX CSD.

Notification process for investors
Prior to the start of trading, AIX will publish a market notice specifying the first day of trading on its website:
https://aix.kz/news-announcements/aix-market-notices/
All other significant announcements will be made by the Issuer via the AIX Regulatory Announcement Service:
https://aix.kz/listings/continuous-disclosure-obligations/company-disclosures-2/

Paying agent	The Issuer did not appoint a paying agent for the Bonds.

1.1Payments
Coupon interest payments on the Bonds shall be paid to the Person shown in the Bond Registry at 23:59:59 (Astana time) on the last day of a period for which coupon interest payment is due for (the “Record Date”).
Coupon interest payments on Bonds shall be paid no later than 15 (fifteen) calendar days starting from the relevant Coupon Payment Date by money transfer to current bank accounts of the Bondholders specified in the Bond Registry as at the Record Date. Coupon interest payment will be carried out by transferring money to the participant’s settlement account at AIX CSD of the Bondholders, who have the right to receive the specified payment and have been registered as the Bondholders by AIX Registrar and AIX CSD at 23:59:59 (Astana time) on the relevant Record Date.
In case of nominee holding interest and principal debt could be paid only to the account provided by the Bondholder’s broker or custodian acting as a nominal holder of securities (other than participant settlement account with AIX CSD). The final coupon interest payment shall be made by Issuer concurrently with payment of the principal of the Bonds no later than 15 (fifteen) calendar days starting from the Maturity Date. All payments in respect of the Bonds shall be made in the currency of the relevant Tranche specified in the relevant Offer Terms.
If any date for payment in respect of the Bonds is not a Business Day, the Bondholder shall not be entitled to payment until the next following Business Day nor to any coupon interest or other sum in respect of such postponed payment.
1.2Penalty
The Issuer shall pay a penalty to the Bondholders for each day, on which any amount payable under the Bonds remains due and unpaid (the “Unpaid Amount”), at the rate equal to the Coupon Interest Rate specified in the relevant Offer Terms. The amount of penalty payable per any Unpaid Amount in respect of any Bonds shall be equal to the product of the coupon interest specified in the relevant Offer Terms, the Unpaid Amount and the number of calendar days on which any such Unpaid Amount remains due and unpaid divided by 360 (three hundred and sixty), rounding the resultant figure to the nearest cent, half of any such cent being rounded upwards.
1.3Events of Default
The Bonds shall become immediately due and repayable at their Nominal Value, together with any accrued coupon interest, if any of the following events (the “Events of Default”) occurs and continues for more than 30 (thirty) calendar days:
•the Issuer shall fail to pay any interest on any Bond when due; or
•the Issuer shall fail to redeem any Bonds when due; or;
•the Issuer is in default in the performance, or is otherwise in breach, of any of the following obligations:
othe Issuer shall not amend the Prospectus unless agreed upon in writing with the Bondholders of at least three-fourth in principal amount of the Bonds outstanding;
othe Issuer shall maintain the listing of the Bonds on the Official List of AIX;
othe Issuer shall not amend or substitute any entity in place of the Issuer as the principal debtor in respect of the Bonds, without prior written consent of the Bondholders of at least three-fourth in principal amount of the Bonds then outstanding;
othe Issuer shall pay any penalty due to any Bondholder in accordance with section 3.2 of this Securities Notes.
1.4Early redemption
Redemption at the Option of the Bondholders
If at any time while any of the Bonds remains outstanding an Event of Default occurs and continues for more than 30 (thirty) calendar days, the Issuer shall, at the option of the Bondholder, upon the Bondholder giving not less than 30 (thirty) days nor more than 45 (forty five) days’ notice from the occurrence of any Event of Default to the Issuer, redeem such Bonds on the day specified in such notice at 100% of its Nominal Value together with coupon interest accrued to (but excluding) the date specified for redemption.
Following the occurrence of any Event of Default in clause 3.3 of the Securities Notes the Issuer may arrange negotiations with the Bondholders in respect of the early redemption at the option of the Bondholders.
Redemption at the Option of the Issuer
Unless otherwise specified in the relevant Offer Terms the Bonds may be redeemed in whole or in part at Nominal Value before their stated maturity at the option of the Issuer only if the Issuer has secured prior written consent(s) of the Bondholders of at least three-fourth in nominal amount of the Bonds then outstanding. Redemption at the Option of the Issuer shall be made in accordance with Clause 3.1 (“Payments”) above.
1.5Meetings of the Bondholders
•The Issuer may from time to time call meetings of the Bondholders for the purpose of consultation with the Bondholders or for the purpose of obtaining the consent of the Bondholders on matters which in terms of this Prospectus require the approval of the Bondholders’ meeting.

•A meeting of the Bondholders shall be called by the Issuer by publication of a relevant notice according to clause 3.6 (“Notices”) of the Securities Notes not less than 14 (fourteen) days before a day of the meeting. Such notice shall set out the time, place and date set for the meeting and the matters to be discussed or decided thereat, including, if applicable, sufficient information on any amendment of the Prospectus that is proposed to be voted upon at the meeting and seeking the approval of the Bondholders. Following a meeting of the Bondholders held in accordance with the provisions contained hereunder, the Issuer shall, acting in accordance with the resolution(s) taken at the meeting, communicate to the Bondholders whether the necessary consent to the proposal made by the Issuer has been granted or withheld. Subject to having obtained the necessary approval by the Bondholders in accordance with the provisions of this clause at a meeting called for that purpose as aforesaid, any such decision shall subsequently be given effect to by the Issuer.
•The amendment or waiver of any of the provisions of and (or) conditions contained in this Securities Notes, or in any other part of the Prospectus, may only be made with the approval of the Issuer and of the Bondholders at a meeting called and held for that purpose in accordance with the terms hereof.
•A meeting of the Bondholders shall only validly and properly proceed to business if there is a quorum present at the commencement of the meeting. For this purpose, at least two Bondholders present, in person, via absentee voting or by proxy, representing not less than 50% (fifty percent) in Nominal Value of the Bonds then outstanding, shall constitute a quorum. If a quorum is not present within 30 (thirty) minutes from the time scheduled for the commencement of the meeting as indicated on the notice convening same, the meeting shall stand adjourned to a place, date and time as shall be communicated by the Issuer to the Bondholders present at that meeting. The Issuer shall within 2 (two) days from the date of the original meeting publish by way of a company announcement the date, time and place where the adjourned meeting is to be held. An adjourned meeting shall be held not earlier than 7 (seven) days, and not later than 15 (fifteen) days, following the original meeting. At an adjourned meeting: the number of the Bondholders present, in person, via absentee voting or by proxy, representing not less than 30% (thirty) in Nominal Value of the Bonds then outstanding, shall constitute a quorum, and only the matters specified in the notice calling the original meeting shall be placed on the agenda of, and shall be discussed at, the adjourned meeting.
•Any person who in accordance with the Articles of the Issuer is to chair the annual general meetings of shareholders shall also chair meetings of the Bondholders.
•Once a quorum is declared present by the chairman of the meeting, the meeting may then proceed to business and address the matters set out in the notice convening the meeting. In the event of decisions being required at the meeting the Issuer or its representative shall present to the Bondholders the reasons why it is deemed necessary or desirable and appropriate that a particular decision is taken. The meeting shall allow reasonable and adequate time for the Bondholders to present their views to the Issuer and the other Bondholders present at the meeting. The meeting shall then put the matter as proposed by the Issuer to a vote of the Bondholders present at the time at which the vote is being taken, and any Bondholders taken into account for the purpose of constituting a quorum who are no longer present for the taking of the vote shall not be taken into account for the purpose of such vote.
•The voting process shall be managed by the secretary elected at the meeting.
•The proposal placed before a meeting of the Bondholders shall only be considered approved if at least 75% (seventy five percent) in Nominal Value of the Bondholders present at the meeting at the time when the vote is being taken, in person, via absentee voting or by proxy, shall have voted in favor of the proposal.
•Save for the above, the rules generally applicable to proceedings at general meetings of the Issuer’s shareholders shall apply to meetings of the Bondholders.
1.6Notices
To the Bondholders
All notices to the Bondholders shall be deemed to have been duly given if, so long as the Bonds are listed on the AIX and so long as the rules of the AIX so require, by publication (i) on the internet website of the AIX at www.aix.kz via AIX RAS or (ii) otherwise in accordance with the regulations of the AIX.
To the Issuer
Notices to the Issuer will be deemed to be validly given if delivered to the Issuer at 16, Dostyk Street, Talan Towers offices, floor 26, Astana, Kazakhstan, or by email (ffspc@ffin.kz) and will be deemed to have been validly given when delivered.
1.7Taxation
Under the Constitutional Law on “Astana International Financial Centre” any interest or capital gain on the securities listed on the AIX are exempt from taxes until 1 January 2066. Accordingly, following the admission of the Bonds to the Official List of the AIX, any income derived from holding or selling the Bonds will be exempt from taxes as long as the Bonds are listed on the AIX Official List. No stamp, registration or other taxes arising out of the transfer of the Bonds exist in the Republic of Kazakhstan.
Important U.S. tax considerations for the non-U.S. Bondholders are detailed in the subsequent section titled “Non-U.S. Bondholders” and investors should read carefully this section for information on U.S. tax implications.
Non-U.S. Bondholders

Under the U.S. tax law, coupon interest payments on the Bonds will be deemed to be payable from a source in the United States. Coupon interest payments made to a non-U.S. Bondholder generally will be subject to U.S. withholding tax at the rate of 30%. The following is a summary of certain U.S. federal income tax considerations for the non-U.S. Bondholder. For purposes of this summary, the term “non-U.S. Bondholder” means a beneficial owner of the Bond who is, for U.S. federal income tax purposes:
• a non-resident alien individual;
• a foreign corporation.
Coupon interest payments
The coupon interest paid on the Bond by the Issuer to the non-U.S. Bondholder will be exempt from U.S. income and withholding tax under the “portfolio debt exemption” provided that:
(1)    the non-U.S. Bondholder does not, directly or indirectly, own 10% or more of the total combined voting shares of FRHC,
(2)    the non-U.S. Bondholder is not a controlled foreign corporation related to the FRHC, directly or indirectly, through the equity ownership,
(3)    the non-U.S. Bondholder is not a bank that acquired the Bonds in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business and
(4)    either
(a)    the non-U.S. Bondholder provides to FF SPC an applicable properly completed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) and any applicable attachments, signed under penalties of perjury, that includes its name and address and that certifies that it is not a U.S. person or in the case of an individual, that the person is neither a citizen or a resident (for U.S. federal income tax purposes) of the United States, in compliance with applicable law and regulations, or
(b)    a securities clearing organization, bank or other financial institution that holds the Bonds in the ordinary course of its trade or business on behalf of the non-U.S. Bondholder provides a statement to FFSPC under penalties of perjury in which it certifies that a properly completed applicable IRS Form W-8BEN or W-8BEN-E (or applicable successor form) has been received by it from the non-U.S. Bondholder or
(c)    the non-U.S. Bondholder holds the Bonds through a “qualified intermediary” and the qualified intermediary furnishes to FFSPC a copy of a properly executed IRS Form W-8IMY (or applicable successor form) and any applicable attachments on behalf of itself (which may, in some circumstances, include a withholding statement and applicable underlying IRS forms sufficient to establish that the non-U.S. Bondholder is not a U.S. Bondholder).
If a non-U.S. Bondholder cannot satisfy the requirements of the portfolio interest exemption described above, coupon interest payments made to such non-U.S. Bondholder generally will be subject to U.S. withholding tax at the rate of 30%, unless the non-U.S. Bondholder provides FFSPC with a properly executed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) establishing an exemption from, or reduction of the withholding tax under the benefit of an applicable tax treaty.
The amount of interest on the Bond paid to a non-U.S. Bondholder and the amount of tax, if any, withheld from such payment generally must be reported annually to the non-U.S. Bondholder and to the IRS. The IRS may make this information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which the non-U.S. Bondholder is a resident.
Provided that a non-U.S. Bondholder has complied with certain reporting procedures (usually satisfied by providing an applicable properly completed IRS Form W-8BEN or IRS Form W-8BEN-E) or otherwise establishes an exemption, the non-U.S. Bondholder generally will not be subject to U.S. withholding tax with respect to coupon interest payments on, and the proceeds from a disposition of, a bond, unless FFSPC knows or have reason to know that the Bondholder is a U.S. person or otherwise is ineligible for the portfolio debt exception.
U.S. Bondholders
Bondholders who are U.S. persons for tax purposes (“U.S. residents) are required to provide Form W-9 to FFSPC.
If a Bondholder is a U.S resident and fails to provide a valid Form W-9, or it is provided incorrectly or late, they may face backup withholding tax on their interest payments and on their gross proceeds upon subsequent disposition of the bonds. All payments (and tax withheld where applicable) will be reported to both the IRS and the U.S. resident on the appropriate Form 1099 series form.
Important information
This tax summary is intended for general information purposes only and does not constitute tax advice. For specific advice related to a Bondholder’s tax situation, Bondholders are encouraged to consult with a tax advisor. This will ensure compliance with the complex and evolving U.S. tax laws and regulations.

4.Other information
4.1.Audit and source of information including use of expert reports
The Issuer’s financials for year ended on 31 March 2023 audited by Deloitte LLP and financials for year ended on 31 March 2024 and for year ended on 31 March 2025 audited by the Branch of SFAI Kazakhstan in the AIFC – are included in Schedule 5 of this Prospectus.
5.Admission to listing and trading
Dates of admission to listing and trading on AIX and estimate of the total expenses related to the admission to trading will be specified in respective Offer Terms of each Tranche.

Olga Baskakova, Director
(Name, title)
/s/ Olga Baskakova (seal)
(Signature, stamp)
12 December 2025
Date

GLOSSARY

“AIFC”	Astana International Financial Centre
“Acting Law of the AIFC”	Regulatory acts specified in article 4 of the Constitutional statute of the Republic of Kazakhstan №438-V of 7 December 2015 “On the Astana International Financial Centre”
“AIX”	Astana International Exchange Limited
“AIX CSD”
Astana International Exchange Central Securities Depository Limited, a private company incorporated under the Acting law of the AIFC responsible for daily cash and securities settlement and depositary activities.

“AIX RAS”
AIX Regulatory Announcement Service, a service providing issuers with a method of declaring information and any other continuous and/or periodic disclosures that must be released to the market either under the ongoing reporting requirements or as required otherwise

“AIX Registrar”
Astana International Exchange Registrar Limited, a company incorporated in AIFC under company identification number 180840900010 with its registered office at 55/19, Mangilik El Avenue, Astana, Kazakhstan.

“Articles”	Articles of Association of the Issuer.
“bln”	Billion.
“Bond Registry”	The register of the Bondholders that is maintained by AIX Registrar on behalf of that Issuer.
“Bonds”	Bonds issued by the Issuer under the Programme (same as “Securities”).
“Bondholder”	A legal owner of the Bond which is recorded in the register of the holders of the Bonds maintained by AIX Registrar.
“Business Day”	A day on which banks and exchange markets are open for business in the Republic of Kazakhstan.
“Coupon Interest Rate”	The annual interest rate paid on the Bonds and expressed as a percentage of the Nominal Value.
“Coupon Payment Dates”	The first day of the coupon interest payment period.
“Earnings coverage ratio”	Equals to consolidated net income applicable to common shareholders plus income taxes, interest on long-term and short-term debt, divided by interest on long-term and short-term debt.
“Events of Default”	A partial or complete failure to fulfil the Issuer’s obligations with respect to the Bonds as described in the Prospectus and the relevant Offer Terms.
“FFSPC”	Freedom Finance SPC Ltd. (same as “Issuer”).
“FRHC”	Freedom Holding Corp.
“General Meeting”	A meeting of the Issuer’s shareholders.
“IRS”	Internal Revenue Service, the revenue service for the United States federal government, which is responsible for collecting U.S. federal taxes.
“Issue Date”	The issue date of the relevant Tranche from which the Bondholder is entitled to receive coupon interest.
“Issuer”	Freedom Finance SPC Ltd. (same as “FFSPC”).
“KZT”	The lawful currency of the Republic of Kazakhstan.
“Lead Manager”	Freedom Finance Global PLC.
“Maturity Date”	The day following the last day of the Bond circulation period (the first day of the Bonds’ redemption period).
“mln”	Million.
“Nominal Value”	Redemption price of the Bonds as per relevant Offer Terms.
“Official List”	The list of securities, units or derivatives and a right or interest in the relevant security, unit or derivative maintained by AIX.
“Offer Terms”	Offer terms of each Tranche issued under the Programme.

“Ordinary Resolution”
A resolution passed by a simple majority of the votes of the Issuer’s shareholders who (being entitled to do so) vote in person or, if proxies are allowed, by proxy, at a General Meeting for which notice specifying the intention to propose the resolution was duly given, and includes an Ordinary Resolution in writing passed under section 100 (Resolution in writing of Private Companies) of the AIFC Companies Regulations.

“Person”	Any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other legal entity, whether or not having separate legal personality.
“Programme”	U.S.$1,000,000,000 bond Programme established by the Issuer.
“Prospectus”	This document, which has been prepared in accordance with the MAR Rules regarding to the Programme and the Bonds.
“Record Date”	The last day of a period for which coupon interest payment is due.
“Securities”	Bonds issued by the Issuer under the Programme (same as “Bonds”).
“Special Resolution”
A resolution passed by at least 75% of the votes of the Issuer’s shareholders (or the shareholders of the relevant class of the Issuer’s shares) who (being entitled to do so) vote in person or, if proxies are allowed, by proxy, at a General Meeting for which notice specifying the intention to propose the resolution was duly given, and includes a Special Resolution in writing passed under section 100 (Resolutions in writing of Private Companies) of the AIFC Companies Regulations.

“Tranche”	Each series of the Bonds issued under the Programme.
“U.S. Dollars” and “U.S.$”	The lawful currency of the United States.

SCHEDULE 1. RESPONSIBILITY STATEMENT
a)The Issuer, having made all the reasonable enquiries, accept responsibility for this Prospectus and confirms that this Prospectus complies with the requirements set out in Section 69 of the AIFC Framework Regulations №18 of 2018 and Part 1 of the AIFC Market Rules.
Most of the information reflected in this Prospectus has been received by the Issuer from the Auditor’s reports, constituent documents, public data placed on the website of the authorized state bodies. The Issuer confirms that such information has been accurately reproduced and is able to ascertain from information published by such third parties that no facts have been omitted which would render the reproduced information inaccurate or misleading.
Neither the delivery of this Prospectus nor the offering, sale or delivery of any Bonds shall in any circumstances create any implications that there has been no adverse change, or any event reasonably likely to involve an adverse change, in the condition (financial or otherwise) of the Issuer since the date of this Prospectus.
On behalf of the Issuer, the General Director of the Issuer confirms that this Prospectus complies with the requirements set out in Section 69 of the AIFC Framework Regulations №18 of 2018 and Part 1 of the AIFC Market Rules and contains all information which is material in the context of the issue and offering of the Bonds, that the information contained in this Prospectus is correct to the best of his knowledge and that no material facts or circumstances have been omitted.
b)The Issuer’s Board of Directors is responsible for the information contained in the Prospectus, which to any extent relates to the Issuer’s financial activity and financial statements.
c)The persons responsible for the content of this Prospectus are those responsible for the content of this Prospectus in accordance with clauses (a) and (b) of this Schedule and MAR 1.9.1.

Freedom Finance SPC Ltd., as the Issuer
Olga Baskakova, Director
(Name, title)
/s/ Olga Baskakova (seal)
(Signature, stamp)
12 December 2025
Date
16, Dostyk Street, Talan Towers offices, floor 26, Astana, Kazakhstan
(Address)

SCHEDULE 2: FORM OF OFFER TERMS TEMPLATE
Freedom Finance SPC Ltd.
(Incorporated as a special purpose company under the legislation of the Astana International Financial Centre)
OFFER TERMS
OF THE [currency, amount of the Tranche] BONDS DUE [date] ____(ISIN:_______)
ISSUED UNDER U.S.$1,000,000,000 BOND PROGRAMME
unconditionally and irrevocably guaranteed by Freedom Holding Corp.
The Bonds will be constituted by and have the benefit of a U.S.$1,000,000,000 Programme established by Freedom Finance SPC Ltd. valid until 31 December 2040. This document is the Offer Terms of the [number of the Tranche] Tranche issued under the Programme. The Bonds of this Tranche have been issued under the Programme and in accordance with the Acting Law of the Astana International Financial Centre. Terms used herein shall be deemed to be defined as such for the purposes of the conditions set forth in the Prospectus dated 17 December 2025. This document constitutes the Offer Terms of the Bonds described herein. This document is prepared for the purposes of the AIFC rules and must be read in conjunction with the Prospectus. Full information on the Issuer and the offer of the Bonds is only available on the basis of the combination of these Offer Terms and the Prospectus. The Offer Terms and the Prospectus have been published on the website of the Astana International Exchange at https://www.aix.kz and on the website of the Issuer at https://fbroker.kz/products/freedombonds.
The Offer Terms of this Tranche were approved by the Resolution of FRHC’s Board of Directors on [date].
AIX and its related companies and their respective directors, officers and employees do not accept responsibility for the content of the information included in this document including the accuracy or completeness of any information or statements included in it. Liability for this document lies with the issuer of this document and other persons such as Experts whose opinions are included in this document with their consent. Nor has the AIX, its directors, officers or employees assessed the suitability of the securities to which this document relates for any particular investor or type of investor. If you do not understand the contents of this document or are unsure whether the securities are suitable for your individual investment objectives and circumstances, you should consult an authorised financial advisor.
The payment of all amounts including interest and (or) principal payments, and (or) penalty owing by Freedom Finance SPC Ltd in respect of the Bonds are unconditionally and irrevocably guaranteed by Freedom Holding Corp. (in such capacity, the ”Guarantor”) pursuant to a Guarantee agreement entered into between the Issuer and Guarantor (the ”Guarantee”) on 12 December 2025.
In the case of bankruptcy or default by the Guarantor the investors may not recover the amounts they are entitled to and risk losing all or part of their investment, and the investors’ liability might not be limited to the amount of the investment. Civil liability attaches only to those Persons who have tabled the summary including any translation thereof, but only where the summary is misleading, inaccurate or inconsistent, when read together with the other parts of the Prospectus, or where it does not provide, when read together with the other parts of the Prospectus, key information in order to aid investors when considering whether to invest in the Bonds.
Terms defined in the Prospectus have the same meanings in these Offer Terms unless they are expressly defined herein.

Type of Securities
Issue and trading currency
Aggregate principal amount
Nominal Value
Number of Bonds offered
ISIN
Issue Date
Maturity Date
Admission to listing and trading
Coupon Payment Dates
Payments
Coupon Interest Rate
Offering method
Offer period opening and closing date
Allotment of the Bonds
Early redemption at the Option of the Bondholders – Put Option
Early redemption at the Option of the Issuer – Call Option
Estimated expenses
Estimated net amount of proceeds

(Name, position)

(Stamp and Signature)

Date

SCHEDULE 3. GUARANTEE AGREEMENT DATED 12 DECEMBER 2025

SCHEDULE 4. GROUP STRUCTURE

As of September 30, 2025 (continued on next page)

- duplication of Freedom finance Special Purpose Company LTD in the corporate structure
- duplication of Freedom finance Freedom Payments LLC in the corporate structure
- new companies
Timur Turlov (Kazakhstan)
69.335%
Freedom Holding Corp. (US) Holding company
99%
1
Freedom Kazakhstan Ltd. Private Company (Kazakhstan) Holding company
1%
Freedom Finance Special Purpose Company LTD (Kazakhstan) Insruance of debt securities
100%
2
Freedom Ventures Ltd (Kazakhstan) investment company
100%
3
Freedom Tech Ltd (Kazakhstan) IT services
100%
4
Freedom Events LLP (Kazakhstan) Organization and holding of events
100%
5
CLUB T LLP (Kazakhstan) Restaurant and Cafe Operations
100%
6
Freedom Telecom Holding Ltd (Kazakhstan) Telecommunications
100%
15
CLUB T ASTANA LLP (Kazakhstan) Restaurant and Cafe Operations
100%
16
"Freedom Advertising" Ltd. (Kazakhstan) Advertising
100%
17
Internet-Tourism LLP ("Internet Tourism") (Kazakhstan) Online travel ticket aggregator
100%
18
Ticketon Events LLP (Kazakhstan) online ticket sales
100%
22
Freedom Technologies LLP (Kazakhstan) Payment Services
100%
28
Aviata LLP ("Aviata") (Kazakhstan) Online travel ticket aggregator
100%
7
Freedom Telecom Operations LLP (Kazakhstan) Wireless telecommunications
99%
8
Freedom Media LLP (Kazakhstan) Media and entertainment
100%
9
Astel LLP (Kazakhstan) Telecommunications
100%
10
Freedom Cloud (ex. DITel LLP) (Kazakhstan) Telecommunications
100%
11
SilkNetCom LLP (Kazakhstan) Telecommunications
100%
12
Elitecom LLP (Kazakhstan) Telecommunications
100%
13
"Arna-Sprint Data Communications" JSC (Kazakhstan) Telecommunications
100%
14
Astel JSC (Kazakhstan) Telecommunications
100%
19
Chiptahoi Muosir LLC (ООО "Тикетон Ивентс Таджикистан") Online ticket sales
100%
20
Ticketon Events KG LLC (ОсОО "Тикетон Ивентс КГ" (Kyrgyzstan) Online ticket sales
100%
21
Ticketon LLC (ООО «TICKETON» (Uzbekistan) Online ticket sales
99%
23
"Freedom Processing " LLP (Kazakhstan) IT solutions and products processes data for payment services
1%
99%
24
Freedom Pay LLP (Kazakhstan) Support activities for the provision of financial services
1%
99%
26
"Freedom Pay Kyrgyzstan" LLC (Kyrgyzstan) Provision of payment services
50%
27
"Freedom Payments" LLC (Uzbekistan) Provision of payment services
99%
25
Paybox Money LLP (Kazakhstan) Implementation of payment services
1%

As of September 30, 2025 (continued on next page)

- duplication of Freedom finance Special Purpose Company LTD in the corporate structure
- duplication of Freedom finance Freedom Payments LLC in the corporate structure
- new companies
Timur Turlov (Kazakhstan)
69.335%
Freedom Holding Corp. (US) Holding company
100%
29 Arbuz Group LLP ("Arbuz") (Kazakhstan) Online retail trade and e-commerce
100%
33 Freedom Horizons LLP (Kazakhstan) Business consulting and services
100%
34 Freedom Management Ltd (UAE) Consulting company
100%
37 Freedom Finance FZE (UAE) Consulting company
100%
38 Freedom Finance Commercial LLP (Kazakhstan) Sales consulting
100%
39 Freedom Finance Armenia LLC (Armenia) Securities Broker-Dealer
100%
40 Freedom Finance Special Purpose Company LTD (Kazakhstan) Insurance of debt securities
100%
41 Freedom Finance Azerbaijan LLC (Azerbaijan) Financial Educational Center
100%
42 FREEDOM FINANCE TECHNOLOGIES LTD (Cyprus) IT Development Company
100%
30 Prime Retail LLP("Kazakhstan") Online retail trade and e-commerce
100%
31 Retail Prime Astana LLp ("Kazakhstan") Online retail trade and e-commerce
100%
32 Arbuz Pharma LLP ("Kazakhstan") Retail (pharmaceuticals)
100%
35 Freedom Broker Global Markets Ltd (UAE) Securities Broker-Dealer
100%
36 Freedom Holding Telecom International FZE (UAE) Telecommunications

As of September 30, 2025 (continued on next page)

- duplication of Freedom finance Special Purpose Company LTD in the corporate structure
- duplication of Freedom finance Freedom Payments LLC in the corporate structure
- new companies
Timur Turlov (Kazakhstan)
69.335%
Freedom Holding Corp. (US) Holding company
100%
43 FREEDOM FINANCE EUROPE LTD. (Cyprus) Securities Broker-Dealer
100%
55 Freedom Finance LLC (Uzbekistan) Securities Broker-Dealer
50%
"Freedom Payments" LLC (Uzbekistan) Provision of payment services
100%
56 FREEDOM FINANCE GLOBAL PLC. (Kazakhstan) Securities Broker-Dealer
100%
57 Freedom Capital Markets (ex. Prime Execusion) (US) Securities Broker-Dealer
100%
58 FFIN Securities Inc. (US) Dormant
100%
59 Freedom Prime UK Limited (UK, London) Management Consulting
100%
60 Freedom Finance JSC (Kazakhstan) Securities Broker-Dealer
100%
66 Freedom Shapagat Corporate Fund (Kazakhstan) Non-profit organization
100%
61 Life Insurance Company Freedom Finance Life JSC (Kazakhstan) Life/Health Insurance
100%
62 Bank Freedom Finance Kazakhstan JSC (Kazakhstan) Commercial bank
100%
65 Insurance Company Freedom Finance Insurance (Kazakhstan) (Insurance Company London Almaty JSC was merged with FF Insurance) General insurance companies (merged)
100%
63 OUSA NOVA LLP (Kazakhstan) Stress asset management company
100%
64 ЗАО "Фридом Банк Таджикистан" (Tajikistan) Commercial Bank
100%
44 Freedom24 France (Cyprus) Tied agent of Freedom EU
100%
45 Freedom 24 Austria GmbH (Austria) Tied agent of Freedom EU
100%
46 Freedom24 Iberia SL (Spain) Tied agent of Freedom EU
100%
47 Freedom 24 Netherlands B.V. Tied agent of Freedom EU
100%
48 Freedom24 Bulgaria VCC Tied agent of Freedom EU
100%
49 Freedom 24 Chess Masters LTD (Cyprus) Chess Academy
100%
50 Freedom24 Greece Single Member P.C. Tied agent of Freedom EU
100%
51 Freedom 24 Poland Tied agent of Freedom EU
100%
52 FREEDOM FINANCE GERMANY GmbH (Germany) Tied agent of Freedom EU
100%
53 Freedom24 Lithuania, UAB Tied agent of Freedom EU
100%
54 Freedom Property Ltd (Cyprus) Asset management company

SCHEDULE 5. AUDITED FINANCIAL STATEMENTS